Use these links to rapidly review the document

AGREEMENT AND PLAN OF MERGER TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DOVER SADDLERY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dover Saddlery, Inc.
525 Great Road
Littleton, MA 01460

May 4, 2015

To Our Stockholders:

        On behalf of the board of directors of Dover Saddlery, Inc. ("Dover" or the "Company"), we invite you to attend the 2015 annual meeting of stockholders to be held at Westford Regency and Conference Center, 219 Littleton Road, Westford, Massachusetts 01886, on Friday, May 29, 2015 at 10:00 a.m., local time. At the annual meeting, holders of our common stock, par value $0.0001 per share ("common stock"), will be asked to consider and vote on (1) the election of two Class I Directors to our board, (2) ratification of the Company's independent registered public accounting firm, (3) adoption of an Agreement and Plan of Merger, as the same may be amended (the "merger agreement"), dated as of April 13, 2015, by and among the Company, Dover Saddlery Holdings, Inc., a Delaware corporation ("Buyer"), and Dover Saddlery Merger Sub, Inc., a Delaware corporation and, a wholly-owned subsidiary of Buyer ("Merger Sub"), (4) an advisory (non-binding) vote on a proposal to approve certain compensation arrangements with the Company's named executive officers, (5) a proposal to approve the adjournment of the 2015 annual meeting of stockholders, if necessary, to solicit additional proxies, and (6) any other business that may properly come before the annual meeting.

        As previously announced, the Company entered into the merger agreement with Buyer and Merger Sub on April 13, 2015. If the merger is completed, Merger Sub will be merged with and into the Company, with the Company surviving the merger and each share of Dover common stock that you own immediately prior to the effective time of the merger (other than shares held by the Company, Buyer or Merger Sub, and shares held by shareholders exercising appraisal rights, as described in more detail in the attached proxy statement), will be converted into the right to receive $8.50 in cash (the "merger consideration"), without interest and less applicable withholding taxes.

        Following the completion of the merger, Buyer will own all of the Company's issued and outstanding capital stock, and the Company will continue its operations as a wholly owned subsidiary of Buyer. As a result, the Company will no longer have its stock listed on the NASDAQ Capital Market, and will no longer be required to file periodic and other reports with the Securities and Exchange Commission with respect to Dover common stock. If the merger is approved and consummated, you will no longer have an equity interest in the Company and will not participate in any potential future earnings of the Company.

        Certain stockholders of the Company owning approximately 25.6% of the outstanding shares of Dover common stock as of April 13, 2013 have entered into support agreements with Buyer and Merger Sub, pursuant to which each such stockholder has agreed to, among other things, vote, or cause to be voted, outstanding shares of Dover common stock beneficially owned by such stockholder in favor of the adoption of the merger agreement and any related proposal in furtherance of the transactions contemplated by the merger agreement. The support agreements are described in more detail in the attached proxy statement.

        The Company's Board of Directors has approved and authorized the merger agreement and the transactions contemplated by the merger agreement, including the merger, determined that the merger agreement is advisable and in the best interest of our stockholders, and unanimously recommends that you vote "FOR" adoption of the merger agreement. In arriving at its recommendations, the Company's

Board of Directors carefully considered a number of factors described in the accompanying proxy statement. In making its determination with respect to the merger agreement, the Company's Board of Directors did not obtain a fairness opinion from an independent financial advisor, in light of the extensive marketing process that was undertaken. In considering the recommendation of the Company's Board of Directors, you should be aware that some of the Company's directors and its executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests are also described in more detail in the accompanying proxy statement.

        If your shares are held in "street name" by your broker, bank or other nominee, your broker, bank or other nominee will be unable to vote your shares without receiving instructions from you. You should instruct your broker, bank or other nominee to vote your shares, and you should do so following the procedures provided by your broker, bank or other nominee. Failure to instruct your broker, bank or other nominee to vote your shares will have the same effect as voting against adoption of the merger agreement.

        If you do not hold your shares in "street name" and you complete, sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of adoption of the merger agreement. If you fail to return your proxy card and fail to vote at the annual meeting, the effect will be the same as a vote against adoption of the merger agreement. Returning the proxy card does not deprive you of your right to attend the annual meeting and vote your shares in person.

        Your proxy may be revoked at any time before it is voted by submitting a later-dated proxy to Broadridge Financial Solutions, Inc., the Company's proxy tabulation agent, by telephone or by mail, by submitting a written revocation to the Company's corporate secretary prior to the vote at the annual meeting, or by attending and voting in person at the annual meeting. For shares held in "street name," you may revoke or change your vote by submitting instructions to your bank, broker or other nominee.

        Any holder of Dover common stock who does not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Dover common stock in lieu of the merger consideration if the merger is completed, but only if they submit a written demand for appraisal of their shares before the taking of the vote on the merger agreement at the annual meeting and they comply with all requirements of Section 262 of the General Corporation Law of the State of Delaware for exercising appraisal rights, which are summarized in the accompanying proxy statement.

        The merger cannot be completed unless the holders of a majority of the outstanding shares of Dover common stock approve and adopt the merger agreement. Whether or not you plan to attend the annual meeting, please complete, sign and return the enclosed proxy card or submit your proxy by following the instructions on the proxy card. If there are insufficient votes at the time of the annual meeting to authorize the Merger Agreement, the Company will ask you to consider and vote upon a proposal to adjourn the annual meeting to solicit additional proxies.

        The obligations of the Company and Buyer to complete the merger are also subject to the satisfaction or waiver of other conditions, including the approval of the merger and the merger agreement by the required vote of the stockholders.

        The Company's common stock currently trades on the NASDAQ Capital Market stock exchange under the symbol "DOVR."

        The accompanying proxy statement is the proxy statement of Dover Saddlery, Inc. for the 2015 annual meeting of stockholders. More information about Dover Saddlery, Inc., the merger agreement, the merger, the business to be conducted at the meeting, and the procedures to be followed at the meeting is contained in the accompanying proxy statement. We encourage you to read the accompanying proxy statement carefully before voting.

        The board of directors of Dover Saddlery, Inc. unanimously recommends that the Company's stockholders vote "FOR" each of the proposals listed in this letter and further described in the accompanying proxy statement.

Sincerely,

Stephen L. Day
 Chairman of the Board and
Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or the merger agreement, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the proxy statement. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated May 4, 2015, and is first being mailed to stockholders of Dover Saddlery, Inc. on or about May 4, 2015.

Dover Saddlery, Inc.
525 Great Road
Littleton, MA 01460

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2015

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope.

To the stockholders of Dover Saddlery, Inc.:

        NOTICE IS HEREBY GIVEN that the 2015 annual meeting of stockholders of Dover Saddlery, Inc., a Delaware corporation ("Dover" or the "Company"), will be held at Westford Regency and Conference Center, located at 219 Littleton Road, Westford, Massachusetts 01886, on Friday May 29, 2015 at 10:00 a.m., local time, for the purposes of considering and acting upon:

  •
  a proposal to elect two directors in Class I to the board of directors of Dover Saddlery, Inc. to serve until the closing of the merger (as defined below) or, if the merger is not completed, until the 2018 annual meeting of stockholders of Dover and until their respective successors have been duly elected and qualified;

  •
  a proposal to ratify the appointment by the Dover Audit Committee of McGladrey, LLP as the independent registered public accounting firm of Dover for the fiscal year ending December 31, 2015;

  •
  a proposal to approve and adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "merger agreement"), dated as of April 13, 2015, by and among the Company, Dover Saddlery Holdings, Inc., a Delaware corporation ("Buyer"), and Dover Saddlery Merger Sub, Inc., a Delaware corporation and, a wholly-owned subsidiary of Buyer ("Merger Sub"), providing for the merger of Merger Sub with and into the Company (the "merger"), with the Company surviving the merger as a wholly-owned subsidiary of Buyer;

  •
  an advisory (non-binding) proposal to approve certain agreements or understandings with and items of compensation payable to the Company's named executive officers that are based on or otherwise related to the merger, as described in more detail in this proxy statement (the "golden parachute" compensation);

  •
  a proposal to approve the adjournment of the 2015 annual meeting of stockholders, if necessary, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt the merger agreement; and

  •
  such other business as properly may come before the 2015 annual meeting of stockholders or any other adjournments or postponement thereof.

        The board of directors of Dover is not aware of any other business to be presented to a vote of the stockholders at the 2015 annual meeting of stockholders.

        This year's annual meeting is significant, and your vote is important, regardless of the number of shares of common stock you own. If you do not expect to attend the 2015 annual meeting of stockholders in person, you are requested to vote by submitting a proxy for your shares using the toll-free number or the website provided on your proxy card, or if you received Dover's proxy materials by mail, completing, signing, and dating the enclosed proxy card and returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the U.S.

        Voting by phone, Internet, or mail will not prevent you from later revoking your proxy and voting in person at the 2015 annual meeting of stockholders. If you want to vote at the 2015 annual meeting of stockholders, but your shares are held in street name by a broker, bank, or other nominee, you will need to obtain proof of ownership as of April 16, 2015 and a proxy to vote the shares from your broker, bank, or other nominee. Even if you plan to attend the annual meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares of common stock will be represented at the annual meeting if you are unable to attend. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the proposal to approve and adopt the merger agreement.

        The board of directors of Dover has fixed the close of business on April 16, 2015 as the record date for determination of Dover stockholders entitled to receive notice of, and to vote at, the 2015 annual meeting of stockholders or any adjournments or postponement thereof. A list of the names of Dover stockholders of record will be available for ten days prior to the 2015 annual meeting of stockholders for any purpose germane to the 2015 annual meeting of stockholders between the hours of 9:00 a.m. and 5:00 p.m., local time, at Dover Saddlery, Inc.'s headquarters, 525 Great Road, Littleton, Massachusetts 01460. The Dover stockholder list will also be available at the 2015 annual meeting of stockholders for examination by any stockholder present in person at the 2015 annual meeting of stockholders.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the election of the two Class I director nominees, ratification of the Company's independent registered public accounting firm, the proposal to approve and adopt the merger agreement, the advisory (non-binding) proposal to approve specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, the proposal to adjourn the annual meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to approve and adopt the merger agreement, and the proposal to approve any other business that may properly come before the annual meeting. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting and will have the same effect as a vote against the adoption of the merger agreement, but will not affect the election of the two Class I director nominees, the ratification of the Company's independent registered public accounting firm, the advisory vote to approve specified compensation that may become payable to the named executive officers of the Company in connection with the merger, the vote regarding the adjournment of the annual meeting to solicit additional proxies, if necessary or appropriate and the vote on any other business that may properly come before the meeting.

        Your proxy may be revoked at any time before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

        The board of directors of the Company (the "board") unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) recommended the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the annual meeting. Information relating to the above matters is set forth in the attached proxy statement, which is incorporated into this notice by reference.

        After careful consideration, our board unanimously recommends that the stockholders of the Company vote "FOR" the election of two Class I Directors to our board, "FOR" ratification of the Company's independent registered public accounting firm, "FOR" adoption of the merger agreement, "FOR" the advisory (non-binding) proposal to approve certain compensation arrangements with the Company's named executive officers, "FOR" the proposal to approve the adjournment of the 2015 annual meeting of stockholders, if necessary, to solicit additional proxies and "FOR" the proposal to approve any other business that may properly come before the annual meeting.

By Order of the Board of Directors of Dover Saddlery, Inc.
Jonathan A. R. Grylls Corporate Secretary

Littleton, Massachusetts
May 4, 2015

        The accompanying proxy statement provides a detailed description of the merger agreement, the merger, and the other matters to be considered at the 2015 annual meeting of stockholders. We urge you to read the accompanying proxy statement, including any documents incorporated by reference into the accompanying proxy statement/prospectus, and its annexes, carefully and in their entirety. If you have any questions concerning the merger agreement, the other proposals, or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/prospectus, or need help voting your shares, please contact the Company's Secretary at 978-952-8062.

        Important notice regarding the Internet availability of proxy materials for the 2015 annual meeting of stockholders to be held on May 29, 2015: This notice of 2015 annual meeting of stockholders, the accompanying proxy statement, and Dover's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at http://investor.shareholder.com/DOVR/investor_materials.cfm.

Proxy Statement

DOVER SADDLERY, INC.
525 GREAT ROAD
LITTLETON, MA 01460

PROXY STATEMENT

General Information About the Meeting

        This proxy statement contains information related to an annual meeting of stockholders of Dover Saddlery, Inc. to be held on May 29, 2015, at Westford Regency and Conference Center, 219 Littleton Road, Westford, Massachusetts 01886 at 10:00 a.m., local time, and at any adjournments or postponements thereof. We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Company's board of directors for use at the annual meeting. At the annual meeting you will be asked to, among other things, consider and vote on the adoption of the merger agreement. This proxy statement is dated May 4, 2015, and is first being mailed to stockholders on or about May 4, 2015.

 SUMMARY REGARDING THE MERGER AND ANNUAL MEETING

        This summary discusses material information contained in this proxy statement, including with respect to the annual meeting, the merger agreement, the merger and the other agreements entered into in connection with the merger. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you. The items in this summary include page references directing you to a more complete description of that topic in this proxy statement. You may obtain additional information without charge by following the instructions in "Where You Can Find More Information" beginning on page 109.

        The merger agreement is attached to this proxy statement as Annex A. You are encouraged to read the merger agreement because it constitutes the legal document that contains the terms and conditions of the merger.

        Unless stated otherwise or the context otherwise requires, in this proxy statement, all references to:

  •
  "Dover," the "Company," "we," "our," or "us" refer to Dover Saddlery, Inc., a Delaware corporation;

  •
  "Buyer" refers to Dover Saddlery Holdings, Inc., a Delaware corporation and "Merger Sub" refers to Dover Saddlery Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer;

  •
  "common stock" refers to the Company's common stock, par value $0.001 per share;

  •
  the "board" refers to the board of directors of the Company;

  •
  the "merger agreement" refers to the Agreement and Plan of Merger, dated as of April 13, 2015, as it may be amended from time to time, by and among the Company, Buyer and Merger Sub, a copy of which is included as Annex A to this proxy statement;

  •
  the "merger" refers to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation; and

  •
  the "SEC" refers to the U.S. Securities and Exchange Commission.

The Parties to the Merger Agreement (Page 60)

Dover Saddlery, Inc.

        Dover Saddlery, Inc. is a Delaware corporation with principal executive offices located at 525 Great Road, Littleton, Massachusetts 01460. Dover is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, Dover sells products for horses and riders through catalogs, the Internet and 28 company-owned retail stores in the United States.

        Additional information about Dover is contained in our public filings with the SEC, which are incorporated by reference herein. See "Where You Can Find More Information."

Dover Saddlery Holdings, Inc. and Dover Saddlery Merger Sub, Inc.

        Each of Dover Saddlery Holdings, Inc. and Dover Saddlery Merger Sub, Inc. is a Delaware corporation. The principal executive offices of both Buyer and Merger Sub are located at 950 Winter Street, Suite 4200, Waltham, Massachusetts 02451. Merger Sub is a wholly owned subsidiary of Buyer. Buyer and Merger Sub are affiliates of Webster Capital ("Webster"), and at the closing of the transactions contemplated by the merger agreement, funds managed by Webster and affiliates of QIC

("QIC"), one of the largest institutional investors in funds managed by Webster, will own substantially all the equity of Buyer.

        Each of Buyer and Merger Sub were formed by Webster solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and have not engaged in any business except for activities incidental to their formation and as contemplated by the merger agreement.

The Annual Meeting (Page 21)

        The annual meeting will be held at Westford Regency and Conference Center, 219 Littleton Road, Westford, Massachusetts 01886 on May 29, 2015, at 10:00 a.m. local time.

Proposals to be Voted on at the Annual Meeting (Page 21)

        At the annual meeting, you will be asked to consider and vote upon the following proposals:

  •
  to elect two Class I Directors to our board;

  •
  to ratify the appointment of the Company's independent registered public accounting firm;

  •
  to approve and adopt the merger agreement;

  •
  to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger;

  •
  to approve the adjournment of the annual meeting from time to time to solicit additional proxies, if necessary or appropriate, if there are insufficient votes at the time of the annual meeting to approve the proposal to approve and adopt the merger agreement; and

  •
  any other business that may properly come before the annual meeting.

Effect of Merger (Page 60)

        The merger agreement provides that, at the effective time of the merger, each outstanding share of common stock (other than shares owned by the Company, Buyer, Merger Sub, and shares held by holders who are entitled to and properly exercise appraisal rights under Delaware law), will be converted into the right to receive $8.50 in cash (the "merger consideration"). Following the merger, the Company will therefore become a privately held company, wholly owned by Buyer, and the Company's common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended. At the closing of the transactions contemplated by the merger agreement, funds managed by Webster and QIC will own substantially all the equity of Buyer.

Record Date and Quorum (Page 22)

        The holders of record of the common stock as of the close of business on April 16, 2015 (the record date for determination of stockholders entitled to notice of and to vote at the annual meeting), are entitled to receive notice of and to vote at the annual meeting. As of the record date, there were 5,409,492 shares of common stock outstanding.

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of shares of common stock issued and outstanding on the record date will constitute a quorum. Under our bylaws, whether or not there is a quorum at the annual meeting, the chairman of the meeting or the stockholders may adjourn the meeting from time to time without notice other than an announcement at the meeting.

Required Vote (Page 22)

        Pursuant to Delaware law and the Company's bylaws:

  •
  the election of two Class I directors requires a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors (Proposal 1);

  •
  the ratification of selection of the independent registered public accounting firm is a routine matter, and requires the affirmative vote of stockholders holding a majority of the shares of common stock present in person or represented by proxy and entitled to vote (including broker discretionary voting) (Proposal 2);

  •
  the adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of common stock outstanding and entitled to vote (Proposal 3);

  •
  the approval of the advisory (non-binding) proposal on the "golden parachute" compensation requires the affirmative vote of stockholders holding a majority of the shares of common stock present in person or represented by proxy and entitled to vote. This proposal relates to certain compensation payable to the named executive officers of the Company that is based on or otherwise relates to the merger described below in the section titled "Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 4)". The vote to approve the "golden parachute" compensation is advisory only and will not be binding on the Company or Buyer and is not a condition to completion of the merger. If the merger agreement is adopted by the stockholders and completed, this compensation may be paid to the Company's named executive officers even if stockholders fail to approve the compensation proposal (Proposal 4);

  •
  the approval of the proposal to adjourn the annual meeting if there are not sufficient votes to approve and adopt the merger proposal requires the affirmative vote of stockholders holding a majority of the shares of common stock present in person or represented by proxy and entitled to vote (Proposal 5); and

  •
  the approval of the proposal to approve any other business that may properly come before the annual meeting requires the affirmative vote of stockholders holding a majority of the shares of common stock present in person or represented by proxy and entitled to vote (Proposal 6).

        For the Company to complete the merger, under Delaware law, stockholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date must vote "FOR" the merger proposal. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the merger proposal. Abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

Voting Information (Page 23)

        Stockholders will have one vote for each share of common stock owned at the close of business on the record date. Stockholders holding any shares in "street name" by a broker will need to provide the broker with instructions on how to vote the shares. Before voting, we encourage you to read this proxy statement in its entirety, including its appendices, and carefully consider how the merger affects you. Then, submit your completed, dated and signed proxy by Internet, by telephone or by mail, as soon as possible so that your shares can be voted at the annual meeting.

When the Merger Becomes Effective (Page 88)

        We currently expect that we will consummate the merger in the second calendar quarter of 2015, subject to the adoption of the merger agreement by the Company's stockholders as specified in this proxy statement and the satisfaction of the other closing conditions. However, the Company cannot assure that the merger will be completed by any particular date, if at all. The Company will issue a press release once the merger has been completed.

Effects of the Merger Not Being Completed (Pages 99-101)

        If the merger agreement is not approved and adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their Company common stock pursuant to the merger agreement. Instead, we will remain as a public company and shares of the Company common stock will continue to be registered under the Exchange Act and listed and traded on NASDAQ. Under circumstances specified in the merger agreement, we may be required to pay Buyer a termination fee of $2,072,400 (depending on the nature of the termination). Alternatively, under circumstances specified in the merger agreement, we may be entitled to receive from Buyer a termination fee of $2,072,400 (depending on the nature of the termination).

Treatment of Company Stock Options and Warrants (Page 89)

        As of the effective time of the merger, each option and warrant to purchase shares of the Company's common stock which is outstanding immediately prior to the effective time, whether or not exercisable, will be cancelled. In exchange, each holder of an option or warrant that is vested and exercisable immediately prior to the effective time of the merger and has an exercise or purchase price less than the merger consideration will be entitled to receive a cash payment equal to the number of shares of Company common stock subject to the option or warrant multiplied by an amount equal to the excess of the merger consideration over the exercise or purchase price per share subject to the option or warrant. The board approved the acceleration of the vesting of all outstanding options in connection with the change of control contemplated by the merger. These amounts will be reduced by all applicable tax withholdings. Each option or warrant that is not vested and exercisable immediately prior to the effective time of the merger (taking into account vesting in connection with the change of control contemplated by the merger) or that has an exercise or purchase price equal to or greater than the merger consideration will be forfeited and cancelled for no consideration at the effective time of the merger.

Recommendations of the Company's Board of Directors (Pages 72)

        The board unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) recommended the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the annual meeting.

        The board unanimously recommends that the stockholders of the Company vote "FOR" the election of two Class I Directors to our board, "FOR" ratification of the Company's independent registered public accounting firm, "FOR" adoption of the merger agreement, "FOR" the advisory (non-binding) proposal to approve certain compensation arrangements with the Company's named executive officers, "FOR" the proposal to approve the adjournment of the 2015 annual meeting of stockholders, if necessary, to solicit additional proxies and "FOR" the proposal to approve any other business that may properly come before the annual meeting.

        For a description of the reasons considered by the board in deciding to recommend approval of the merger proposal, see "The Merger (Proposal 3)—Reasons for the Merger." In making its determination with respect to the merger agreement, the Company's Board of Directors did not obtain a fairness opinion from an independent financial advisor, in light of the extensive marketing process that was undertaken.

Interests of the Company's Directors and Executive Officers in the Merger (Page 76)

        In considering the recommendation of the board with respect to the merger proposal, you should be aware that some of the Company's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company's stockholders generally. Interests of officers and directors that may be different from or in addition to the interests of the Company's stockholders include, among others:

  •
  Outstanding stock options that are held by certain directors and executive officers of the Company will immediately vest under the terms of the existing plans in connection with a change of control of the Company (including the merger). The board approved the acceleration of the vesting of all outstanding options in connection with the merger. That means that, while these options would not have otherwise been exercisable, the options will now be exercisable by these directors and executive officers as a result of the merger. The merger agreement provides that the holders of such vested options will receive a cash payment equal to the number of shares of Company common stock subject to the option multiplied by an amount equal to the excess, if any, of the merger consideration over the exercise price per share of such option, as described in more detail in this proxy statement;

  •
  The Company is a party to employment agreements with certain of its executive officers, which provide for enhanced severance benefits in the event of a qualifying termination of employment, including termination without cause or by the executive with good reason within 2 years following the completion of the merger;

  •
  Buyer and certain members of the Company's management have entered into a letter agreement pursuant to which Buyer has agreed to permit these Company executives to contribute cash and/or a portion of their equity in the Company (including options) in exchange for Buyer preferred stock;

  •
  Buyer intends to adopt a stock purchase plan pursuant to which certain Company employees and members of management could purchase up to a total of 200,000 shares of Buyer preferred stock, representing approximately 3% of Buyer's preferred stock;

  •
  Buyer intends to adopt an equity incentive plan, pursuant to which employees of Buyer and its subsidiaries (including officers of the Company) may receive options or other equity interests constituting up to an aggregate of 10% of the fully diluted ownership of Buyer;

  •
  The merger agreement requires Buyer to continue certain of the Company's employee benefits for twelve months after consummation of the merger, and to recognize certain benefits eligibility matters based on employees' past service; and

  •
  The Company's directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement for events and actions prior to the effective time of the merger.

        These interests are discussed in more detail in the section entitled "The Merger (Proposal 3)—Interests of the Company's Directors and Executive Officers in the Merger". The board actively scrutinized and considered the different or additional interests set forth herein along with other relevant matters in approving the merger agreement and the transactions contemplated thereby, including the merger.

Support Agreement (Page 75)

        On April 13, 2015, at the request of Buyer and as a material condition of Buyer's offer of the merger consideration, the Company's Chairman and CEO Stephen Day, Chief Strategy Officer and director Jonathan Grylls and directors David Powers and James Powers, who beneficially own outstanding shares of the Company's common stock, entered into support agreements with Buyer, Merger Sub and the Company to support the merger and other transactions contemplated by the merger agreement. These stockholders collectively beneficially own 1,382,414 outstanding shares of the Company's common stock, which represents approximately 25.6% of the total outstanding shares of common stock as of the record date. Under each support agreement, each such stockholder agreed, among other things, to vote or cause to be voted outstanding shares of common stock beneficially owned by such stockholder (i) in favor of the merger and adoption and approval of the merger agreement, (ii) against any action or agreement that would reasonably be expected to result in a breach of a representation or covenant of the Company in the merger agreement or the stockholder under the support agreement, and (iii) against any acquisition proposal (other than the merger or a superior proposal with respect to which the board has made an adverse recommendation change), amendment to the Company's certificate of incorporation or bylaws, any changes in the Company's capitalization or structure and any other action which could reasonably be expected to impede or interfere with the merger or the other transactions under the merger agreement or the support agreement. With limited exceptions, each such stockholder also agreed not to transfer such shares of the Company's common stock until termination of the support agreement. The support agreement will terminate upon the earliest of (i) the valid termination of the merger agreement in accordance with its terms or (ii) the date on which the merger becomes effective.

Conditions to the Merger (Page 98)

        Each party's obligation to complete the merger is subject to the satisfaction or waiver of the certain conditions including:

  •
  approval of the merger agreement by the Company's stockholders;

  •
  receipt of all required consents if the failure to obtain would make the merger or any of the related transactions illegal;

  •
  no order having been issued by a court preventing the merger and related transactions; and

  •
  no litigation is pending challenging or seeking relief as a result of the merger, merger agreement or other contemplated transactions.

        The obligation of the Company to effect the merger is subject to the fulfillment (or waiver if permissible) of the following conditions:

  •
  Buyer and Merger Sub have performed in all material respects its material agreements contained in the merger agreement required to be performed at or prior to the effective time of the merger; and

  •
  the representations of Buyer and Merger Sub are true and correct in all material respects.

        The obligation of Buyer and Merger Sub to consummate the merger is subject to the fulfillment (or waiver if permissible) of the following conditions:

  •
  the Company has performed in all material respects its material agreements contained in the merger agreement required to be performed at or prior to the effective time of the merger;

  •
  the representations of the Company are true and correct in all material respects, provided that certain representations with respect to capital stock are true in all respects;

  •
  there has not occurred, and there is not continuing, any event which would reasonably be expected to have a material adverse effect on the Company;

  •
  the Company has filed all required filings with the SEC prior to the effective time of the merger; and

  •
  the Company has received consent to the transaction under its loan agreement with Citizens Bank, N.A.

Financing (Page 75)

        Buyer estimates that the total amount required to acquire Dover's outstanding shares is approximately $51,810,025. Buyer expects this amount to be funded through an equity commitment by Webster Capital III, L.P., a Delaware partnership and an affiliate of Buyer ("sponsor"), or one or more of its affiliated funds and/or additional debt capacity arranged by sponsor. The consummation of the merger is not subject to a financing condition. Sponsor's obligation to provide Buyer the full amount of financing to consummate the merger is subject to fulfillment of all conditions to Buyer's obligation to close under the merger agreement.

        Buyer has represented to the Company that the proceeds of the equity financing from sponsor, when funded at the closing under the merger agreement, will be sufficient for Buyer to pay all amounts required to be paid to the Company's stockholders and the holders of Company options and warrants pursuant to the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 79)

        The receipt of cash by holders of common stock in exchange for shares of their common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. EachU.S. holder (as defined in this proxy statement) will recognize a taxable gain or loss equal to the difference between the consideration received (prior to reduction for any applicable withholding taxes) in the merger and the U.S. holder's adjusted tax basis in the shares of Company common stock surrendered. A non-U.S. holder (as defined in this proxy statement) generally will not be subject to U.S. federal income tax on any gain recognized unless certain conditions are met. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

No Solicitation (Page 94)

        Under the merger agreement, the Company agreed that neither it nor any subsidiary nor any of its or their respective affiliates or representatives will, directly or indirectly:

  •
  solicit, initiate or take any action to facilitate or encourage the submission of any acquisition proposal (defined below under "The Merger (Proposal 3)—The Merger Agreement—Other Covenants and Agreements—No Solicitation");

  •
  enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement constituting or relating to any acquisition proposal; or

  •
  enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, otherwise cooperate in any way with, any effort by any third party that is seeking to make, or has made, an acquisition proposal.

        The Company and its subsidiaries and representatives will cease all discussions with any third party conducted prior to the date of the merger agreement with respect to any acquisition proposal. In addition, neither the board nor any committee with authority to approve an acquisition proposal may make any adverse recommendation change (defined below under "The Merger (Proposal 3)—The Merger Agreement—Other Covenants and Agreements—No Solicitation"). However, the board may, prior to the adoption of merger agreement by the Company's stockholders:

  •
  engage in negotiations or discussions with a third party that (so long as the Company complies with the restrictions summarized above) has made a superior proposal (defined below under "The Merger (Proposal 3)—The Merger Agreement—Other Covenants and Agreements—No Solicitation") or an unsolicited bona fide acquisition proposal that the board reasonably believes (after considering the advice of its financial advisors and outside legal counsel) will lead to a superior proposal,

  •
  furnish to the third party nonpublic information pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the confidentiality agreement with Buyer; and

  •
  make an adverse recommendation change with respect to that acquisition proposal.

        The board may take these actions only if it determines in good faith by a majority vote, after considering advice from outside legal counsel to the Company, that such action is necessary in order for the board to comply with its fiduciary duties to the Company's stockholders under applicable law. The Company must notify Buyer of any acquisition proposal, including identifying the third party making, and the material terms of, the acquisition proposal.

        The board may not make an adverse recommendation change in response to any acquisition proposal or terminate the merger agreement to enter into an alternative acquisition agreement, unless the Company has complied with these requirements, and the Company notifies Buyer of the determination of the board that such acquisition proposal constitutes a superior proposal and of its intention to take such action. The Company will negotiate with Buyer in good faith for four business days to make adjustments to the merger agreement, so that such acquisition proposal would no longer constitute a superior proposal.

Termination (Page 99)

        The merger agreement may be terminated prior to the effective time of the merger by mutual written consent of Buyer and the Company.

        The merger agreement may also be terminated by Buyer if:

  •
  the Company failed to perform a covenant in the merger agreement, and that failure means that a condition to closing (that the Company has materially performed all material agreements in the merger agreement) is not satisfied or is incapable of being satisfied by August 13, 2015;

  •
  the Company breached a representation, and that breach means that a condition to closing (that the Company's representations are true and correct in all respects, or true and correct in all material respects) is not satisfied or is incapable of being satisfied by August 13, 2015;

  •
  there has been an adverse recommendation change, Buyer has provided the Company at least two business days' notice of its intent to terminate and the Company has not publicly recommended against the acquisition proposal prior to the end of the two business day period;

  •
  the Company has knowingly and willfully breached in any material respect its obligations described in the section titled "The Merger (Proposal 3)—The Merger Agreement—Other Covenants and Agreements—No Solicitation"; or

  •
  the board has publicly withdrawn its approval of the merger agreement or the merger.

        The merger agreement may be terminated by the Company if:

  •
  Buyer or Merger Sub failed to perform a covenant in the merger agreement, and that failure means that a condition to closing (that the Buyer and Merger Sub have materially performed all material agreements in the merger agreement) is not satisfied or is incapable of being satisfied by August 13, 2015;

  •
  Buyer or Merger Sub breached a representation, and that breach means that a condition to closing (that the Buyer and Merger Sub's representations are true and correct in all material respects) is not satisfied or is incapable of being satisfied by August 13, 2015; or

  •
  the board authorizes the Company, subject to complying with the terms of the merger agreement, to enter into a written agreement concerning a written superior proposal, provided that the Company has paid the company termination fee (defined below under "The Merger (Proposal 3)—The Merger Agreement—Termination Fees").

        Finally, the merger agreement may be terminated by either the Company or Buyer, if:

  •
  the effective time of the merger has not occurred on or prior to August 13, 2015 and the party seeking to terminate has not breached any provision of the merger agreement which breach has been the cause of, or resulted in, the failure of the merger to have been consummated by such date;

  •
  there is an applicable law that makes consummation of the merger illegal or prohibited or that enjoins the Company or Buyer from consummating the merger; or

  •
  the Company's stockholders do not approve and adopt the merger agreement.

Termination Fees (Page 100)

        The Company will pay Buyer a termination fee of $2,072,400 if Buyer terminates the merger agreement because the Company:

  •
  failed to materially perform all material covenants in the merger agreement, which failure prevents the related condition to Buyer and Merger Sub's closing from being satisfied by August 13, 2015;

  •
  breached a representation in the merger agreement, which breach prevents the related condition to Buyer and Merger Sub's closing from being satisfied by August 13, 2015; or

  •
  terminates the merger agreement in connection with a superior proposal, as defined in the section titled "The Merger (Proposal 3)—The Merger Agreement—Other Covenants and Agreements—No Solicitation."

        The Company will also pay Buyer a termination fee of $2,072,400 if:

  •
  an acquisition proposal for the Company is made publicly;

  •
  within twelve months after termination of the merger agreement the Company consummates an acquisition proposal for the Company; and

  •
  Buyer terminates the merger agreement for one of the following reasons:

  •
  the merger has not been effected on or prior to August 13, 2015 (if not the fault of Buyer);

  •
  a law has made the merger illegal or enjoined the parties from completing the merger;

  •
  the Company's stockholders do not approve the merger agreement at the annual meeting;

    •
    there has been an adverse recommendation change, as defined in the section titled "The Merger (Proposal 3)—The Merger Agreement—Other Covenants and Agreements—No Solicitation;"

    •
    the Company has knowingly and willfully materially breached its obligations described under the section titled "The Merger (Proposal 3)—The Merger Agreement—Other Covenants and Agreements—No Solicitation", or

    •
    the board has publicly withdrawn its approval of the merger agreement and the merger.

        Buyer will pay the Company a termination fee of $2,072,400 if the Company terminates the merger agreement because the Buyer or Merger Sub:

  •
  failed to perform a covenant in the merger agreement, which failure prevents the related condition to the Company's closing from being satisfied by August 13, 2015; or

  •
  breached a representation, which breach prevents the related condition to the Company's closing from being satisfied by August 13, 2015.

Remedies (Pages 99-101)

        The Company has the right to specific performance under the merger agreement to enforce Merger Sub's and the Buyer's obligations to pay the Company the parent termination fee, as defined pursuant to the section below titled "The Merger (Proposal 3)—The Merger Agreement—Specific Performance". However, other than in the case of fraud or willful and material breach of the merger agreement, the Company, its subsidiaries (and their equityholders, officers, directors, employees, agents, controlling persons, assignees and affiliates) have no right to money damages or expense reimbursement under the merger agreement from sponsor, Merger Sub, Buyer (and their equityholders, officers, directors, employees, agents, controlling persons, assignees and affiliates), other than the right of the Company to payment of the parent termination fee, if and when payable.

Rights of Appraisal (Page 82 and Annex B)

        Under Delaware law, holders of our common stock who do not vote in favor of the adoption of the merger agreement, who properly demand appraisal of their shares of common stock and who otherwise comply with all the requirements of Section 262 of the General Corporation Law of the State of Delaware, referred to as the "DGCL," will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of common stock in lieu of receiving the merger consideration if the merger is completed. This value could be more than, the same as, or less than the merger consideration. Any holder of common stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to the Company prior to the vote on the proposal to approve and adopt the merger agreement, must not vote in favor of the proposal to approve and adopt the merger agreement and must otherwise strictly comply with all of the procedures required by Delaware law. The relevant provisions of the DGCL are included as Annex B to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in loss of the right of appraisal.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions that you, as a stockholder of the Company, may have regarding the Company's annual meeting, the merger agreement and the merger and the other proposals to be voted on at the annual meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
What is the purpose of this proxy statement and the proxy card?

A:
Dover's board is furnishing this proxy statement and soliciting proxies from the Company's stockholders to vote at the 2015 annual meeting of stockholders. Your proxy will be used to vote your shares at the annual meeting or at any adjournment or postponement thereof.

  A proxy is a legal designation of another person to vote your shares on your behalf. You may submit a proxy for your shares by using the toll-free number or the website provided on your proxy card, if your proxy card includes instructions for using these quick, cost-effective, and easy methods for submitting proxies. You also may submit a proxy in writing by simply filling out, signing, and dating your proxy card and mailing it in the prepaid envelope included with these proxy materials. If you submit a proxy by telephone or over the Internet, please do not return your proxy card by mail. You will need to follow the instructions when you submit a proxy using any of these methods to make sure your shares will be voted at the annual meeting. You also may vote by submitting a ballot in person if you attend the annual meeting. However, we encourage you to submit a proxy by mail by completing your proxy card, by telephone, or over the Internet, even if you plan to attend the annual meeting.

Q:
Why am I receiving this proxy statement?

A:
On April 13, 2015, the Company entered into the merger agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Buyer, with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Buyer. The Company entered into the merger agreement less than thirty days before the time in early May when the Company typically holds the annual meeting of the Company's stockholders. As a result, the board decided to hold the vote on adoption of the merger agreement at the annual meeting of stockholders, rather than call a special meeting of the Company's stockholders. At this annual meeting, the stockholders will be asked to consider proposals related to the adoption of the merger agreement, as well as the ordinary proposals that would normally be considered and voted on at an annual meeting, including the election of the Class I directors and the ratification of the appointment of the Company's independent registered public accounting firm.

  You are receiving this proxy statement in connection with the solicitation of proxies by the board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the annual meeting. The merger cannot be completed unless Dover stockholders vote to approve and adopt the merger agreement. The board recommends that you vote "FOR" the adoption of the merger agreement at the annual meeting of stockholders.

Q:
Why is the Company proposing the merger?

A:
The Company's purpose in proposing the merger is to enable stockholders to receive the merger consideration. After careful consideration, the Company's board has (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) recommended the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the annual meeting.

  To review the board's reasons for the merger in greater detail, see the section entitled "The Merger (Proposal 3)—Reasons for the Merger" beginning on page 68, and "The Merger (Proposal 3)—Recommendation of the Company's Board of Directors" beginning on page 72.

Q:
As a stockholder, what will I receive in the merger?

A:
If the merger is completed, you will be entitled to receive $8.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $850.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Buyer.

Q:
How does the merger consideration compare to the market price of Dover common stock prior to announcement of the merger?

A:
The $8.50 per share merger consideration represents a premium of approximately 70% to the price of $5.00 which was the closing price of shares of the Company's common stock on April 13, 2015, the last full trading day before the public announcement by the Company, and a premium of approximately 79% over the volume-weighted average share price of $4.75 over the six months ended April 13, 2015, the day before the merger was announced.

Q:
Where and when is the annual meeting?

A:
The annual meeting will take place on May 29, 2015, starting at 10:00 a.m. local time at Westford Regency and Conference Center, 219 Littleton Road, Westford, Massachusetts 01886.

Q:
What matters will be voted on at the annual meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to elect two Class I directors to our board;

•
to ratify the appointment of the Company's independent registered public accounting firm;

•
to approve and adopt the merger agreement;

•
to approve, on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger;

•
to approve the adjournment of the annual meeting from time to time to solicit additional proxies, if necessary or appropriate, if there are insufficient votes at the time of the annual meeting to approve the proposal to approve and adopt the merger agreement; and

•
any other business that may properly come before the annual meeting.

Q:
What constitutes a quorum for the annual meeting?

A:
A quorum will be present if holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting are present in person or represented by proxy at the annual meeting. If you are a stockholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the annual meeting, then your shares of Company common stock will be counted as part of the quorum. If you are a "street name" holder of shares of Company common stock and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the annual meeting, then your shares will be counted as part of the quorum. All shares of Company common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the annual meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum. If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for purpose of determining whether a quorum is present at the annual meeting.

  If a quorum is not present at the annual meeting, the annual meeting may be adjourned or postponed from time to time until a quorum is obtained.

Q:
What vote of our stockholders is required to approve the merger agreement?

A:
Under Delaware law, in order for the merger agreement to be adopted and approved, stockholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date for the determination of stockholders entitled to vote at the meeting must vote "FOR" the merger proposal. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Because the required vote is based on the number of shares of common stock outstanding rather than on the number of votes cast, failure to vote your shares and abstentions will have the same effect as voting against the adoption of the merger agreement.

  As of April 16, 2015, the record date for the annual meeting, there were 5,409,492 shares of common stock outstanding.

Q:
Who can attend and vote at the annual meeting?

A:
All stockholders of record as of the close of business on April 16, 2015, the record date for the annual meeting, are entitled to receive notice of and to attend and vote at the annual meeting, or any postponement or adjournment thereof. If you wish to attend the annual meeting and your shares of Company common stock are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominee giving you the right to vote the shares. To obtain a signed proxy prior to the annual meeting, you should contact your nominee.

Q:
What vote of our stockholders is required to approve other matters to be presented at the annual meeting?

A:
The election of two Class I directors requires a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Except for the merger proposal and the election of directors, each of the other proposals requires the affirmative vote of stockholders holding a majority of the shares of common stock present in person or represented by proxy and entitled to vote.

Q:
How will our directors and executive officers vote on the proposal to approve and adopt the merger agreement?

A:
The directors and executive officers of the Company have informed the Company that as of the date of this proxy statement, they intend to vote in favor of the merger proposal. Additionally, the Company's Chairman and CEO and three additional directors have signed support agreements, pursuant to which they have agreed to vote for the merger proposal.

  As of April 16, 2015, the record date for the annual meeting, the directors and current executive officers owned, in the aggregate, approximately 27.7% of the outstanding common stock of the Company entitled to vote at the annual meeting.

Q:
Do any of the Company's directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:
Yes. In considering the recommendation of the board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The board was aware of and considered these differing interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be adopted by the Company stockholders. See "The Merger—Interests of the Company's Directors and Executive Officers in the Merger."

Q:
What are the consequences of the merger to the Company's management and directors?

A:
Shares of common stock owned by members of management and directors will be treated the same as shares held by other stockholders. Options owned by members of management and directors will be treated the same as outstanding options held by other employees. For other payments and benefits to the Company's named executive officers that are tied to or based on the merger, see "Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 4)" beginning on page 102.

Q:
What happens to the current directors serving on the board if the merger is completed?

A:
The Company's stockholders will vote on the election of two nominees to serve as Class I directors in Proposal 1. Whether or not these nominees are elected, if stockholders vote to approve and adopt the merger agreement in Proposal 3, and the merger is consummated, then at the effective time of the merger, Merger Sub would be merged into the Company, and the directors of Merger Sub would become the directors of the Company. At that time, the seven directors currently on the Company's board would no longer serve as directors of the Company. However, Buyer has agreed that the Company's current CEO Stephen Day and the Company's Executive Vice President may, at their option, serve on the Buyer's board of directors after consummation of the merger.

  The board recommends that you vote "FOR" the election of the two Class I directors so that, in the event that the merger agreement is not adopted by stockholders or completion of the merger is delayed or not effected, the Company would nonetheless have a complete seven member board of directors, with no holdover directors.

Q:
What happens to outstanding stock options and warrants if the merger is completed?

A:
The Company's board has confirmed that, immediately prior to the effective time of the merger, each stock option and warrant has either vested or will have vested immediately prior to the merger under the terms of the Company's equity compensation plans. All such options and warrants will be cancelled and converted into the right to receive an amount in cash equal to, without interest and less applicable withholding taxes, the aggregate number of shares of common stock underlying the stock option or warrant, as the case may be multiplied by the difference between $8.50 and the per share exercise price or strike price of the stock option or warrant, as the case may be.

Q:
What other effects will the merger have on Dover?

A:
Our common stock is currently registered under the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act," and is quoted on the NASDAQ Capital Market, referred to as the "NASDAQ," under the symbol "DOVR." As a result of the merger, the Company will cease to be a publicly traded company and will be wholly owned by Buyer. Following the consummation of the merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the consummation of the merger, our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ.

Q:
When do you expect the merger to be completed?

A:
The parties to the merger agreement are working to complete the merger as quickly as possible. In order to complete the merger, the Company must obtain the stockholder approval described in this proxy statement, and the other closing conditions under the merger agreement must be satisfied or waived. See "The Merger Agreement—Conditions to the Merger." The parties to the merger agreement currently expect to complete the merger in the second calendar quarter of 2015, although the Company cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q:
What happens if the merger is not consummated?

A:
If the merger agreement is not approved by the Company's stockholders, or if the merger is not consummated for any other reason, the Company's stockholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a public company and shares of our common stock will continue to be listed and traded on NASDAQ. Under specified circumstances, the Company may be required to pay Buyer a termination fee of $2,072,400, or Buyer may be required to pay the Company a termination fee of $2,072,400. See "The Merger (Proposal 3)—The Merger Agreement—Termination Fees."

Q:
How does the board recommend that I vote?

A:
The board unanimously recommends that our stockholders vote "FOR" the merger proposal. The board also unanimously recommends that our stockholders vote "FOR" each of the other proposals.

Q:
What will happen if stockholders do not approve the advisory proposal on executive compensation payable to the Company's named executive officers in connection with the merger?

A:
The advisory proposal on executive compensation (Proposal 4) relates to certain compensation that is tied to or based on the merger and payable to certain of the Company's named executive officers. The approval of this advisory proposal is not a condition to the completion of the merger. The SEC rules require the Company to seek approval on a non-binding, advisory basis of certain payments that will or may be made to the Company's named executive officers in connection with the merger. The vote on this proposal is an advisory vote, will not be binding on the Company or Buyer and is not a condition to the closing of the merger. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory proposal, if the merger agreement is adopted by the stockholders and the merger is completed, the merger related compensation may be paid to the Company's named executive officers even if stockholders fail to approve this proposal. This proposal is referred to as the "merger related compensation proposal."

Q:
What do I need to do now? How do I vote my shares of common stock?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, and to consider how the merger affects you. Your vote is important. If you are a stockholder of record, you can ensure that your shares are voted at the annual meeting by submitting your proxy via:

•
mail, using the enclosed postage-paid envelope;

•
telephone, using the toll-free number listed on each proxy card; or

•
the Internet, at the address provided on each proxy card.

  If you hold your shares in "street name" through a broker, bank or other nominee you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the merger proposal.

Q:
What will happen if I abstain from voting or fail to vote on the proposals presented at the annual meeting?

A:
If you vote "ABSTAIN" by proxy or in person at the annual meeting, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the Merger Agreement and have no effect on the non-binding merger related compensation proposal, the adjournment proposal, the election of directors proposal, and the appointment of an independent registered public accounting firm proposal. If you fail to submit a proxy and do not attend the annual meeting, your shares of Company common stock will not be voted, and will have the same effect as voting "AGAINST" the proposal to approve and adopt the Merger Agreement, and (assuming a quorum is present) will have no effect in determining whether the non-binding merger related compensation proposal, the adjournment proposal, the election of directors proposal, and the appointment of an independent registered public accounting firm proposal have received the affirmative vote of a majority of shares of the Company common stock present in person or by proxy and entitled to vote at the annual meeting. If you fail to give voting instructions to your broker, dealer, commercial bank, trust company or other nominee, your shares of Company common stock will not be voted, and will have the same effect as voting "AGAINST" the proposal to approve and adopt the Merger Agreement, and (assuming a quorum is present) will have no effect in determining whether the non-binding merger related compensation proposal, the adjournment proposal, and the election of directors proposal has each received the affirmative vote of a majority of shares of the Company common stock present in person or by proxy and entitled to vote at the annual meeting. Under the NYSE rules, brokers, banks and other nominees will have discretionary authority to vote on the proposal for the appointment of an independent registered public accounting firm.

Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the annual meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company's Secretary in writing at Dover Saddlery, Inc., Attn: Secretary, 525 Great Road, Littleton, Massachusetts 01460, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the annual meeting and voting in person (simply attending the annual meeting will not cause your proxy to be revoked). Please note that if you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Q:
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What happens if I sell my shares of common stock before completion of the merger?

A:
If you transfer your shares of common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.

  The record date for stockholders entitled to vote at the annual meeting is earlier than the date on which the merger will be consummated. So, if you transfer your shares of common stock after the record date but before the annual meeting, you will have transferred your right to receive the merger consideration in the merger, but retained the right to vote at the annual meeting.

Q:
Should I send in my stock certificates or other evidence of ownership now?

A:
No, do not send in your certificates now. After the merger is completed, if you hold shares represented by certificates, you will receive a letter of transmittal from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock for the merger consideration and if you hold book entry shares you will receive a check or wire transfer for the merger consideration with respect to such shares. If your shares of common stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the merger consideration.

Q:
I do not know where my stock certificate is—how will I get the merger consideration for my shares?

A:
If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. You may also be required to provide a customary indemnity agreement in order to cover any potential loss.

Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of common stock?

A:
If you comply with all the requirements of Section 262 of the DGCL (including not voting in favor of the adoption of the merger agreement), you are entitled to have the "fair value" (as defined pursuant to Section 262 of the DGCL) of your shares of common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. See "The Merger (Proposal 3)—Appraisal Rights" and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex B to this proxy statement.

Q:
Will I have to pay taxes on the merger consideration I receive?

A:
The receipt of cash in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact the Company's Secretary at 978-952-8062.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents incorporated by reference in this proxy statement, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of the words "believe," "expect," "may," "could," "should," "plan," "project," "anticipate," "intend," "estimate," "will," "contemplate," "would" and similar expressions that contemplate future events. Such forward-looking statements are based on management's reasonable current assumptions and expectations, including the expected completion and timing of the merger and other information relating to the merger. You should be aware that forward-looking statements involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the failure to obtain the required vote of the Company's stockholders to approve and adopt the merger agreement, or the failure to satisfy any of the other closing conditions to the merger, and any delay in connection with the foregoing;

  •
  risks related to disruption of management's attention from the Company's ongoing business operations due to the pendency of the merger, including management's retail store growth strategy;

  •
  the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, and others with whom it does business, or on its operating results and business generally;

  •
  changes in general economic conditions;

  •
  the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the merger agreement; and

  •
  other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Qs. See "Where You Can Find More Information."

        Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers of this proxy statement should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

 THE ANNUAL MEETING

        We are furnishing this proxy statement to the Company's stockholders as part of the solicitation of proxies by the board for use at the annual meeting. This proxy statement provides the Company's stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the annual meeting.

Date, Time and Place

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board for use at the annual meeting to be held on May 29, 2015, starting at 10:00 a.m. local time at Westford Regency and Conference Center, 219 Littleton Road, Westford, Massachusetts 01886, or at any adjournment or postponement thereof.

Purpose of the Annual Meeting

        The purpose of the annual meeting is for our stockholders to consider and vote upon the merger proposal, the election of two Class I directors and the other proposals described in this proxy statement.

        Our stockholders must approve and adopt the merger agreement for the merger to occur. If our stockholders do not approve and adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A and the material provisions of the merger agreement are described under "The Merger (Proposal 3)—The Merger Agreement."

        Our stockholders are also being asked to approve the proposal to adjourn the annual meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve and adopt the merger agreement.

        In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to its named executive officers in connection with the merger, the value of which is disclosed in the table in the section of the proxy statement entitled "The Merger (Proposal 3)—Interests of the Company's Directors and Executive Officers in the Merger." The vote on the compensation proposal is a separate vote from the vote to approve the merger. Accordingly, a stockholder may vote to approve and adopt the merger agreement and vote not to approve the executive compensation and vice versa. Because the vote is advisory, it will not be binding on either the Company or Buyer. Accordingly, because the Company is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved and regardless of the outcome of the advisory vote on the compensation proposal.

        Finally, our stockholders will consider proposals to ratify the appointment of the Company's independent registered public accounting firm, and to approve any other business that may properly come before the annual meeting.

        This proxy statement and the enclosed form of proxy card are first being mailed to our stockholders on or about May 4, 2015.

Recommendation of the Company's Board of Directors

        After careful consideration, the board has unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) recommended the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the annual meeting.

Certain factors considered by the board in reaching its decision to approve the merger agreement and approve the merger can be found in the section entitled "The Merger—Reasons for the Merger."

        The board unanimously recommends that the stockholders of the Company vote "FOR" the election of two Class I Directors to our board, "FOR" ratification of the Company's independent registered public accounting firm, "FOR" adoption of the merger agreement, "FOR" the advisory (non-binding) proposal to approve certain compensation arrangements with the Company's named executive officers, "FOR" the proposal to approve the adjournment of the 2015 annual meeting of stockholders, if necessary, to solicit additional proxies, and "FOR" the proposal to approve any other business that may properly come before the annual meeting.

Record Date and Quorum

        The holders of record of common stock as of the close of business on April 16, 2015, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, are entitled to receive notice of and to vote at the annual meeting. On the record date, 5,409,492 shares of common stock were outstanding.

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the annual meeting. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Once a share is represented at the annual meeting, it will be counted for the purpose of determining a quorum at the annual meeting and any adjournment of the annual meeting. However, if a new record date is set, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the annual meeting. Shares represented by proxies marked with abstentions or represented by any "broker non-votes" (as described below in "—Voting; Proxies; Revocation—Submitting a Proxy or Providing Voting Instructions") will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Vote Required

        For the Company to complete the merger, under Delaware law, stockholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date must vote "FOR" the merger proposal. In addition, under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the merger proposal.

        Election of the two Class I directors requires a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Ratification of the selection of the independent registered public accounting firm, approval of the merger related compensation proposal, approval of the adjournment proposal and approval of the proposal of other proper business requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against these proposals but the failure to vote your shares will have no effect on the outcome of these proposals.

        As of the record date, there were 5,409,492 shares of common stock outstanding.

Voting by the Company's Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of the Company were entitled to vote 1,498,004 shares of common stock, or approximately 27.7% of the shares of common stock outstanding on that date. We currently expect that the Company's directors and executive officers will vote their shares in favor of the merger proposal and the other proposals to be considered at the annual meeting. Board Chair and CEO Stephen Day and three other directors, who hold in the aggregate approximately 25.6% of the shares of common stock outstanding, have entered into support agreements to vote their shares in favor of the merger proposal.

Voting; Proxies; Revocation

Attendance

        All holders of shares of common stock as of the close of business on April 16, 2015, the record date for voting at the annual meeting, including stockholders of record and beneficial owners of common stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the annual meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of beneficial ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

        Stockholders of record will be able to vote in person at the annual meeting. If you are not a stockholder of record, but instead hold your shares in "street name" through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the annual meeting.

Submitting a Proxy or Providing Voting Instructions

        To ensure that your shares are voted at the annual meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting in person.

        Shares Held by Record Holder.    If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

  •
  Submit a Proxy by Telephone or via the Internet.  This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

  •
  Submit a Proxy Card.  If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the annual meeting, your shares will be voted in the manner directed by you on your proxy card. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals to be voted on at the annual meeting. If you fail to return your proxy card, unless you attend the annual meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the annual meeting and will have the same effect as a vote against the merger proposal, but will not affect the other proposals.

        Shares Held in "Street Name."    If your shares are held by a bank, broker or other nominee on your behalf in "street name," your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

        In accordance with the rules of the New York Stock Exchange, banks, brokers and other nominees who hold shares of common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to any of the proposals, other than the ratification of the independent registered public accounting firm.

        Votes cast at the annual meeting will be tabulated by the inspector of election for the annual meeting. Shares of Company common stock represented by any proxies marked with abstentions or represented by any "broker non-votes" will be counted as shares of Company common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes occur when a broker, bank or other nominee holding shares of Company common stock for your account does not vote on a particular matter because the nominee does not have discretionary authority to vote on such matter and has not received voting instructions from you.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the annual meeting by:

  •
  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

  •
  attending the annual meeting and voting in person; or

  •
  delivering to the Secretary of the Company a written notice of revocation c/o Dover Saddlery, Inc., 525 Great Road, Littleton, Massachusetts 01460.

        Please note, however, that only your last-dated proxy will count. Attending the annual meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the annual meeting.

        If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock represented at the annual meeting for purposes of determining whether a quorum has been achieved.

        Abstaining from voting will have no effect on the election of the two Class I directors, and the same effect as a vote "AGAINST", the ratification of the Company's independent registered public accounting firm, a vote "AGAINST" the merger proposal, a vote "AGAINST" the advisory (non-binding) proposal on executive compensation, a vote "AGAINST" the adjournment proposal and a vote "AGAINST" the proposal to approve any other business that may properly come before the annual meeting.

Adjournments and Postponements

        The Company's stockholders are being asked to approve a proposal to adjourn the annual meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the annual meeting to approve and adopt the merger agreement. If this adjournment proposal is approved, the annual meeting could be adjourned by the board to any date for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the annual meeting to approve and adopt the merger agreement. If there is not a quorum present at the annual meeting, under our bylaws the annual meeting may be adjourned by the chairman of the meeting or by vote of the holders of a majority of the voting power of the shares represented at the meeting. In addition, the board could postpone the annual meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed, then stockholders of record entitled to vote at the meeting will receive notice of the adjourned meeting.

        Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the Company's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Solicitation of Proxies

        The board is soliciting your proxy, and the Company will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet without additional compensation, by certain of the Company's directors, officers and employees.

Other Information

        You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration.

Householding of Annual Meeting Materials

        The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. Some banks, brokers and other nominees may also participate in this practice. This means that only one notice or one set of proxy materials may have been sent to multiple stockholders in your household. Please contact your bank, broker or other nominee directly if you have any questions or require additional copies of this proxy statement. We will also promptly deliver a separate copy of the notice or proxy materials to you if you contact the Company's Secretary in writing at Dover Saddlery, Inc., Attn: Secretary, 525 Great Road, Littleton, Massachusetts 01460, or by calling the Company's Secretary at: 978-952-8062. If you would like to receive separate copies of the notice or proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee.

Rights of Stockholders Who Object to the Merger

        Stockholders are entitled to statutory appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the value of your shares of Company common stock determined by the Court of Chancery of the State of Delaware, and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the merger agreement and you must NOT vote in favor of the approval and adoption of the merger agreement. Voting "AGAINST" the approval and adoption of the merger agreement or voting to "ABSTAIN" on that proposal is not sufficient alone to exercise your appraisal rights. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See "The Merger (Proposal 3)—Appraisal Rights" beginning on page 81 and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex B to this Proxy Statement.

Assistance

        If you require assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact the Company's Secretary at 978-952-8062.

ELECTION OF DIRECTORS
(PROPOSAL 1)

General

        The Board is divided into three classes, labeled Class I, Class II and Class III each containing, insofar as possible, an equal number of directors. Directors of each class serve for staggered three-year terms, with the term of one of the three classes expiring each year at the Company's Annual Meeting of Stockholders or annual meeting in lieu thereof.

        The Board currently consists of seven Directors: two Class I Directors, three Class II Directors, and two Class III Directors.

        The Company's current Class I Directors are Gregory F. Mulligan and Kevin K. Albert. Their terms as director will expire at the Company's 2015 Annual Meeting of Stockholders or a special meeting in lieu thereof.

        The Nominating and Corporate Governance Committee of the Board has selected for nomination, and the Board of Directors has approved the selection of nominees, Messrs. Gregory F. Mulligan and Kevin K. Albert, for election as Class I Directors, to serve until the closing of the merger, or, if the merger is not completed, until the Company's 2018 Annual Meeting of Stockholders or annual meeting in lieu thereof, and until their successors are duly elected and qualified.

        The nominees have agreed to serve as directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

        The directors whose terms expire at the annual meeting in 2016 and 2017, respectively, are: Jonathan A. R. Grylls, John W. Mitchell and David J. Powers, Class II Directors; and Stephen L. Day and James F. Powers, Class III Directors.

        The Board has determined that each of the two directors standing for election, has no material relationship with the Company and is independent under our Director Independence Standards and the "independent director" standards of NASDAQ currently in effect.

        The experience, qualifications, attributes and skills of each Class I nominee and of the other Directors are set forth below in this Proxy Statement in "Directors and Executive Officers", and in "Information about Nominating and Corporate Governance Committee", under Nominations of Class I Directors for Election at 2015 Annual Meeting of Stockholders, and under Experience and Qualifications of Class II and III Directors.

Effect of Merger

        At the annual meeting, the Company's stockholders will vote on a proposal to approve and adopt the merger agreement. If the stockholders approve the proposal to approve and adopt the merger agreement, and the merger is consummated, then at the effective time of the merger, Merger Sub would be merged into the Company, and the directors of Merger Sub would become the directors of the Company. At the effective time of the merger, the seven directors currently on the Company's board, including the two Class I directors, would no longer serve as directors of the Company.

        Until the effective time of the merger, the Company expects that the current directors will continue to serve on the board. However, if the merger is not consummated for any reason (for example, if the stockholders vote not to approve and adopt the merger agreement), or if the merger is delayed, the board believes that it would be in the best interests of the Company's stockholders to have a full seven member board that could continue to oversee the business and affairs of the Company in the future or until such time as the merger is consummated. Therefore, although consummation of the merger would replace the current board, including the two Class I directors, the board recommends that the Company's stockholders vote "FOR" the election of the two Class I directors to ensure continuity on the board in the event the merger is delayed or not consummated for some reason.

Vote Required

        The two nominees for Class I Director are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under the Company's bylaws.

Recommendation

        The Board recommends that you vote FOR the election of Messrs. Gregory F. Mulligan and Kevin K. Albert as Class I Directors.

        The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the Company:

Name	Age	Position
Stephen L. Day(6)	69	Chief Executive Officer, President, Treasurer, Chairman
Jonathan A.R. Grylls(5)	50	Vice President, Chief Strategy Officer, Secretary, Director
William G. Schmidt	65	Vice President, Chief Operating Officer
James H. Cullen	51	Executive Vice President
David R. Pearce	56	Chief Financial Officer
David J. Powers(2)(5)	65	Director
James F. Powers(1)(3)(6)	65	Director
Gregory F. Mulligan(1)(2)(4)*	61	Director
John W. Mitchell(2)(3)(5)	66	Director
Kevin K. Albert(1)(3)(4)*	62	Director

*
Nominee for re-election as a Class I Director

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

(4)
Class I Director with term expiring at the 2015 Annual Meeting.

(5)
Class II Director with term expiring at the 2016 Annual Meeting.

(6)
Class III Director with term expiring at the 2017 Annual Meeting.

2015 Director Nominees

        Gregory F. Mulligan has served as a member of our Board of Directors since 2004. Since 2006, Mr. Mulligan has served as a General Partner of BCA Mezzanine Fund, L.P., a mezzanine investing company. He is also a Partner of Bay Capital Advisors, LLC, an investment banking company. From 1996 to 2002, Mr. Mulligan worked as Managing Director at Citizens Capital, Inc., a mezzanine and equity investing company.

        Kevin K. Albert has served as a member of our Board of Directors since 2010. Mr. Albert currently serves as Managing Director of Pantheon (US) LLC, a private equity fund-of-funds manager, which is registered as an investment advisor with the Securities and Exchange Commission. Prior to joining Pantheon in 2010, Mr. Albert had served as a Managing Director of Elevation Partners, a private equity firm, since 2005, and previously had been employed at Merrill Lynch & Co. Inc., since 1981 most recently serving as Managing Director, Head of Global Private Equity Placements, since 1993. Kevin has a BA and an MBA from the University of California, Los Angeles.

Other Directors and Executive Officers

        Stephen L. Day has been the President, Chief Executive Officer, Treasurer and Chairman of the Board of Directors of Dover Saddlery, Inc. since 1998. In addition, Mr. Day has various positions in the Company's subsidiaries. Mr. Day previously was the controlling member of EquiSearch.com LLC, a leading Internet equine content site. Prior to his acquisition of EquiSearch, he was the Chief Executive Officer of State Line Tack, Inc. from 1991 until the acquisition of State Line by PetSmart, Inc. He holds an MBA from Harvard University and a BS in Industrial Management from Purdue University. As an avid equestrian, he has founded two riding schools and trained many young horses to become successful show horses.

        Jonathan A.R. Grylls has been our Chief Strategy Officer since June 2010 and a member of our Board of Directors since 1998. Mr. Grylls was our Chief Operating Officer from 1998 to June 2010 at which time he resigned as Chief Operating Officer and was appointed to the position of Chief Strategy Officer. Mr. Grylls currently serves as Vice President and Secretary. Prior to joining Dover, Mr. Grylls was Chief Operating Officer of Equestrian Products Corporation, a distributor of equestrian products, and held various other positions in MIS, sales, credit and operations at Eisers, the predecessor to Equestrian Products Corp. He previously was Vice President of Merchandising at State Line Tack, Inc. from 1992 until 1996. Mr. Grylls graduated from the University of Manchester's Institute of Science and Technology with a BS with Joint Honors in Mathematics and Management Sciences.

        David R. Pearce has been our Chief Financial Officer since August 2010. Prior to joining Dover as CFO, Mr. Pearce served as a member of our Board of Directors and Chairman of the Audit Committee from May 2009 to August 2010, at which point he resigned to assume the CFO position at the Company. From February 2003 to June 2009, Mr. Pearce served as a trustee and chairman of the Audit Committee for Kensington Funds, a mutual fund complex investing in real estate securities. In 2008, he was appointed chairman of the board of trustees of Kensington Funds. Mr. Pearce is the former president, CEO and CFO of Geerlings & Wade, Inc., America's leading direct marketer of fine wine and wine accessories, Mr. Pearce served as an investment banker with the Bank of Ireland and State Street Bank. He also served as COO and CFO of Weston Nurseries, Inc. from 2004 through 2007 and for Superior Cake Products in 2009 and as CFO of Tweeter Opco, LLC during 2008 and of State Line Tack, Inc. prior to its sale to PetSmart, Inc., where he also served on its board of directors. From October 2009 through July 2010, Mr. Pearce consulted for Riemer & Braunstein, a Boston law firm. Over the past six years, Mr. Pearce has provided executive management and financial turnaround services for various companies, including the following: (i) from January to November 2008, he was hired as Chief Financial Officer of Tweeter Opco, LLC in an effort to restructure Tweeter whose assets had been purchased out of bankruptcy in 2007. Tweeter Opco subsequently filed a petition under Chapter 11 of the federal bankruptcy laws in November 2008; (ii) Mr. Pearce was a director and corporate secretary of Tatleaux Antiques Holdings, Inc., when in March 2008 it filed petitions under Chapters 11 and then 7 of the federal bankruptcy laws; and (iii) from April 2004 to December 2007, Mr. Pearce was the CFO of Weston Nurseries, Inc., and elected COO in December 2005. Weston Nurseries filed a petition under Chapter 11 of the federal bankruptcy laws in 2004 and emerged from Chapter 11 in July 2007, while Mr. Pearce was its CFO. Mr. Pearce holds a MBA from the Haas School of Business, University of California at Berkeley and a BA from Brown University.

        James H. Cullen has been our Executive Vice President since August 2013. Prior to joining Dover as Executive Vice President, Mr. Cullen has been providing executive management and investment banking services to public and private companies for the past 25 years in various capacities including serving in the roles of CEO, COO and CRO. From 2003-2013, in his capacity as a consultant, Mr. Cullen served in numerous executive management, strategic advisory and corporate finance roles, including full operating and financial accountabilities of a chief restructuring adviser for Bakers Footwear, Inc. (BKRSQ)—a mall-based retailer of shoes for young women—from approximately July 2012 to January 2013; and for Reeds Jewelers, Inc., a full-service multi-channel jewelry retailer, with retail stores in 18 states, a national direct mail catalog, and a leading e-commerce website, REEDS.com—from March 2008 to January 2009. He also provided operational management, restructuring and advisory services to other retail companies including Bachrach Clothing Stores, Overland Trading Shoe Stores, Gumps, Derco Jewelers and GM Pollock Jewelers, Genmar Holdings and K's Merchandise. Mr. Cullen also served as an advisor as well as a trustee, with the operating authority of chief executive officer, of Rotonics Manufacturing, Inc—one of the largest privately held rotational plastic molding companies in the United States and produces various plastic articles for a broad range of industries and applications. Mr. Cullen performed these services while employed by Alliance Management LLC, of Minneapolis, MN as a management consultant. In his role with Bakers Footwear, Mr. Cullen was retained to guide the restructuring and investment banking effort, during which Bakers: filed a petition under Chapter 11 of the federal bankruptcy laws; repaid the pre-petition senior debt in full; sold the business and repaid the lender providing debtor-in-possession financing; and following conversion of the case to a Chapter 7 bankruptcy proceeding, the business was reconfigured around a smaller number of stores. Prior to his employment with Alliance Management, LLC Mr. Cullen served as Chief Financial Officer of Gentra Systems, Inc. a Minneapolis based Biotechnology Company from 2000 to 2002. From 1998 to 2000, he served as chief operating officer and chief financial officer of Orthopedic Innovations with operations in Minneapolis, MN and Manila, Philippines. From 1996 to 1998, Mr. Cullen worked in Corporate Finance for the Minneapolis based investment banking firm of Miller Johnson and Kuehn as well as served in operating roles for a number of their portfolio companies. From 1988 to 1996, Mr. Cullen worked as an investment analyst and portfolio manager for the Minneapolis Employees Retirement Fund, a $2 billion pension fund in Minneapolis, MN. Mr. Cullen graduated from Trinity College in Dublin, Ireland in 1986 with Bachelor of Business Studies (Hons). He is an avid equestrian and competes in three day eventing, show jumping and has served as a master of foxhounds for the Long Lake Hounds in Minnesota.

        William G. Schmidt has been our Chief Operating Officer since June 2010 and, prior to that, was Vice President of Operations since 2001. Since 2006, Mr. Schmidt has also served as President and Director of Dover Saddlery, Inc. (a Massachusetts corporation) d/b/a Nashoba Valley Fulfillment, a wholly-owned subsidiary of the Company. Prior to joining Dover, Mr. Schmidt held senior positions with catalog companies Duncraft, Bay Country Wood Crafts and Garden Way, and established the direct marketing division of Eastern Mountain Sports. Mr. Schmidt previously worked at State Line Tack, Inc. from 1991 to 1997 in various positions including Chief Financial Officer, Chief Operations Officer, Vice President and General Manager. He has served as President of the New England Mail Order Association and on the Board of Advisors for the National Catalog Conference and the National Catalog Operations Forum. He holds a BS in Accounting from Bentley College.

        David J. Powers has served as a member of our Board of Directors since 1998. Mr. Powers co-founded Dover in 1975 and held various positions there until 1998, including Vice President of Operations. He assumed responsibility for the development of Dover's catalog business in 1982. Mr. Powers is a former member of the United States Equestrian Team. He currently serves as Managing Partner of Mantan LLC, a real estate holding company. He holds a BA from the University of Pennsylvania. David Powers is the brother of James F. Powers.

        James F. Powers was a founder and President of Dover from 1975 until 1998. Mr. Powers has served as a member of our Board of Directors since 1998. He is a former member of both the United States Equestrian Team and the 1972 U.S. Olympic Team. Mr. Powers is a current member of the

USET Foundation Gold Medal Club and an active rider. He attended Babson College. James F. Powers is the brother of David Powers.

        John W. Mitchell has served as member of our Board of Directors since November 2006. Mr. Mitchell currently serves as Vice President and General Counsel of Aavid Corporation (Aavid), a leading thermal engineering company headquartered in Concord, New Hampshire. For the past 19 years, Mr. Mitchell has co-led the corporate development function at Aavid and a group of public and private Aavid affiliates, with a particular focus in corporate governance, corporate finance, investor relations, mergers and acquisitions, commercial, compliance and legal. Previously, Mr. Mitchell practiced business law as a senior partner with Sulloway & Hollis, of Concord, New Hampshire.

Additional Information Regarding Our Directors

        Since 2005, each of Mr. Day and Mr. Grylls has been employed by the Company pursuant to an executive employment agreement. Mr. Schmidt has been employed by the Company pursuant to an executive employment agreement since September 2010. Mr. Cullen has been employed by the Company pursuant to an executive employment agreement since August 2013. Mr. Pearce has been employed by the Company pursuant to an executive employment contract since January 2014. Except as noted in the preceding sentence, none of the directors or executive officers has any understanding or arrangement with the Company pursuant to which any of them was selected or served as a director or executive officer of the Company.

        Class II Director David J. Powers is the brother of Class III Director James F. Powers; and each is a brother-in-law of Michele Powers, who provides strategic marketing consulting services to the Company, beneficially owns 300,945 shares (or approximately 5.6%) of the Company's Common Stock, and is a former merchandising employee of the Company. Except as noted in the preceding sentence, none of Dover's Directors or executive officers has any family relationship with any employee of the Company or with each other.

        The Company's executive officers are elected by the Company's directors and hold office until the first board meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them, or until they sooner die, resign, are removed or become disqualified.

        The experience, qualifications, attributes and skills of each Class I Director nominee and of the other Directors are set forth below in this Proxy Statement in "Information about Nominating and Corporate Governance Committee", under Nominations of Class I Directors for Election at the 2015 Annual Meeting of Stockholders, and under Experience and Qualifications of Class II and III Directors.

Independence of the Board

        As required by the NASDAQ Stock Market ("NASDAQ") listing standards, a majority of the members of a listed company's Board of Directors, and the members of its principal standing committees, must qualify as "independent," as affirmatively determined by the Board of Directors, upon the findings and recommendations of the Board's Nominating and Corporate Governance Committee ("NCGC"). The NCGC (and as appropriate the entire Board) consults with the Company's counsel to ensure that the Committee's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time. For a more detailed discussion of the Company's "Independence" standards and the Committee's findings, see Board and Committee Independence, and Member Qualifications and Experience under "Corporate Governance Principles and Board Matters" later in this Proxy Statement.

Board Leadership Structure

        The position of Chairman of the Board and Chief Executive Officer of the Company has been combined and the Company does not appoint a lead independent director. The Committee believes that Mr. Day's service as both Chairman of the Board and Chief Executive Officer, or "CEO", is in the best interest of the Company and its shareholders. Mr. Day possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board's time and attention are focused on the most critical matters.

        His combined role enables decisive leadership, ensures clear accountability, and enhances the Company's ability to communicate its message and strategy clearly and consistently to the Company's shareholders, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This has been beneficial in driving a unified approach to core operating processes throughout the Company as it implements its retail roll-out strategy and carefully manages the balance between growth and profitability from year-to-year.

        Each of the directors other than Messrs. Day and Grylls is independent, and the nominating committee believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with the Chairman/CEO directly regarding any specific feedback or issues, provides him with input regarding agenda items for board and committee meetings, and coordinates with the Chairman/CEO regarding information to be provided to the independent directors in performing their duties. The nominating committee believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.

        The nominating committee has not identified any undue risks from the current board structure to operations, financial controls, strategic planning, decision-making processes, or the quality and availability of information available to management and to the Board and its committees.

        Although the nominating committee believes that the combination of the Chairman and CEO roles is appropriate in the current circumstances, the Company's Corporate Governance Guidelines do not establish this approach as a policy.

Risk Management

        The responsibility for the day-to-day management of risk lies with the Company's management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company's overall corporate strategy. Each year the Company's management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board, and reviewed at each Board meeting as they relate to the Company's strategic direction, operations and financial performance. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships.

        In addition to this Board responsibility and activity, each of the Board's standing committees also plays a role in the oversight of risk management. The Company's Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks including liquidity and balance sheet risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. In addition, to oversee the Company's strategic initiatives process and potential conflicts of interest or other risks that might arise as the result of or relating to that process, the Board appointed a special committee. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. This approach to risk management and oversight is consistent with the Board's leadership structure (see Board Leadership Structure immediately above under "Board of Directors" in this Proxy Statement), in that (i) Mr. Day, in the combined role of CEO and Board Chair, is most familiar with the risks affecting the business and is charged with regularly disclosing and updating them to the Board, and (ii) the Board's Independent Directors (comprising a majority of the Board and the exclusive representatives on each of the Board's three standing Committees) engage in diligent oversight of and inquiry into such risks during Committee meetings, meetings of the full Board of Directors and in candid and wide-ranging discussions and of regular Executive Sessions of the Board and its Committees.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Code of Ethics and Committee Charters

        The Company has adopted a Code of Business Conduct and Ethics, as required by The NASDAQ Stock Market LLC ("NASDAQ"), which applies to each of the Company's employees, executive officers and Directors, including its principal executive officer, principal financial officer and principal accounting officer/controller. The Code of Business Conduct and Ethics is available on the Company's website at: http://investor.shareholder.com/dovr/documents.cfm; and stockholders may procure from the Company, without charge, a copy of the Code of Business Conduct and Ethics by mailing a request to: Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.

        The Company intends to satisfy any Securities and Exchange Commission ("SEC") disclosure requirements relating to amendments to and/or waivers of the Code of Business Conduct and Ethics by posting such information on the Company's website identified above and/or by filing or furnishing copies thereof as exhibits to its periodic filings with the SEC.

        Each of the three standing Committees (Audit; Compensation; and Nominating and Corporate Governance) of the Company's Board of Directors has a Charter, and a copy of each Committee's Charter is available on the Company's website at: http://investor.shareholder.com/dovr/documents.cfm.

Board, Committee and Stockholder Meetings

        During the Company's fiscal year ended December 31, 2014 ("fiscal 2014"), the Board met or acted by unanimous consent a total of five (5) times. The Board currently has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, whose members are appointed by the Board for annual terms ending March 31 each year (herein, a "Board Year"; and the twelve months ending March 31, 2015 herein, "Board Year 2015" or simply "BY 2015"), coinciding with the filing with the SEC of the Company's Annual Report on Form 10-K for the preceding fiscal year; and has a special committee, whose members were appointed by the Board on May 6, 2014 to oversee the strategic alternative process until the process is terminated (herein, the "special committee"). The Audit Committee met or acted by unanimous consent eight (8) times during BY 2015. The Compensation Committee met two (2) times during BY 2015. The Nominating and Corporate Governance Committee (sometimes herein, the "Nominating Committee") met one (1) time during BY 2015. The special committee met or acted by unanimous consent ten (10) times during BY 2015. During BY 2015, all incumbent directors attended at least 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he served.

        It is the Company's policy that all members of the Board attend the Annual Meeting of Stockholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board near the same date as the Annual Meeting of Stockholders, depending on the timing of the Annual Meeting of Stockholders in relation to the release of the Company's first quarter earnings and financial statements for the current fiscal year. The date of the annual meeting in 2014 was May 7, 2014. At that virtual meeting, all seven directors attended the Annual Meeting of Stockholders, either electronically or in person.

Board and Committee Independence, and Member Qualifications and Experience

        Board of Directors.    Periodically the Nominating and Corporate Governance Committee of the Board reviews the relationships that each director has with the Company and with other parties, and reports on that review to the full Board. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ rules and who the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determines have no relationships that would interfere with the exercise of independence in carrying out the responsibilities of a director, are considered to be independent directors. The Board has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members' current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company's Board members are directors or executive officers (a Board member determined to be independent under such rules and based on such factors is referred to as being "Independent"). After evaluating these factors, the Board has determined that five members of the Board who are not employees of the Company or any parent or subsidiary of the Company (David Powers, James Powers and Messrs. Mulligan, Mitchell and Albert, each a "Non-Employee Director", and as a group, the "Independent Directors"), comprising seventy-one percent (71%) of the whole Board, are Independent.

        Audit Committee.    Under applicable NASDAQ rules, the Board is required to make certain findings about the independence, experience and qualifications of the members of the Audit Committee of the Board. In addition to assessing the independence of the members under the NASDAQ rules, the Board also considers the requirements of Section 10A(m)(3), and Rule 10A-3 and Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934 (such review process conducted by the Board herein the "Qualifications, Experience and Independence Review" or simply, "Independence Review").

        As a result of its Independence Review in 2014, the Board determined that, with respect to the composition of the Audit Committee of the Board, Messrs. Kevin K. Albert, Gregory F. Mulligan and James F. Powers, in their capacity as members of the Audit Committee of the Board, were Independent. In addition, the Board determined that Mr. Albert was an "Audit Committee Financial Expert" within the meaning of under Item 401(h) of Regulation S-K and other applicable SEC rules, and that Messrs. Kevin K. Albert, James F. Powers and Gregory F. Mulligan each had the financial sophistication and other attributes required under the applicable NASDAQ rules.

        In March 2015, the Board conducted its annual Qualifications, Experience and Independence Review, in connection with its Audit Committee appointments for Board Year 2016. Consistent with the recommendation of its Nominating and Corporate Governance Committee, the Board reviewed the qualifications, experience and independence of that committee's nominees to serve on the Audit Committee: Messrs. Kevin K. Albert (Chair), Gregory F. Mulligan, and James F. Powers. The Board has determined that each of these Directors, in his capacity as a member of the Audit Committee of the Board, is Independent. In addition, the Board has determined that Mr. Albert is an "Audit Committee Financial Expert" within the meaning of under Item 401(h) of Regulation S-K and other applicable SEC rules, and that each of Messrs. Kevin K. Albert, Gregory F. Mulligan and James F. Powers has the financial sophistication and other attributes required under the applicable NASDAQ rules.

        For more information about this committee and its functions, see "Information Concerning the Audit Committee and Auditors" later in this Proxy Statement.

        Compensation Committee.    In 2014, the Board determined that Mr. John W. Mitchell (Chairman), Mr. David J. Powers, and Mr. Gregory F. Mulligan, in their capacity as members of the Compensation Committee of the Board, were Independent. In March 2015, the Board conducted its annual Qualifications, Experience and Independence Review, and determined that the following Directors are Independent (as required by NASDAQ's new enhanced independence requirements), as proposed by the Nominating Committee to serve on the Compensation Committee for Board Year 2016: Messrs. John W. Mitchell (Chairman), David J. Powers, and Gregory F. Mulligan. For more information about this committee and its functions, see "Executive Compensation" later in this Proxy Statement

        Nominating and Corporate Governance Committee.    In March 2015, the Board conducted its annual Qualifications, Experience and Independence Review, and determined that the following Directors are Independent and appointed them to serve on the Nominating Committee for Board Year 2016: Messrs. James F. Powers (Chairman), Kevin K. Albert, and John W. Mitchell. For more information about this committee and its functions, see "Information about Nominating and Corporate Governance Committee" later in this Proxy Statement.

        Special Committee.    On May 6, 2014, the Board determined that Messrs. John W. Mitchell (Chairman), Kevin K. Albert and James F. Powers, and, in their capacity as members of the Special Committee of the Board, were Independent; and confirmed such determination again on March 23, 2015. For more information about this committee and its functions, see "Information about Special Committee" earlier in this Proxy Statement.

Stockholder Communications

        Stockholders may communicate directly with the members of the Board or the individual chairman of standing Board committees by writing directly to those individuals care of Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460. The Company's general policy is to forward, and not to intentionally screen, any mail received at the Company's corporate office that is sent directly to an individual. Updates or additions to the Company's policy on Stockholder Communications will be available on the Company's website at: http://investor.shareholder.com/dovr/committees.cfm.

INFORMATION CONCERNING THE AUDIT COMMITTEE AND AUDITORS

        On August 20, 2010, the Directors elected Mr. Kevin K. Albert to serve as Audit Committee chairman and to fill the vacancy created by David R. Pearce's resignation in order that Mr. Pearce could assume the position of Chief Financial Officer of the Company. In each of March 2013 and 2014, the Directors reappointed Mr. Albert to serve as chair of the Audit Committee through March 31, 2014 and March 31, 2015, respectively.

        The Committee reviews the internal accounting procedures of the Company and is directly responsible for the appointment, compensation and oversight of the work of the Company's independent auditors. The Audit Committee meets privately with the independent registered public accounting firm, has the sole authority to retain and dismiss the independent registered public accounting firm, and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee. Additionally, the Audit Committee has responsibilities and authority necessary to comply with Rule 10A-3(b) (2), (3), (4), and (5) under the Securities Exchange Act of 1934. These and other aspects of the Audit Committee's responsibilities and authority are more fully described in the written charter for the Committee adopted by the Board. A copy of the Audit Committee Charter is available at the Company's website at: http://investor.shareholder.com/dovr/documents.cfm.

Report of the Audit Committee

Responsibility of Audit Committee

        As more fully described in its Charter, the Audit Committee is appointed by the Board to: assist the Board in the general oversight and monitoring of management's internal controls over and its execution of the Company's financial reporting process; arrange for the audit of the Company's financial statements by the Company's independent registered accounting firm and to assist in the oversight of such audit; and assist the Board in the general oversight and monitoring of the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's independent registered accounting firm.

        It is not the responsibility of the Audit Committee to plan or conduct the audit or to determine that the Company's financial statements are complete, accurate and in accordance with accounting principles generally accepted in the United States ("GAAP"). Management has the primary responsibility for the preparation of the financial statements. The Company's independent registered accounting firm is responsible for auditing those financial statements and expressing its opinion on whether the financial statements are fairly stated in all material respects in conformity with GAAP. In giving recommendations to the Board, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and (ii) the report of the Company's independent registered accounting firm with respect to such statements.

The 2014 Audit

        In fulfilling its responsibilities, the Audit Committee met twice with McGladrey LLP ("McGladrey"), the Company's independent registered public accounting firm for fiscal 2014, to discuss the scope of McGladrey's audit of the Company's financial statements for fiscal 2014 and the results of McGladrey's audit.

        The Audit Committee reviewed and discussed the Company's audited financial statements with management and McGladrey. The Audit Committee discussed with McGladrey the matters required to be discussed by the Statement of Auditing Standards ("SAS") No. 61, as amended by SAS No. 89 and SAS No. 90, including a discussion of McGladrey's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards established by the Public Company Accounting Oversight Board ("PCAOB"). In addition, the Audit Committee received from McGladrey the written disclosures and the letter required PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence" and discussed these documents with McGladrey, as well as other matters related to McGladrey's independence from management, the Audit Committee and the Company.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Company's audited financial statements for the year ended December 31, 2014 be included in its Annual Report on Form 10-K for fiscal 2014, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Kevin K. Albert (Chairman)
Gregory F. Mulligan
James F. Powers

Relationship with Auditors

        McGladrey is the independent registered public accounting firm that has served as the Company's principal independent auditors for the year ending December 31, 2014. A representative of McGladrey is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.

Principal Accounting Fees and Services

        The aggregate fees for professional services rendered by McGladrey during fiscal years ended December 31, 2014 and 2013 were as follows:

Description	2014	2013
Audit Fees(1)	$214,730	$251,320
Audit-Related Fees	$0	0
Tax Fees(2)	$0	0
All Other Fees	$0	0

(1)
Audit Fees are fees for the audit of the Company's annual financial statements and review of quarterly financial statements.

(2)
Tax Fees are fees for tax compliance, tax planning and tax advice.

Pre-Approval Policies

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, advice or audit services relating to internal controls, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. Specific services that were not contemplated by the annual budget may also be pre-approved, on a case-by-case basis, by the Audit Committee acting as a whole, or by a designated single member of the Audit Committee provided such services are then ratified, on at least a quarterly basis, by the Audit Committee acting as a whole.

        Pursuant to such pre-approval policies, the Audit Committee pre-approved:

        McGladrey's engagement to provide audit and quarterly review services for the years ending December 31, 2013 and 2014.

        The percentage of the services addressed under the captions "Audit-Related Fees", "Tax Fees" and "All Other Fees" that were preapproved by the Audit Committee is 100%.

 INFORMATION ABOUT NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

General

        For the twelve months ending March 31, 2015, the Nominating and Corporate Governance Committee (sometimes herein, the "Nominating Committee") was chaired by Mr. James F. Powers (Chairman), and also served by Directors John W. Mitchell and Kevin K. Albert. Together, they carried out the Committee's charter functions with respect to the Board's nominees for election as Class I Directors and recommendations to the full Board for committee appointments for the twelve months ending March 31, 2016.

        Where it retains the requisite independence under NASDAQ rules, the Committee identifies individuals qualified to become members of the Board, selects director nominees for each Annual Meeting of Stockholders, recommends individuals to fill vacancies in the Board, develops and recommends corporate governance principles to the Board and is responsible for leading an annual review of the performance of both the Board as a whole and its individual members, as described below. These and other aspects of the Nominating and Corporate Governance Committee's responsibilities and authority are more fully described in the written charter for the Committee adopted by the Board. A copy of the Nominating and Corporate Governance Committee Charter is available to security holders at the Company's website at http://investor.shareholder.com/dovr/documents.cfm.

Nomination Criteria

        Pursuant to its charter, the Nominating and Corporate Governance Committee is charged with reviewing the qualifications, experience and backgrounds of the directors, as well as the overall composition of the Board, and nominate candidates for election at the Annual Meeting of Stockholders. In the case of incumbent directors whose terms of office are set to expire, this function includes review of each such director's overall past service to the Company, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet applicable Independence standards. Additionally, this function evaluates Board members whose terms of office are set to expire the following year, and includes seeking input from the Company's Chief Executive Officer and Chief Financial Officer.

        In selecting both incumbent and new director nominees, this function considers the diverse experiences and qualifications of each incumbent director and candidate, and their respective contribution to the Board's overall diversity and composition. The Committee seeks candidates who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Although this function has not established minimum requirements for director candidates, it will assess candidates' strengths and weaknesses in at least the following categories: Marketing/Branding, Finance and Capital Markets, Specialty Retail, Technology, Entrepreneurship, Corporate Leadership, Diversity and Governance/Legal. The Committee will also consider such matters as a candidate's ability to read and understand fundamental financial statements, whether a conflict or potential conflict of interest exists and the candidate's independence from management. The Nominating and Corporate Governance Committee, or the Independent Directors of the Board acting in the Committee's stead, may change the criteria it considers in potential director candidates from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

Nominations of Class I Directors for Election at 2015 Annual Meeting of Stockholders

        Since January 1, 2015, the Nominating and Corporate Governance Committee met once, to carry out its responsibilities under the committee charter and in connection with its consideration and selection of nominees for Class I Directors.

        The Committee recommended to the Board, and the Board approved and nominated Messrs. Gregory F. Mulligan and Kevin K. Albert, for election as Class I Directors, to serve until the completion of the merger, or if the merger is not completed, until the Company's 2018 Annual Meeting of Stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified.

        In addition to the business experiences listed in "Directors and Executive Officers" above in this Proxy Statement, the experience, qualifications, attributes and skills of the Class I Director nominees are set forth below:

        Regarding Mr. Gregory F. Mulligan has a strong background in investment banking and finance, having served in executive roles for public and private firms in those industries since 1996. In his capacity as a General Partner of BCA Mezzanine Fund LP, a holder of the Company's subordinated debt, that was repaid in March 2011, and related outstanding warrants, Mr. Mulligan also provides to the Board the perspectives of the Company's debt holders and investors generally, and regularly provides guidance to the Board on capital markets and capital structure. He serves on the Board's Audit and Compensation Committees.

        Regarding Mr. Kevin K. Albert has over 25 years of experience providing capital markets advice to CEOs of private equity firms and company's seeking to raise private equity capital; and 20 years of experience serving on multiple investment company boards. He has particular expertise in (a) private equity capital, and (b) advising executive management on corporate growth strategies. In addition to his valuable contributions as Chair of the Audit Committee, he provides important operational and financial insights and capabilities. He Chairs the Board's Audit Committee and serves on the Board's Nominating and Corporate Governance Committee.

Experience and Qualifications of Class II and III Directors

        In addition to the business experiences listed in "Directors and Executive Officers" above in this Proxy Statement, the experience, qualifications, attributes and skills of the Class II and Class III Directors are set forth below:

        Class II Director Mr. Jonathan A.R. Grylls has expertise in the database marketing discipline, extensive experience as a current senior executive officer in all aspects of the Company's business and strategies, an in-depth background in sourcing and selling equestrian products and 15 years of service as a member of the Company's Board of Directors.

        Class II Director David J. Powers has first-hand familiarity with equestrian sports and activities; the experience and expertise acquired as a founder and former senior executive officer leading the growth and expansion of the Company during its first 24 years; has in-depth knowledge of the database marketing and specialty catalog businesses; and his contributions to the Company's Board over the past 15 years. In his capacity as Chair of the Nominating and Corporate Governance Committee from 2005 until March 31, 2013, Mr. David J. Powers led the search, recruitment and appointment of four different Independent Directors (Messrs. Meagher, Mitchell, Pearce and Albert). He currently serves as a member of the Compensation Committee.

        Class II Director John W. Mitchell he has extensive experience as an executive officer of and governance expertise with public companies; his capabilities as a business counselor and legal advisor; and his contributions to the Company's Board since November 2006. He currently Chairs the Compensation Committee.

        Class III Director Stephen L. Day, the Committee considered that has expertise in the equestrian business since 1991 when he purchased State Line, Tack, Inc. and his subsequent purchase of Dover Saddlery, Inc. in 1998; and has first-hand familiarity with equestrian sports and in-depth knowledge of all aspects related to managing a multi-channel, equestrian retailer including database marketing, ecommerce, merchandising, accounting, order fulfillment, customer service and investor relations. He has also made valuable contributions to the Company's Board and to the Company as its President and CEO since 1998. In these capacities, Mr. Day has led successfully the Company's rapid retail expansion and the Company through the worst economic recession in many decades. Throughout his executive leadership, he has diligently and successfully balanced the interests of customers, investors and employees through several complete economic cycles, producing superior customer value and long-term corporate growth in three different companies, consistently demonstrating integrity, honesty, and other appropriate skills and attributes, ranging from determined entrepreneurialism; tough-minded firmness; and a fair open-minded leadership style.

        Class III Director James F. Powers, the Committee considered that he has first-hand familiarity with equestrian sports and activities; the experience and expertise acquired as a founder and former senior executive officer leading the growth and expansion of the Company during its first 24 years; has in-depth knowledge of the accounting, database marketing and specialty catalog businesses; and has made valuable contributions to the Company's Board since 1999. In his capacity as Chair of the Compensation Committee through March 31, 2013, Chair of the Nominating and Corporate Governance Committee since March 31, 2013 and as a continuing member of the Audit Committee since 2005, Mr. James F. Powers has led the compensation policy making of the Company and nominating and governance oversight of the Company and helped guide the Company in performing its Audit Committee duties. In such capacity, Mr. James F. Powers has demonstrated strong independence from and determined vigilance in dealing with management; for example, in negotiating Mr. Day's employment contract; overseeing executive compensation; and administering the Company's stock option plans.

Stockholder Recommendations and Stockholder Nominations

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and does not alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by writing to The Nominating and Corporate Governance Committee, care of Secretary, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.

        Stockholders may nominate director candidates by following the procedures described under the heading "Stockholder Proposals" later in this Proxy Statement.

INFORMATION ABOUT COMPENSATION COMMITTEE

General

        The Compensation Committee is comprised of Independent Directors; and pursuant to its Charter, is charged with the overall responsibility of the Board relating to executive and director compensation. A copy of the Compensation Committee Charter is available to security holders at the Company's website at http://investor.shareholder.com/dovr/documents.cfm.

        Pursuant to (and subject to the more detailed provisions of) its Charter, the Compensation Committee's authority and responsibilities include the following:

  •
  Assist the Board in developing and evaluating potential candidates for executive positions, including the chief executive officer, and to oversee the development of executive succession plans;

  •
  Review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, and based upon these evaluations shall set the chief executive officer's annual compensation, including salary, bonus, incentive and equity compensation;

  •
  Review and approve on an annual basis the evaluation process and compensation structure and amounts for the Company's named executive officers and other officers;

  •
  Review, operate and administer the Company's incentive compensation and other stock-based plans and recommend changes in such plans to the Board as needed;

  •
  Review executive officer compensation for compliance with applicable laws and regulations; and

  •
  Review and approve employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits.

        The Committee is not authorized to delegate these responsibilities to management or to any Director who is not Independent. The Committee may recommend either that the full Board of Directors, or that all of the Independent Directors acting as a group, in respect of one or more responsibilities or matters, act on behalf of the Committee, and/or approve, ratify, or confirm the action or recommendation of the Committee.

Narrative

        In setting, implementing and monitoring company-wide and individual compensation, the Company (through its Compensation Committee, CEO and other senior management) considers the potential and actual effects of its compensation policies and practices on the Company's risk management practices generally, and on potential or actual risk-taking incentives, behaviors or activities by employees, individually and/or together with others. The Company reviews, at least annually and periodically at other appropriate time(s), compensation policies, practices and arrangements as they relate to the Company's risk management objectives generally, and specifically to consider whether its compensation policies, practices and arrangements, individually and in the aggregate, appropriately align employee incentives with the Company's Board-approved business and risk management objectives.

        As previously reported, management has recommended and the Board has decided, consistent with the vote of the Company's stockholders and the recommendation from the Board, to submit a separate resolution on the compensation of the Company's named executive officers to the Company's stockholders for an advisory vote every three years in its proxy materials (the next such vote being at the 2016 Annual Meeting of Stockholders of the Company), and to conduct the next advisory vote on the frequency of stockholder votes on the compensation of the Company's named executive officers at the same interval (which thus would also be at the 2016 Annual Meeting of Stockholders of the Company).

        In respect of the Company's employment contract with its CEO, the Compensation Committee in 2005 negotiated its terms and conditions directly with the CEO.

        The Chief Strategy Officer ("CSO") (formerly the COO, prior to June 2010) negotiated his employment contract with the CEO in 2005, which was subsequently approved by the Compensation Committee.

        In connection with his promotion in 2010, the Chief Operating Officer (formerly the VP of Operations) negotiated his employment contract with the CEO, which was subsequently approved by the Compensation Committee.

        In connection with his hiring in 2013, the Executive Vice President (the "EVP") negotiated his employment contract with the CEO, which was subsequently approved by the Compensation Committee and concurrence of its Board.

        In connection with his continued employment in 2014, the Chief Financial Officer negotiated his employment contract with the CEO, which was subsequently approved by the Compensation Committee.

        As noted immediately below in the section of this Proxy Statement titled "Executive Compensation", the Compensation Committee from time to time makes reference to certain Sector Compensation Studies in negotiating base salary and performance bonus targets for the CEO, and in considering the CEO's recommendations of base salary and performance bonus targets for the CSO, COO, EVP and CFO both in respect of these officers' employment contracts and the payment of bonuses thereunder.

        None of the Compensation Committee, the CEO or any other member of the Company management engaged, retained or consulted with any compensation consultant in fiscal 2013 or 2014, nor was any compensation paid to the Company's Named Executive Officers ("NEOs") in 2013 or 2014 based upon the recommendation of any compensation consultant.

        In administration of the Company's stock option program and the discretionary award of options thereunder, the Committee issues option awards to NEOs and other key employees based on their assessment, after consultation with the CEO and other senior management, of the continued year-to-year relative contributions of each such individual to the Company's success.

EXECUTIVE COMPENSATION

SUMMARY OF MATERIAL FACTORS

Base Salary, Bonus and Stock Option Program

        The philosophies and objective of the Company's compensation plan, as designed by the Chief Executive Officer and approved by the Compensation Committee, for our principal executive officer (the "PEO" or "CEO") and our other four most highly compensated executive officers who served in such capacities during the fiscal year ended December 31, 2014 (the "Named Executive Officers" or "NEOs") is the same as for all of our senior management: that is, competitive market-determined base salaries, combined with a performance bonus opportunity to earn in the upper quartile of total compensation as a reward for superior financial performance.

        The Company applies these principles both to its employment agreements with Messrs. Day (CEO), Schmidt (COO), Grylls (CSO), Cullen (EVP) and Pearce (CFO). Copies of Messrs. Day's and Grylls' employment agreements may be found, respectively, as Exhibits 10.29 and 10.30 to the Company's Registration Statement on Form S-1, as filed on August 26, 2005 with the Securities and Exchange Commission ("SEC"), as amended by Exhibits 10.34 and 10.35 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as filed on March 30, 2006 with the SEC. A copy of Mr. Schmidt's employment agreement may be found as Exhibit 10.70(A) to the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as filed on March 31, 2015 with the SEC. A copy of Mr. Cullen's employment agreement may be found in Form 8-K filed on August 15, 2013 with the SEC. A copy of Mr. Pearce's employment agreement may be found in Form 8-K filed on January 28, 2014 with the SEC.

        Mr. Day and Mr. Grylls' fixed base salaries were set in 2005 and had not been increased since that review date until 2011. In 2011, the Compensation Committee agreed to reinstate the provisions of Messrs. Day and Grylls employment contracts that provide for annual increases of their base salaries on January 1, 2011 at the same rate as the increase in the Consumer Price Index for All Urban

Consumers (the "CPI-U".) Messrs. Day, Grylls and Schmidt's base salaries were increased 1.5% retroactive to January 1, 2011. On January 1 of 2012, Messrs. Day, Grylls and Schmidt's were increased by CPI-U 2011 increase of 3.0% in conformance with the employment contracts. On January 1, 2013, Messrs. Day, Grylls and Schmidt's were increased by CPI-U 2012 increase of 1.7% in conformance with the employment contracts. On January 1, 2014, Messrs. Day, Grylls, Schmidt, Cullen and Pearce each received an increase of 1.5% in conformance with their employment contracts. On January 1, 2015, Messrs. Day, Grylls, Schmidt, Cullen and Pearce each received an increase of 0.8% in conformance with their employment contracts. The Compensation Committee has historically used independent compensation surveys conducted for the Company and public surveys to establish the salary and other compensation and benefit levels. These salary studies included Mercer Multi-Outlet Retailer Compensation Survey for retail companies with less than $500 million in revenue, an independent compensation study by The Bostonian Group in conjunction with Wickford Consulting, an independent report by Salary.com, a Business Week survey for CEOs of Boston retailers with $10 million in sales and the Hewitt Associates Catalog Industry Survey (herein, the "Sector Compensation Studies"). During fiscal 2009, effective April 1, the NEOs voluntarily offered to take, and the Compensation Committee approved, an interim 5% pay cut in their base salaries for the ensuing twelve months, as part of management's stringent Company-wide cost-savings plan. (This interim voluntary salary reduction terminated on March 31, 2010; the Compensation Committee approved the reinstatement of the NEOs' prior full base salaries as of April 1, 2010.) Mr. Schmidt's annual base salary was set in September 2010 at $220,000, based on such Sector Compensation Studies and his new responsibilities as COO. Mr. Schmidt was paid retroactive base salary of $32,662 in 2010 that he deferred during the Company's pay freeze in 2009 and 2010.

        The Company's incentive bonus program is based on the Company's performance against certain targets for its Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA calculated before any bonus expense (the "Bonus Target"). Adjusted EBITDA limitations are set forth on page 29 under "Results of Operations", Management's Discussion and Analysis of Financial Condition and Results of Operations, of Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 31, 2015.

        When we use the term "Adjusted EBITDA", we are referring to net income minus interest income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment (income) loss, net. We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

        The following table reconciles net income to Adjusted EBITDA before bonus expense which is the performance level achieved in comparison to the Bonus Target (in thousands):

	Year Ended December 31, 2014	Year Ended December 31, 2013
Net income	$1,231	$1,591
Depreciation	1,473	1,162
Amortization of intangible assets	64	69
Stock-based compensation	440	310
Interest expense, financing and other related costs, net	656	576
Other investment loss, net	(14)	13
Provision for income taxes	1,041	1,284

Adjusted EBITDA	$4,890	$5,005

Bonus expense (for all employees)	722	977
Adjusted EBITDA before bonus	$5,611	$5,982

        In fiscal 2014, the Company achieved an Adjusted EBITDA (before bonus) of $5,611,000, which is 84.5% of its Board-approved Bonus Target of $5,666,630. Mr. Day and Mr. Grylls are paid 10% of their base salaries upon achievement of 75% of the Bonus Target, another 0.8% of their base salaries for achieving each additional 1.0% of the Bonus Target between 76% and 100% of the Bonus Target and another 1.0% of their base salaries for achieving each additional 1.0% of the Bonus Target between 101% and 110% of the Bonus Target. Mr. Day and Mr. Grylls can earn up to 40% of their base salaries upon achieving 110% of the Bonus Target. Mr. Schmidt is paid 10.0% of his base salary upon achievement of 75% of the Bonus Target, another 0.8% of his base salary for achieving each additional 1.0% of the Bonus Target between 76% and 87.5% of the Bonus Target, another 0.4% of his base salary for achieving each additional 1.0% of the Bonus Target between 87.6% and 100.0% of the Bonus Target and another 0.5% of his base salary for achieving each additional 0.5% of the Bonus Target between 101% and 110% of the Bonus Target. Mr. Schmidt can earn up to 30% of his base salary upon achieving 110% of the Bonus Target. In the case of Mr. Schmidt, he can earn a Warehouse Operating bonus of 5% of his base salary upon achievement of 100% of the performance objective, as recommended by the CEO, for operating efficiently the warehouse and another 0.5% of his base salary for achieving each additional 1.0% of the performance objective between 101% and 110% of the performance objective. Mr. Schmidt can earn up to 10% of his base salary upon achieving 110% of the performance objective. Mr. Cullen is paid 1% of his base salary upon achievement of 75% of the Bonus Target, another 1.4% of his base salary for achieving each additional 0.5% of the Bonus Target between 76% and 110% of the Bonus. Mr. Cullen can earn up to 50% of his base salary upon achieving 110% of the Bonus Target. Mr. Pearce is paid 11.67% of his base salary upon achievement of 75% of the Bonus Target, another 0.93% of his base salary for achieving each additional 1.0% of the Bonus Target between 76% and 100% of the Bonus. Mr. Pearce can earn up to 35% of his base salary upon achieving 100% of the Bonus Target.

        Because 84.5% of the Bonus Target was met in 2014, under the Company's incentive bonus program set forth in their employment contracts, Mr. Day and Mr. Grylls were paid 17.6% of their base salaries, Mr. Cullen 14.0% of his base salary, Mr. Pearce 20.5% of his base salary, and Mr. Schmidt 23.6% of his base salary. Accordingly, the Compensation Committee approved the award of bonuses to the NEOs in the following respective amounts: Mr. Day, $66,000 (17.6% times $377,710); Mr. Grylls, $41,000 (17.6% times $234,180); Mr. Schmidt, $56,000 (the sum of $42,000 (17.6% times $237,491) plus a Warehouse Operating bonus of $14,000 (6.0% times $237,491); Mr. Cullen, $39,000 (14% times $279,125) and Mr. Pearce, $44,000 (20.5% times $215,363). In the case of Messrs. Day, Grylls, Cullen and Pearce, their entire bonus was based on the Bonus Target. In the case of

Mr. Schmidt, $42,000 of his bonus was based on the Bonus Target, and the balance of $14,000 was a Warehouse Operating bonus for his performance against agreed job metrics, as recommended by the CEO and approved by the Compensation Committee.

        In fiscal 2013, the Company achieved an Adjusted EBITDA (before bonus) of $5,982,000, which is 122.5% of its Board-approved Bonus Target of $4,884,501. Mr. Day and Mr. Grylls are paid 10% of their base salaries upon achievement of 75% of the Bonus Target, another 0.8% of their base salaries for achieving each additional 1.0% of the Bonus Target between 76% and 100% of the Bonus Target and another 1.0% of their base salaries for achieving each additional 1.0% of the Bonus Target between 101% and 110% of the Bonus Target. Mr. Day and Mr. Grylls can earn up to 40% of their base salaries upon achieving 110% of the Bonus Target. Mr. Schmidt is paid 10.0% of his base salary upon achievement of 75% of the Bonus Target, another 0.8% of his base salary for achieving each additional 1.0% of the Bonus Target between 76% and 87.5% of the Bonus Target, another 0.4% of his base salary for achieving each additional 1.0% of the Bonus Target between 87.6% and 100.0% of the Bonus Target and another 0.5% of his base salary for achieving each additional 0.5% of the Bonus Target between 101% and 110% of the Bonus Target. Mr. Schmidt can earn up to 30% of his base salary upon achieving 110% of the Bonus Target. In the case of Mr. Schmidt, he can earn a Warehouse Operating bonus of 5% of his base salary upon achievement of 100% of the performance objective, as recommended by the CEO, for operating efficiently the warehouse and another 0.5% of his base salary for achieving each additional 1.0% of the performance objective between 101% and 110% of the performance objective. Mr. Schmidt can earn up to 10% of his base salary upon achieving 110% of the performance objective. Mr. Cullen is paid 1% of his base salary upon achievement of 75% of the Bonus Target, another 1.4% of his base salary for achieving each additional 1.0% of the Bonus Target between 76% and 110% of the Bonus. Mr. Cullen can earn up to 50% of his base salary upon achieving 110% of the Bonus Target. Mr. Pearce is paid 11.67% of his base salary upon achievement of 75% of the Bonus Target, another 0.93% of his base salary for achieving each additional 1.0% of the Bonus Target between 76% and 100% of the Bonus. Mr. Pearce can earn up to 35% of his base salary upon achieving 100% of the Bonus Target.

        For 2013 since 122.5% of the Bonus Target was met, under the Company's incentive bonus program set forth in their employment contracts, Mr. Day and Mr. Grylls were paid 40% of their base salaries, and Mr. Schmidt was paid 38% of his base salary. Accordingly, the Compensation Committee approved the award of bonuses to the NEOs in the following respective amounts: Mr. Day, $149,000 (40% times $372,128); Mr. Grylls, $92,000 (40% times $230,719); Mr. Schmidt, $89,000 (the sum of $70,000 (30% times $233,909) plus a Warehouse Operating bonus of $19,000 (8.0% times $233,909); Mr. Cullen, $40,100 (50% times $275,000 prorated for the 3 1/2 months he worked in 2013) and Mr. Pearce, $74,263 (35% times $212,180). In the case of Messrs. Day, Grylls, Cullen and Pearce, their entire bonus was based on the Bonus Target. In the case of Mr. Schmidt, $70,000 of his bonus was based on the Bonus Target, and the balance of $19,000 was a Warehouse Operating bonus for his performance against agreed job metrics, as recommended by the CEO and approved by the Compensation Committee.

        Dover believes that in addition to the short term focus encouraged by the incentive bonus program, senior management should also have a longer term focus. This is achieved by having all of the members of the senior management included in the Company's Stock Option Program.

        In 2014, the Compensation Committee did not award stock options as there were insufficient options available in the option pool to grant new awards.

        On August 15, 2013, the Compensation Committee awarded 160,000 stock options to Mr. James Cullen as part of his employment agreement. The Committee based its option awards to Mr. Cullen relative to the awards to other NEO compensation and his anticipated contributions to the Company's success. All of Mr. Cullen's stock option awards are incentive stock options. The vesting is pursuant to the following: 1) 50,000 shares shall vest annually in arrears at the rate of 20% each year for five years; 2) 50,000 shares shall vest ratably over 5 years if the Company achieves its annual EBITDA target commencing in fiscal 2014; the ratable vesting to occur each year of the Executive's employment that the Company achieves its annual EBITDA target; 3) 50,000 shares shall vest so long as both the Executive remains an employee of the Company and the Company achieves a valuation of $6.00 or more per share in an equity transaction occurring by August 14, 2015; and 4) 10,000 shares shall vest so long as both the Executive remains an employee of the Company and the Company achieves a valuation of $6.50 or more per share in an equity transaction occurring by August 14, 2015; with vesting of all unexpired options to accelerate in the event of closing of an equity transaction. The exercise price was set at the closing market price on the date of the award, and the options are scheduled to expire on August 14, 2023.

        During the course of 2013, the Compensation Committee had a continuing dialogue with management in order to establish the range of total potential option grants to all Directors, Officers and key employees. On November 20, 2013, the Compensation Committee awarded 15,725 stock options each to Messrs. Day, Grylls, Schmidt and Pearce out of a total of 167,700 stock options awarded to all Company employees. The Committee based its option awards to NEOs, relative to the awards to other employees, on its continued year-to-year assessment of the relative contributions of respective senior management to the Company's success. All of the November 2013 NEO stock option awards were incentive stock options and vest annually in arrears at the rate of 20% each year for five years. In the case of Mr. Day, the exercise price was set at 110% of the closing market price on the date of the award, and the options are scheduled to expire on November 19, 2018. In respect of Messrs. Grylls, Schmidt and Pearce and the other 2013 optionees, the exercise price was set at the closing market price on the date of the award, and the options are scheduled to expire on November 19, 2023.

 SUMMARY COMPENSATION TABLE

        The following table sets forth information concerning the compensation of our Chief Executive Officer and our other four Named Executive Officers for each of the Company's last two fiscal years. The Company did not, in respect of any of our NEOs in fiscal years 2013-2014, grant any restricted stock awards or stock appreciation rights, accrue deferred compensation charges, or make any long-term incentive plan payouts

Summary Compensation Table
for Fiscal Year End
December 31, 2014

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(2)	Option Award ($)(3)(4)(6)	All Other Compensation(5)	Total ($)
Stephen L. Day(8)	2014	$377,710	$66,327	$0	$25,247	$469,285
Chief Executive Officer(7)	2013	$371,985	$148,851	$65,413	$25,027	$611,276
Jonathan A.R. Grylls(9)	2014	$234,180	$41,123	$0	$10,000	$285,303
Chief Strategy Officer(7)	2013	$230,630	$92,288	$74,223	$10,000	$407,479
William G. Schmidt	2014	$237,418	$55,954	$0	$15,000	$308,371
Chief Operating Officer	2013	$233,819	$88,885	$60,710	$13,746	$397,160
James H. Cullen	2014	$279,125	$38,967	$0	$0	$318,092
Executive Vice President	2013	$74,038	$40,100	$302,000	$32,000	$440,121
David R. Pearce(10)	2014	$215,363	$44,126	$0	$7,500	$266,989
Chief Financial Officer(10)	2013	$214,246	$74,263	$60,710	$544	$349,763

(1)
Amounts reported for each period include amounts deferred by the named individuals pursuant to the Company's 401(k) Plan. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(2)
Amounts reported for each period include amounts that have been earned with respect to that period but may have been paid in a subsequent period.

(3)
All options are for the purchase of shares of Company Common Stock.

(4)
The aggregate grant date fair value ("AGDFV") computed in accordance with FASB ASC Topic 718 , of stock options awarded to each NEO, subject to the assumptions summarized in Stock Options Plans and Stock-Based Compensation in Footnote 7 "Stockholders Equity" on pages 50-51 of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on March 31, 2015, but disregarding the estimates therein of forfeitures related to service-based vesting condition. These figures represent the AGDFV value of the 15,725 stock options awarded annually to Messrs. Day, Grylls, Schmidt and Pearce in 2013 in his respective capacity as executive officer.

(5)
Amounts represent premiums for individual insurance policies for life, disability, medical, dental, eye and/or long-term care coverage and signing bonus.

(6)
The service-based vesting conditions for options awarded to each NEO prior to 2006 were satisfied, so no forfeitures were incurred to adjust reported compensation.

(7)
Includes $11,550 in AGDFV of non-cash shared-based compensation from 2013, awards of stock options for services as Director, computed as described, and subject to the assumptions referenced, in the above footnote 4 to this Summary Compensation Table.

(8)
For Mr. Day, his aggregate number of option awards outstanding at December 31, 2013 was 83,340, of which 20,440 are for services as Director. His aggregate number of option awards outstanding at December 31, 2014 was 83,340, of which 20,440 are for services as Director.

(9)
For Mr. Grylls, his aggregate number of option awards outstanding at December 31, 2013 was 150,950, of which 20,440 are for services as Director. His aggregate number of option awards outstanding at December 31, 2014 was 112,285, of which 20,440 are for services as Director.

(10)
For Mr. Pearce, his aggregate number of option awards outstanding at December 31, 2013 was 96,675, of which 10,500 are for services as Director. His aggregate number of option awards outstanding at December 31, 2014 was 96,675, of which 10,500 are for services as Director.

 OUTSTANDING EQUITY AWARDS TABLE

        The following table sets forth certain information regarding unexercised options for each Named Executive Officer as of the end of the Company's 2014 fiscal year. The Company does not have any outstanding stock awards or other equity incentive plan awards to any NEO.

Outstanding Equity Awards Table
Outstanding Equity Awards as of December 31, 2014

		Option Awards Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Stephen L. Day	3,145	12,580	(1)		$5.39	11/18/18
	700	2,800	(2)		$4.90	11/18/23
	3,500		(2)		$4.50	11/13/17
	6,290	9,435	(1)		$3.95	11/16/17
	9,435	6,290	(1)		$3.65	11/16/16
	1,400	2,100	(2)		$3.59	11/16/22
	12,580	3,145	(1)		$3.41	11/16/15
	2,100	1,400	(1)		$3.32	11/27/21
	2,800	700	(2)		$3.10	11/16/20
	2,940		(2)		$1.24	11/20/18
James H. Cullen	10,000	40,000	(1)		$3.75	08/14/23
	0	50,000	(3)		$3.75	08/14/23
	0	60,000	(4)		$3.75	08/14/23
Jonathan A.R. Grylls	700	2,800	(2)		$4.90	11/18/23
	3,145	12,580	(1)		$4.90	11/18/23
	15,725		(1)		$4.50	11/13/17
	3,500		(2)		$4.50	11/13/17
	6,290	9,435	(1)		$3.59	11/16/22
	1,400	2,100	(2)		$3.59	11/16/22
	9,435	6,290	(1)		$3.32	11/27/21
	2,100	1,400	(2)		$3.32	11/27/21
	12,580	3,145	(1)		$3.10	11/16/20
	2,800	700	(2)		$3.10	11/16/20
	13,220		(1)		$1.24	11/20/18
	2,940		(2)		$1.24	11/20/18
William G. Schmidt	3,145	12,580	(1)		$4.90	11/18/23
	15,725		(1)		$4.50	11/13/17
	6,290	9,435	(1)		$3.59	11/16/22
	9,435	6,290	(1)		$3.32	11/27/21
	12,580	3,145	(1)		$3.10	11/16/20
	2,644		(1)		$1.24	11/20/18
David R. Pearce	3,145	12,580	(1)		$4.90	11/18/23
	6,290	9,435	(1)		$3.59	11/16/22
	9,435	6,290	(1)		$3.32	11/27/21
	32,000	8,000	(1)		$3.10	11/16/20
	10,500		(2)		$2.01	11/16/19

(1)
Incentive Stock Option awarded as Officer of the Company, vesting on anniversary date of grant at rate of 20% per year for five years.

(2)
Non-qualified Stock Option awarded for services as Director of the Company, vesting on anniversary date of grant at rate of 20% per year for five years.

(3)
Incentive Stock Option awarded to Mr. Cullen, vesting ratably over 5 years if the Company achieves its annual EBITDA target commencing in fiscal 2014; the ratable vesting to occur each year of the Executive's employment that the Company achieves its annual EBITDA target.

(4)
Incentive Stock Option awarded to Mr. Cullen, 50,000 shares vesting so long as both the Executive remains an employee of the Company and the Company achieves a valuation of $6.00 or more per share in an equity transaction occurring by August 14, 2015 and 10,000 shares vesting so long as both the Executive remains an employee of the Company and the Company achieves a valuation of $6.50 or more per share in an equity transaction occurring by August 14, 2015.

OTHER COMPENSATION ARRANGEMENTS

Retirement Plans and Benefits

        The Company does not maintain a pension or other retirement plan for its employees, and none of the NEOs have or are entitled to receive any benefits under any tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Certain Employment and Severance Arrangements

        Stephen L. Day and Jonathan A.R. Grylls each have employment agreements with the Company which, among other things, provide that if their employment is terminated by the Company other than for cause (as defined below), the Company will make severance payments to them in an aggregate amount equal to twice the amount of their annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid, plus, in the event such termination occurs on or after July 1 of any year and the Company is meeting or exceeding the goals previously established under the annual incentive plan for that year, a pro rata portion of his annual incentive compensation will be paid.

        William G. Schmidt has an employment agreement with the Company which, among other things, provides that if his employment is terminated by the Company other than for cause, the Company will make severance payments to him in an aggregate amount equal to twice the amount of his annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid, plus, in the event such termination occurs on or after July 1 of any year and the Company is meeting or exceeding the goals previously established under the annual incentive plan for that year, a pro rata portion of his annual incentive compensation will be paid.

        James H. Cullen has an employment agreement with the Company which, among other things, provides that if his employment is terminated by the Company other than for cause, the Company will make severance payments to him in an aggregate amount equal to one times (there are triggering events changing it to twice the amount of his annual base) the amount of his annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid, plus, in the event such termination occurs on or after July 1 of any year and the Company is meeting or exceeding the goals previously established under the annual incentive plan for that year, a pro rata portion of his annual incentive compensation will be paid.

        David R. Pearce has an employment agreement with the Company which, among other things, provides that if his employment is terminated by the Company other than for cause (as defined below), the Company will make severance payments to him in an aggregate amount equal to one times the amount of his annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary otherwise would have been paid, plus, in the event such termination occurs on or after July 1 of any year and the Company is meeting or exceeding the goals previously established under the annual incentive plan for that year, a pro rata portion of his annual incentive compensation will be paid.

        Each of those employment agreements separately provides for the following payments to the executive if the executive's employment is terminated within two years following a change in control (as defined below) by the Company without cause or by the executive with good reason (as defined below): a lump sum equal to 2 times (in the case of Messrs. Day, Grylls, and Schmidt) and 1 times (in the case of Mr. Pearce) the executive's annual base salary at the time of termination, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive. In the case of Mr. Cullen, he would receive a lump sum equal to 1 times his annual base salary at the time of any such termination, provided that, if at the time of termination he is serving as President of the Company, or if another person had succeeded to the office of President of the Company, Mr. Cullen would receive a lump sum equal to 2 times his annual base salary in connection with any such termination.

        The Company may terminate each such Executive's employment for cause if the executive falsifies Company accounts; embezzles funds; commits fraud; is convicted of, or pleas nolo contendere to, a felony; or engages in conduct not in the best interests of the Company and which is or if continued would be materially harmful to the business, interests or reputation of the Company and as to which the Board of Directors has given the executive notice in writing, specifying the exact conduct deemed materially harmful and providing a minimum of a thirty (30) day opportunity to cure.

        Also, as a result of the change in control of the Company occasioned by the merger at the $8.50 per share price, then all outstanding stock options held by the executive for the purchase of shares of the Company's Common Stock shall immediately become exercisable in full.

        A change of control shall be deemed to take place if (i) any person or group becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the Securities Exchange Act of 1934), directly or indirectly, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company; (ii) any merger or consolidation involving the Company (such as the merger described in this proxy statement), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iv) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any person or group other than in the ordinary course of business; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets. The Executive may terminate his employment for "good reason" for (i) failure of the Company to continue the executive in the position of President and Chief Executive Officer in the case of Mr. Day, Vice President and Chief Operating Officer in the case of Mr. Schmidt, Vice President and Chief Strategy Officer in the case of Mr. Grylls, Executive Vice President in the case of Mr. Cullen, and Chief Financial Officer in the case of Mr. Pearce; (ii) if the Company requires the Executive to work on a regular basis at any location outside of a fifty (50) mile radius of Littleton in the case of Messrs. Day, Grylls and Cullen and of the Commonwealth of Massachusetts in the case of Messrs. Schmidt and Pearce, or material diminution in the nature or scope of the executive's responsibilities, duties or authority; or (iii) any other material breach of this Agreement by the Company and, if such breach may be cured, the Company's failure to do so within ten (10) days after written notice thereof.

        The following table shows the potential payments to the Named Executive Officers on December 31, 2014 upon termination for cause or for good reason, or termination within two years of a change of control of the Company.

 Illustrative Post-Employment Payments

Executive Compensation, Payments, and Other Benefits Upon Separation Compensation and Other Benefits:	Termination without Cause or Resignation for Good Reason Continuation of Base Salary for 24 months		Termination within two years of Change of Control Lump Sum Payment	Disability Continuation of Base Salary for up to 12 months
Stephen L. Day	$755,420	(1)	$755,420	$377,710
Chief Executive Officer
William G. Schmidt	$474,982	(2)	$474,982	$237,491
Chief Operating Officer
Jonathan A.R. Grylls	$468,360	(3)	$468,360	$234,180
Chief Strategy Officer
James H. Cullen	$279,125	(4)	$279,125	$279,125
Executive Vice President
David R. Pearce	$215,363	(5)	$215,363	$215,363
Chief Financial Officer

(1)
Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $151,084.

(2)
Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $94,967.

(3)
Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $93,672.

(4)
Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $139,562.

(5)
Eligible for prorated participation in the incentive bonus program for any year if termination occurs after July 1, with potential of up to $75,377.

DIRECTOR COMPENSATION

Directors' Compensation

        The Company's Director compensation program has been in place since 2005, when the Board approved a recommendation by the Compensation Committee of the Board based on information available regarding comparable companies. Effective with the consummation of the Company's IPO, each Non-Employee Director receives a $7,000 annual retainer, $750 for each meeting of the Board of Directors that he or she attends in person and $375 for each telephonic meeting of the Board of Directors that he or she attends. All Audit Committee members receive $750 for every meeting held in person or by telephone. For the other committees, the Chairs each receive $500 per meeting and the other committee members receive $375 per meeting. Directors who are employees of the Company are not paid any separate fees for serving as directors. The Chairman of the Audit Committee receives an additional $3,000 annual retainer. The Chairman of the Special Committee receives an additional $3,000 annual retainer.

        Each new Director is granted an option to purchase 7,000 shares of our common stock. Moreover, all Directors will, with respect to each fiscal year in which they serve as a Director, be granted an option to purchase 3,500 shares of our common stock. All options granted to Directors have an exercise price equal to the fair market value of our common stock on the respective dates of such grants.

        In 2014, the Compensation Committee did not grant and award to each Director options since there were insufficient shares reserved for grant from the options pool.

        In 2013, the Compensation Committee approved the grant and award to each Director options to purchase 3,500 shares of the Company's common stock.

        In addition, all Directors have been authorized to purchase merchandise at the standard employee discount rate of cost-plus-10%.

        The following table sets forth Director fees earned and the value of stock options awarded to Directors in fiscal 2013. No Director received Stock Awards, Non-equity Incentive Plan Compensation, Pension Plan Rights, Non-Qualified Deferred Compensation or other reportable compensation during 2014 or any prior year.

Director Compensation

for Fiscal Year End December 31, 2014

Name of Director(1)	Fees Earned or Paid in Cash	Option Award ($)(2)(3)		All Other Compensation ($)	Total ($)
Kevin K. Albert	$18,875	$0	(6)	$0	$18,875
Gregory F. Mulligan	$12,125	$0	(2)	$0	$12,125
John W. Mitchell	$15,250	$0	(3)	$0	$15,250
David J. Powers	$10,500	$0	(4)	$0	$10,500
James F. Powers	$16,000	$0	(5)	$0	$16,000

(1)
The compensation earned by Mr. Day and Mr. Grylls as Directors is included in the Summary Compensation Table of this Proxy Statement.

(2)
For Mr. Mulligan, his aggregate number of option awards outstanding at December 31, 2014 was 23,940.

(3)
For Mr. Mitchell, his aggregate number of option awards outstanding at December 31, 2014 was 30,940.

(4)
For Mr. David J. Powers, his aggregate number of option awards outstanding at December 31, 2014 was 20,440.

(5)
For Mr. James F. Powers, his aggregate number of option awards outstanding at December 31, 2014 was 20,440.

(6)
For Mr. Kevin K. Albert, his aggregate number of option awards outstanding at December 31, 2014 was 21,000.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on April 16, 2015 there were 6,205,263 issued shares and 5,409,492 outstanding shares of Common Stock, entitled to cast 5,409,492 votes. On May 1, 2015 the closing price of the Company's common stock as reported by NASDAQ was $8.46 per share.

Principal Stockholders

        The following tables set forth certain information with respect to the beneficial ownership of the Common Stock filed with the SEC as of May 1, 2015, by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director and nominee for director of the Company, (iii) each of the persons named in the Summary Compensation Table and (iv) all current executive officers and directors of the Company as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Shares of Common Stock issuable by the Company pursuant to options that may be exercised within 60 days after May 1, 2015 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by the applicable person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

Beneficial Ownership of Five Percent Holders of Common Stock of Dover Saddlery, Inc.

	Shares Beneficially Owned*
Name	Number	Percent
North Star Investment Management Corp.(1)	1,085,445	20.1%
Glenhill Capital(2)	918,983	17.0%
Stephen L. Day(4)	659,634	12.1%
Michele R. Powers(7)	312,534	5.8%
David J. Powers(5)	307,775	5.7%
James F. Powers(6)	307,775	5.7%
Financial & Investment Management, Ltd.(3)	263,050	4.9%

*
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(1)
The Company has received a copy of a report on Schedule 13G/A from North Star Investment Management Corp. with a signature dated February 10, 2015 disclosing 877,820 shares of common stock with sole voting power and dispositive power and 207,625 shares of common stock with shared dispositive power. The address of North Star Investment Management Corp. is: 20 North Wacker Drive, Suite 1416, Chicago, IL 60606. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(2)
The Company has received a copy of a report on Schedule 13D/A, with a signature dated June 14, 2007, filed with the SEC on June 20, 2007 on behalf of Glenhill Advisors, LLC, a Delaware limited liability company, Glenn J. Krevlin, a citizen of the United States, Glenhill Capital Management, LLC, a Delaware limited liability company, Glenhill Capital LP, a Delaware limited partnership, Glenhill Capital Overseas GP Ltd., a Cayman Islands exempted company, and Glenhill Capital Overseas Master Fund L.P., a Cayman Islands limited partnership. Glenhill Advisors, LLC, Glenhill Capital Management, LLC, and Glenhill Capital Overseas GP Ltd. Are engaged in the business of investment management, and Glenhill Capital LP and Glenhill Capital Overseas Master Fund L.P. are engaged in the investment and trading of a variety of securities and financial instruments. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, a security holder of the Company and sole shareholder of Glenhill Capital Overseas GP Ltd. Glenhill Capital Overseas GP Ltd. Is general partner of Glenhill Capital Overseas Master Fund L.P., a security holder of the Company. Of the 918,983 shares of common stock beneficially owned by this group: (a) 589,685 shares of common stock (11.36%) are owned by Glenhill Capital, LP; and (b) 329,298 shares of common stock (6.35%) are owned by Glenhill Capital Overseas Master Fund L.P. The address of and principal office of each of the foregoing Persons is 598 Madison Avenue, 12th Floor, New York, New York 10022. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(3)
The Company has received a copy of a report on Schedule 13G, with a signature dated May 31, 2014, filed with the SEC on June 12, 2014 on behalf of Financial & Investment Management, Ltd, a Michigan company. Financial & Investment Management, Ltd is engaged in the business of investment management. Of the 263,050 shares of common stock (4.9%) represented in this report: all are beneficially owned by advisory clients of Financial & Investment Management, Ltd; Financial & Investment Management holds shared voting power and dispositive power; and no single advisory client owns five (5%) or more of the class of common stock. The address of and principal office of Financial & Investment Management, Ltd, is 111 Cass Street, Traverse City, MI 49684. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC.

(4)
The Company has received a copy of a report on Form 4, with a signature dated November 22, 2013, and a report on Form 5 with a signature dated February 14, 2014, both filed by Mr. Stephen L. Day and indicating Mr. Stephen L. Day's address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 614,744 shares of the Company's common stock, and also includes 44,890 vested options to purchase shares of the Company's common stock. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC and the Company's internal records.

(5)
The Company has received a copy of a report on Form 4, with a signature dated November 22, 2013, and a report on Form 5 with a signature dated February 14, 2014, both filed by Mr. David J. Powers and indicating Mr. David J. Powers' address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 294,335 shares of the Company's common stock, and also includes 13,440 vested options to purchase shares of the Company's common stock. The Company has no reason to believe that any change in the foregoing information has occurred, based on the reports on file with the SEC and on the Company's internal records.

(6)
The Company has received a copy of a report on Form 4, with a signature dated November 22, 2013, and a report on Form 5 with a signature dated February 14, 2014, both filed by Mr. James F. Powers and indicating Mr. James F. Powers' address is: 525 Great Road, Littleton, MA 01460. As indicated on the foregoing reports, this amount includes 294,335 shares of the Company's common stock, and also includes 13,440 vested options to purchase shares of the Company's common stock. The Company has no reason to believe that any change in the foregoing information has occurred, based on the reports on file with the SEC and on the Company's internal records.

(7)
The Company has received a copy of a report on Schedule 13G from Michele Powers, with a signature dated February 14, 2006 disclosing: 132,690 shares of the Company's common stock owned by Michele Powers individually and also includes 19,314 vested unlapsed options to purchase of the Company's common stock owned by Michele Powers individually, furthermore includes shared voting power over 130,440 additional shares. 65,220 of these additional shares are owned by her husband, Richard Powers, and the remaining 65,220 shares are owned by a trust benefiting her daughter, the Carly R. Powers Trust; and indicating that Ms. Powers' address is: 525 Great Road, Littleton, MA 01460. Michele Powers exercised 9,225 options in November 2011; 1,977 options in November 2014; 4,612 options in December 2014 and has an additional 27,000 vested options. The Company has no reason to believe that any change in the foregoing information has occurred based on the reports on file with the SEC and the Company's internal records.

Security Ownership of Management

	Shares Beneficially Owned*
Name	Number	Percent
Stephen L. Day(1)	659,634	12.1%
David J. Powers(2)	307,775	5.7%
James F. Powers(3)	307,775	5.7%
Jonathan A.R. Grylls(4)	252,835	4.6%
Kevin K. Albert(9)	88,600	1.6%
William G. Schmidt(5)	75,069	1.4%
David R. Pearce(8)	62,870	1.1%
Gregory F. Mulligan(6)	29,780	0.5%
John W. Mitchell(7)	23,940	0.4%
James H. Cullen(10)	10,000	0.2%
Executive officers and directors as a group (ten persons)	1,818,278	31.7%

*
The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(1)
Includes 614,744 shares of the Company's common stock, and also includes 44,890 vested options to purchase shares of the Company's common stock.

(2)
Includes 294,335 shares of the Company's common stock, and also includes 13,440 vested options to purchase shares of the Company's common stock.

(3)
Includes 294,335 shares of the Company's common stock, and also includes 13,440 vested options to purchase shares of the Company's common stock.

(4)
Includes 179,000 shares of the Company's common stock, and also includes 73,835 options to purchase shares of the Company's common stock.

(5)
Includes 25,250 shares of the Company's common stock, and also includes 49,819 vested options to purchase shares of the Company's common stock.

(6)
Includes 12,840 shares of the Company's common stock, and also includes 16,940 options to purchase shares of the Company's common stock.

(7)
Includes 23,940 vested options to purchase shares of the Company's common stock.

(8)
Includes 1,000 shares of the Company's common stock directly owned, 500 shares of the Company's common stock indirectly owned and also includes 61,370 vested options to purchase shares of the Company's common stock.

(9)
Includes 76,000 shares of the Company's common stock directly owned and also includes 12,600 vested options to purchase shares of the Company's common stock.

(10)
Includes 10,000 vested options to purchase shares of the Company's common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In October of 2004, the Company entered into a lease agreement with a minority stockholder. The agreement, which relates to the Plaistow, NH retail store, is a five-year lease with options to extend for an additional fifteen years. For the year ended December 31, 2014 the Company expensed approximately $219,000 in connection with the lease. For the year ended December 31, 2013, the company expensed approximately $215,000 in connection with the lease.

        In order to expedite the efficient build-out of leasehold improvements in its new retail stores, the Company utilizes the services of a real estate development company owned by a non-executive Company employee and minority stockholder to source construction services and retail fixtures. Total payments for the year ended December 31, 2014, consisting primarily of reimbursements for materials and outside labor, for the fit-up of stores were approximately $642,000. Reimbursements for the year ended December 31, 2013 were approximately $573,000.

        On October 26, 2007, the disinterested members of the Audit Committee of the Board of Directors approved a $5.0 million subordinated debt financing facility as part of a plan to refinance the Company's current subordinated debt with Patriot Capital. The new sub-debt facility was led by BCA Mezzanine Fund, L.P. (BCA), which participated at $2.0 million (in which Company Board member Gregory F. Mulligan holds a management position and indirect economic interest). The subordinated loans were consummated as of December 11, 2007. On March 27, 2009, following approval of the Board of Directors (with Mr. Mulligan abstaining), the Company amended the subordinated loan agreement to adjust various covenant levels for the fiscal year 2009, due to the on-going impact of the economic recession. In September of 2009, following the prior approval of the Board (with Mr. Mulligan abstaining), the Company modified certain terms of the warrants and reduced the exercise price to $2.75 per share. A charge of $36,000 was recognized in conjunction with the warrant modification and is included in interest expense. On March 28, 2011, the Company repaid the subordinated debt and all deferred interest from the proceeds of a term note borrowed from the Company's bank; the BCA warrant is still outstanding. Except as noted above with respect to Mr. Mulligan, there is no relationship, arrangement or understanding between the Company and any of the Subordinated Holders or any of their affiliates, other than in respect of the loan agreement establishing and setting forth the terms and conditions of this mezzanine loan agreement. In 2011, the Company made interest payments to BCA of $105,000.

TRANSACTIONS WITH RELATED PERSONS

Policy and Procedures for the Review, Approval or Ratification of Transactions with Related Persons

        The Company has a Related Party Transaction Approval Policy ("RTP Policy") that sets forth policies and procedures for the review, approval or ratification of transactions with related persons. The Board of Directors adopted the RTP Policy in 2007, in recognition that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) that is contrary to the interests of the Company's stockholders.

        Pursuant to the RPT Policy, all related party transactions involving the Company must be upon terms and conditions and for such considerations as are as favorable to the Company as could reasonably be expected in an arm's-length transaction under similar circumstances in which a related person is not involved. A "related party transaction" means any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company is a participant and in which a related person has a direct or indirect material interest. A related person includes any director, officer or family member of an officer or director, or any person holding 5% or more of the Company's common stock. Officers and directors must notify the Company of all existing family relationships with the Company, and of transaction and potential transactions that the Company has or proposes to have with any related person. The Audit Committee of the Company's board of directors must pre-approve any related party transaction.

        In determining whether to approve a related person transaction, the RTP Policy charges the Audit Committee with analysis of the following factors, in addition to any other factors the Committee deems appropriate:

          (A)  whether the terms are fair to the Company;

          (B)  whether the transaction is material to the Company;

          (C)  the role the related person has played in arranging the transaction;

          (D)  the structure of the transaction;

          (E)  whether the transaction would impair the independence of an outside Director;

          (F)  whether the transaction would present an improper conflict of interest for any Director or Executive Officer of the Company, taking into account: (i) the size of the transaction, (ii) the overall financial position of the Director or Executive Officer, (iii) the direct or indirect nature of the Director's or Executive Officer's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors deemed relevant; and

          (G)  the interests of all related persons in the transaction.

        A related person transaction will only be approved by the Audit Committee if the Audit Committee determines that the related person transaction is beneficial to the Company and the terms of the related person transaction are fair to the Company. Approval of a related person transaction may, in the discretion of the Audit Committee, be conditioned upon the Company and the related person taking any actions that the Audit Committee deems appropriate to protect the interests of the Company or ensure the fairness of the transaction to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2013 and 2014, and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2013, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)

        Pursuant to the policies and procedures described above, under the heading, "Information Concerning the Audit Committee and Auditors", the Audit Committee has selected McGladrey LLP ("McGladrey") as the Company's independent registered public accounting firm for fiscal year 2015. If the Company's stockholders fail to ratify this appointment, the Audit Committee will consider a replacement auditor if it determines such replacement is in the best interest of the Company.

Vote Required

        The affirmative vote of a majority of the shares "represented and entitled to vote" will be required to approve this Proposal. Because ratification of selection of auditors is a routine matter under the rules of the New York Stock Exchange ("NYSE"), brokers who are members of the NYSE and hold their client shares of Company common stock in street name may vote those shares in respect of this Proposal 2 at the brokers' discretion when they have not received timely voting instructions from their clients. Such broker discretionary votes duly cast in respect of this Proposal 2 will thus be counted as shares "represented and entitled to vote" on this Proposal 2.

Recommendation

        The Audit Committee, on behalf of the Board, recommends that you vote FOR the ratification of the selection of McGladrey as the Company's independent registered public accounting firm.

 THE MERGER
(PROPOSAL 3)

        The following is a description of the material aspects of the merger. You are encouraged to read carefully the full text of the merger agreement attached to this Proxy Statement as Annex A because it constitutes the legal document that governs the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

The Parties to the Merger Agreement

  Dover Saddlery, Inc.

        Dover Saddlery, Inc. is a Delaware corporation with principal executive offices located at 525 Great Road, Littleton, Massachusetts 01460. Dover is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, Dover sells products for horses and riders through catalogs, the Internet and 28 company-owned retail stores in the United States. See "Where You Can Find More Information" on page 109.

  Dover Saddlery Holdings, Inc. and Dover Saddlery Merger Sub, Inc.

        Dover Saddlery Holdings, Inc. is a Delaware corporation. Dover Saddlery Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of Buyer. The principal executive offices of both Buyer and Merger Sub are located at 950 Winter Street, Suite 4200, Waltham, Massachusetts 02451. Buyer and Merger Sub are affiliates of Webster, and at the closing of the transactions contemplated by the merger agreement, funds managed by Webster and QIC will own substantially all the equity of Buyer. Both Buyer and Merger Sub were formed by Webster solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and have not engaged in any business except for activities incidental to their formation and as contemplated by the merger agreement.

Certain Effects of the Merger

        If the Company's stockholders approve the merger agreement, and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation in the merger.

        Upon consummation of the merger, each share of common stock issued and outstanding immediately prior to the effective time of the merger, including shares issued upon exercise and deemed exercise of all outstanding options and warrants (other than shares held in the treasury of the Company, by Parent or Merger Sub, or by holders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive $8.50 in cash, without interest.

        Our common stock is currently registered under the Exchange Act and is quoted on NASDAQ under the symbol "DOVR." As a result of the merger, the Company will cease to be a publicly traded company and will be wholly owned by Parent. In addition, upon consummation of the merger our common stock will no longer be listed on any stock exchange or quotation system, including NASDAQ. Following consummation of the merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated.

Background of the Merger

        The board has frequently reviewed, with the Company's management and with the assistance of financial and legal advisors, the Company's strategic and financial alternatives in light of developments in the Company's business, in the sectors in which it competes, in the economy generally, and in financial markets. From time to time, the board has examined a number of these alternatives including recapitalizing the Company through debt and equity private placements, acquisitions of businesses complementary to the Company's business, mergers with strategic and financial buyers, and a sale of the Company. In addition, from time to time the Company has received unsolicited inquiries from third parties seeking to determine the Company's interest in strategic transactions. The discussion below summarizes the events leading up to the signing of the merger agreement.

        On August 1, 2013, the board met, together with members of management and the Company's securities counsel, Preti Flaherty, to identify various strategic and financial alternatives potentially available to the Company. At this meeting, the board met with Duff & Phelps Securities, LLC ("Duff & Phelps") and another financial advisor to discuss market conditions related to mergers and acquisitions, the Company's prospective positioning and parties that might be interested in exploring strategic options with the Company. As a result of this meeting, the board determined to explore the Company's strategic alternatives, including a possible sale of the Company. The board authorized management to explore working with a financial advisor, and to consider, and possibly pursue, strategic options to best serve the interests of the Company's stockholders. In addition, the board authorized management to conduct a more extensive review and, subject to such review, to retain Duff & Phelps as the Company's investment banker and financial advisor to commence the review of the Company's strategic options.

        On September 18, 2013, the board met by telephone conference call together with members of management and Duff & Phelps, to determine whether the Company should commence a formal process to explore strategic initiatives. At this meeting, the board decided that senior management should evaluate all of Dover's current and projected risks, opportunities and strategic alternatives. The alternatives included one, or a combination of two or more of the several options, such as: continuing with or modifying the Company's existing business plan; buying or merging with other parties; partnering with a financial sponsor; pursuing a going private transaction, along with a financial sponsor; conducting a leveraged recapitalization or buyout; and potentially selling all or parts of the business. In addition, the board determined that the Company would issue a public announcement of its intention to explore strategic alternatives, which would ensure that interested parties not otherwise contacted were likely to become aware of the process and approach the Company on their own initiative.

        On September 20, 2013, the Company retained Duff & Phelps to act as its financial advisor in connection with exploration of strategic alternatives, including consideration and possible pursuit of a sale of the Company. The Company chose Duff & Phelps as its financial advisor based on, among other factors, Duff & Phelps's experience and knowledge of middle market retail companies, its well established relationships with equity sponsors investing in retail apparel companies, its overall reputation, and its extensive experience in mergers and acquisitions, financing and capital markets.

        On September 23, 2013, the Company issued a press release announcing that it had initiated a process to identify and consider a range of operational, financial and strategic alternatives to better pursue its growth strategy and accelerate the enhancement of value for the benefit of stockholders. The Company also announced that it had engaged Duff & Phelps as its financial advisor in connection with this process.

        Beginning after the September 23rd announcement, theboard and management began the process of identifying and reviewing these operational, financial and strategic alternatives. At a regular meeting of the board on November 5, 2013, management reported on the strategic evaluation process, including plans to survey the market beginning in early 2014, in order to develop the data to consider and compare against potential risks and returns of other strategic alternatives. Over the next few months, representatives of Duff & Phelps met with management and reported to the board several times to discuss the Company's business and financial condition, to review a sale process and to consider potential purchasers of the Company. During this period, Duff & Phelps prepared, with the assistance of the Company, a confidential information memorandum designed to market the Company to prospective buyers and growth capital investors (the "memorandum"). The memorandum included a description of the Company's business and operations, a summary of the Company's industry, its growth opportunities, and certain financial information. In this context, the board continued to consider various alternative approaches to a sale process with Duff & Phelps, as well as the optimal timing for soliciting potential bids.

        Beginning in February and continuing through May 2014, the Company and Duff & Phelps contacted over 250 potentially interested parties composed of 34 strategic parties and 232 private equity funds and other financial buyers, including Webster and another private equity fund ("Party 1"), and entered into 85 non-disclosure agreements ("NDAs") with 8 strategic parties and 77 private equity funds and other financial buyers, including Webster. Upon the Company's receipt of an executed NDA, it authorized Duff & Phelps to furnish the memorandum to prospective buyers. In February 2014, in connection with the review of strategic alternatives, management, at the request of the board, prepared financial projections for fiscal years 2014, 2015, 2016, 2017, 2018.

        At a regularly scheduled meeting on March 25, 2014, the board met with certain members of management and Preti Flaherty for its quarterly oversight review, and to receive an update on the strategic initiatives process. The directors reviewed the list of prospects and discussed strategies to promote competitive interest in the Company. The board determined that Duff & Phelps should actively engage with each prospect, including off-site management meetings with the most promising prospective bidders commencing in mid-April 2014. The board also discussed forming a special committee of the board to oversee the strategic initiatives process and to review potential bids.

        Duff & Phelps informed the potential bidders that their preliminary indications of interest would be due no later than April 9, 2014. The Company received non-binding indications of interest from 13 potentially interested parties in this initial round. Ten of the 13 the potentially interested parties indicated a fixed price or a price range that reached over $6.00 per share, with the overall per share value range of all 13 interested parties between $4.26 and $7.51, with an implied enterprise value of between $32 million and $54 million. At the time, on April 9, 2014, the Company's common stock closing price on NASDAQ was $5.57 per share. This meant that the highest value range submitted represented between a 21% and 35% premium over the closing price on April 9, 2014. After its review of the indications of interest, the board concluded that the Company and Duff & Phelps should continue their efforts to encourage prospective bidders to increase their bid prices.

        During the weeks of April 21 and May 5, members of management and representatives of Duff & Phelps conducted in-person management meetings with ten of the potentially interested parties, including a board member of a company in the animal health sector ("Party 2") who is also affiliated with a private equity fund. Nine of these parties that the Company believed had the most attractive bids and continued interest in the Company received access to additional financial and business information from the Company thereafter.

        At the May 6, 2014 regular meeting of the board, the directors received another update from Duff & Phelps about the interest that the Company had received to date. Management and the board discussed current prospects that had submitted bids and the specifics of each bid, including the price per share. The board established a special committee to evaluate indications of interest and bids from prospective purchasers, on an as-appropriate basis to deal directly with and negotiate with prospective purchasers, and to make reports and recommendations to the board. The board appointed Messrs. John Mitchell, Kevin Albert and James Powers as special committee members, each of whom was, and has continued throughout to be, a nonexecutive, independent director. Mr. Mitchell was appointed chairman of the special committee. The board selected each of these directors based on each director's independence and relevant experience and skills. In connection with their appointments, the board instructed the special committee members to request detailed briefings on management's forecasts, valuation metrics and capital requirements; the process status, strategy and tactics for the transaction; and capital needs to support the Company's strategic growth as an independent public company.

        On May 15, 2014, management met in person with an additional interested potential strategic buyer who had not provided an initial bid. This party ultimately withdrew from the process.

        On May 20, 2014, the special committee met with members of management, representatives of Duff & Phelps and Preti Flaherty, to continue its review of the Company's strategic alternatives, including the indications of interest previously received from the potentially interested parties. The special committee and Duff & Phelps also discussed plans for the next steps in the sale process. The special committee was encouraged by the number of parties that had submitted indications of interest to the Company in April, as well as the ongoing interest in the transaction demonstrated by the continuing due diligence of these parties. In light of these considerations, the special committee concluded that the Company should pursue two complementary approaches in the next round of the sale process.

        The special committee determined that Duff & Phelps should request a new round of bids in June 2014. This was based both on the special committee's belief that the additional extensive due diligence the initial interested parties had conducted after the initial indications of interest were submitted might support higher bids, as well as the special committee's belief that the Company's financial results in the first quarter of 2014 could positively impact the bid prices in the next round of the sale process. Earlier in May, after the initial indications of interest had already been received, the Company announced that total revenues for the first quarter of 2014 increased 9.4% compared to the first quarter of 2013, and revenues in its retail channel increased 21.5%. The Company attributed part of this improved financial performance to three new retail stores it opened in the fourth quarter of 2013. Looking forward, the Company planned to open an additional 4-6 retail stores in 2014. The special committee believed that this strategy was beginning to show results that might be reflected in higher bid prices in the next round of the process. The special committee also believed that these results were not reflected in the Company's share price (which had fallen from a recent high of $5.79 in February), and continued to view a sale transaction as a way to improve returns to the Company's stockholders.

        The special committee also determined that the Company should pursue a strategy to increase the bid prices by expanding the market outreach. Therefore, on May 28, 2014, management met with Piper Jaffray & Co. ("Piper Jaffray") to discuss the Company's strategic approach and the possibility of increasing interest in the Company by soliciting bids from strategic buyers and other private equity firms that had not yet been solicited during the current market-survey process. On May 30, 2014, the special committee met by telephone conference call and authorized management to negotiate an engagement with Piper Jaffray to co-advise the Company during the strategic initiatives process and seek out additional prospective partners.

        On May 29, 2014 members of management and representatives of Duff & Phelps met with another potential strategic buyer who had not submitted a bid but had expressed some interest in the Company. This party ultimately withdrew from the process.

        On June 4, 2014 members of management and representatives of Duff & Phelps met with a potential strategic buyer in the animal health sector ("Party 3") to discuss diligence related matters.

        On June 12, 2014, the special committee again met by telephone conference call, together with members of management, representatives of Duff & Phelps and Preti Flaherty, to continue its review of the Company's strategic alternatives. The special committee discussed management's initial meeting with Party 3 and tactics for engaging with other strategic bidders, and again considered engaging Piper Jaffray or another financial advisor to expand the search for additional interested strategic purchasers.

        On June 16, 2014, Duff & Phelps sent a proposed form of letter of intent to 8 potentially interested parties, asking the parties to provide a non-binding offer to acquire all of the Company's stock in a merger transaction and each party's proposed per share valuation.

        By July 3, 2014, the Company had received 4 non-binding letters of intent in the second round of the process. The special committee met again by telephone on July 6, 2014 to review with management and Preti Flaherty the bids the Company had received. The four potentially interested parties submitted letters of intent with an implied per share value ranging between $5.70 and $7.04. The special committee and management discussed these valuations, as well as the results of meetings between management and the current bidders, and agreed that Duff & Phelps should encourage the top bidders to increase their offers and submit a best and final bid within the next four weeks.

        At the July 6, 2014 special committee meeting, management outlined and received committee approval for a proposed engagement with Piper Jaffray, pursuant to which Piper Jaffray would concentrate its efforts on strategic buyers in the animal health sector and invite prospects in the animal health and retail sectors to attend meetings with the Company's management over the next several weeks. On July 7th, the Company engaged Piper Jaffray as a co-advisor in order to assist the Company in contacting and negotiating with additional potential purchasers and analyzing any proposals received.

        On July 17, 2014, the special committee met with the Company's management and Piper Jaffray to discuss the Company's proposed sale transaction and the status of Piper Jaffray's plans. Piper Jaffray proposed to approach 10 to 12 potential strategic and financial companies, based on their interest and experience in the animal horse health sector and worked with management to update the confidential information memorandum with information of interest to this group of potential buyers. Piper Jaffray, contacted 10 strategic and financial companies and invited them to submit non-binding indications of interest. Piper Jaffray and management conducted preliminary telephone meetings with six potential strategic buyers in late July 2014.

        The board held a regular meeting on August 5, 2014. In addition to regular business, the board spent significant portions of this meeting on a further review and financial analysis of the Company's strategic and financial alternatives, the status of the sale process (including the letters of intent submitted by the potentially interested financial buyers solicited by Duff & Phelps), and follow-on discussions between these parties and Duff & Phelps. The board also considered Piper Jaffray's progress to date to solicit and arrange preliminary discussions with potential strategic buyers in the animal horse-health sector.

        The special committee met with management again by telephone on October 3, 2014 to receive an update on the Company's strategic alternative process. Management reported that there were three leading potential bidders in the search: Party 2, Party 3 and a private equity fund that provided a bid in connection with the July 2014 sale process ("Party 4"). Party 2 had proposed entering into a joint venture with the Company, in lieu of an outright acquisition of the Company's outstanding shares; however, it had not yet submitted any formal proposal to that effect. The special committee also considered the letter of intent proposals received from the three interested bidders in the second round of the sale process in July 2014. The special committee and management considered the next steps in the process and the special committee determined that Piper Jaffray and Duff & Phelps (the "Co-Advisors") should solicit a highest and best bid from each of the active parties in the process.

        On October 13, 2014, the special committee again met with management and Preti Flaherty. At this meeting, management provided the special committee with an updated status of the sale process with the most active financial parties and potential strategic buyers Party 2 and Party 3. The special committee concluded that the Co-Advisors should request that the various interested parties submit new letters of intent with respect to an acquisition of the Company no later than November 3, 2014, which was the day before the next regular meeting of the Company's board.

        By November 3, 2014, the Company received bids from three potentially interested parties. Buyer, Party 4, and another private equity fund which had submitted a bid in the July 2014 sale process ("Party 5") and Webster submitted non-binding letters of intent to acquire the Company with an implied per share value ranging between $6.35 and $7.05.

        At its regular meeting on November 4, 2014, the board reviewed, with the Company's management and Preti Flaherty, the three updated letters of intent submitted by Party 4, Party 5 and Webster on November 3rd. Management reported on the proposed bid prices of the three interested parties, ongoing discussions with other potential strategic bidders and plans to request that the bidders submit revised bids based on a standard set of assumptions so that management and the Company's financial advisors could evaluate them consistently. The board evaluated the three bids, Party 2's informal proposal for a joint venture with the Company and strategies to maintain the active interest of bidders and suitors and increase the price range of the top bids.

        On November 5, 2014, management and the Co-Advisors discussed the three letters of intent submitted earlier in November. Duff & Phelps informed the Company's management that Party 1 had expressed renewed interest in the Company and had requested additional due diligence materials to evaluate a possible acquisition of the Company. Management and the Co-Advisors suggested to management that the next steps in the sale process would be to (1) require that Party 4, Party 5 and Webster that submitted letters of intent in November (along with Party 1) provide the Company with a final and best bid in the coming weeks, (2) inform bidders that the Company would consider bids above $7 per share to be competitive and (3) follow up again with other potentially interested parties to again gauge their interest in making a proposal in the next round of bidding. Management planned to ask interested parties to submit revised bids, after which the Company would enter into an exclusivity arrangement with a preferred bidder. The Co-Advisors and management also believed that it was increasingly unlikely that Party 3 would make an offer because it had not responded to multiple attempts by the Co-Advisors to reengage in the sale process.

        On November 11, 2014, two of the Company's directors (Jim Powers and David Powers) and Duff & Phelps met with Webster to review the Company's operations and highlight its growth opportunities. The next day, the Company's management spoke with one of Webster's principals regarding proposed deal structure, the Company's growth strategy and diligence information requests.

        On November 24, 2014, the Co-Advisors sent a letter to each of the five potentially interested parties (Parties 1, 2, 4 and 5 and Webster) requesting that, no later than December 9, 2014, each party submit a final per share proposal to acquire the Company in an all-cash acquisition of all the Company's stock through a merger. The letter requested that all proposals should be based on a net price-per share, determined on a fully diluted basis, without a minimum level of working capital and without any adjustment for changes in working capital levels, a markup of an form of term sheet, a commitment that the interested party would pay a reverse termination fee in the event of a certain breaches by the interested party or its inability to complete the merger, and certain other material terms.

        By December 12, 2014, each of Webster, Party 1, Party 4 and Party 5 submitted non-binding letters of intent to acquire the Company with an implied per share value ranging between $7.05 and $8.00.

        On December 15, 2014, management met with the Co-Advisors to discuss the four non-binding letters of intent. The special committee also met on December 15, 2014 and discussed these bids with management. At this point, based on its view of the results of the Company's growth strategy, the special committee instructed management to continue to push to obtain higher bids.

        From December 15, 2014 through December 31, 2014, the Company and the Co-Advisors arranged meetings and facilitated Party 1 and Party 5's diligence to arrive at their best and final non-binding letters of intent.

        On January 5, 2015, Party 1 submitted an improved non-binding letter of intent and on January 7, 2015, the Co-Advisors were informed that Webster would be providing a non-binding letter of intent. On January 14, 2015, Webster submitted a revised non-binding letter of intent and exclusivity agreement.

        On January 15, 2015, the special committee met via telephone with the members of management and representatives of Duff & Phelps to discuss and review the final non-binding letters of intent from Webster, Party 1 and Party 5, and to consider the proposed transaction. Representatives of Duff & Phelps reviewed the respective non-binding letters of intent as well as the recent progress of the sale process. Following extensive discussion, the special committee unanimously authorized the Company to negotiate a letter of intent with Webster.

        On January 19, 2015, the Company engaged Bartlit Beck Herman Palenchar & Scott, LLP ("Bartlit Beck") as special outside transactional counsel in connection with the proposed sale to Webster.

        On January 26, 2015, the Company and representatives of Duff & Phelps conducted in-person meetings with Webster to commence negotiation of Webster's non-binding letter of intent. Negotiations continued through February 5, 2015, resulting in Webster providing a letter of intent on more favorable terms to the Company than those included in Webster's original proposed letter of intent submitted on January 14, 2015, including with respect to the payment of expenses and the termination fees.

        On February 5, 2015, the Company and Webster signed a non-binding letter of intent ("Deal LOI") pursuant to which Webster would acquire all of the outstanding shares of the Company's common stock (including shares to be issued upon exercise and deemed exercise of options and warrants) for $8.50 per share. The Deal LOI also included the parties' intent to include a standard fiduciary out clause to the no-shop provision in the definitive agreement in order for the Company to consider any superior proposals, and provided for a breakup fee of 4% of the transaction consideration that the Company would pay Webster if the Company breached and failed to close the merger or elected to pursue a superior proposal, and a reverse termination fee of 4% of the transaction consideration that Webster would pay the Company if Webster breached and failed to close the merger.

        On February 6, 2015, the special committee met by telephone conference call, together with the members of management and Preti Flaherty, to discuss and review Webster's bid and the proposed Deal LOI between Webster and the Company. Following analysis and extensive discussion, the special committee unanimously determined that the transactions contemplated by Webster's Deal LOI, including the merger, would be in the best interests of the Company and its stockholders, and the committee approved and ratified the Deal LOI and the process and conditions for due diligence and negotiation of a definitive agreement described therein.

        On March 3, 2015, the Company made available to Webster and certain affiliates, as well as Duff & Phelps, certain prospective financial information concerning the Company, including projected revenues, EBITDA, net income and free cash flow for fiscal year 2015, and later updated this information. See "—Projected Financial Information—Projections."

        On March 13, 2015, the special committee met by telephone conference call, together with the members of management, Preti Flaherty and representatives of Bartlit Beck and Duff & Phelps, to discuss an update on the Deal LOI and sale process. The special committee determined to reconvene on March 23 to follow up with its recommendation, as at that time the documents would be substantially final forms of each agreement.

        Webster's Deal LOI contemplated that the Company's management team would continue to manage the Company following the merger and that, as a condition to Webster agreeing to the merger agreement, the Company's management team would need to commit to employment, support and other customary agreements (the "ancillary agreements") acceptable to Webster. In light of this contingency, at the time of approval of the Webster Deal LOI, the special committee confirmed its role in overseeing the negotiation of the ancillary agreements and in assuring the fairness of their terms, in order to mitigate against the potential for adverse impact upon the Company's ability to realize the benefits of the merger agreement. At the same time, the special committee noted its role in assessing the ancillary agreements for potential interests of any of the Company's directors and executive officers in the ancillary agreements that are different from, or in addition to, those of other stockholders of the Company generally. At its meeting on March 13, 2015, the special committee reconfirmed these dual roles and disclosed them to the Company's officers and potentially interested directors.

        Commencing the week of March 16, Webster and key members of the Company's management (Messrs. Day, Grylls, Cullen and Pearce) discussed possible changes to the management team's employment agreements, terms of the support agreements, structuring the possible rollover of management's stock and options in the Company into equity of Buyer, the terms and conditions of an equity incentive plan to be created by Buyer, and agreements by management not to compete with the Company following termination of employment with the Company. Following every meeting and exchange of proposals between Webster and management, special committee chair John Mitchell and Preti Flaherty maintained frequent contact with management to discuss open issues and potential resolutions.

        On March 23, 2015, the substantially final forms of the proposed merger agreement and the support agreement were circulated to the board. The key issues of negotiation included the circumstances under which the Company would pay Webster a termination fee, the fact that the proposed transaction was not contingent upon financing, Webster's obligation to close the transaction and the scope of the Company's representations and warranties.

        On March 23, 2015, the special committee met in person, together with the members of management, and Preti Flaherty, and, via telephone, with representatives of Bartlit Beck and Duff & Phelps, to discuss the merger. The special committee recommended that the board approve the merger and merger agreement, contingent on successful negotiation of other ancillary agreements and documents and resolution of remaining issues.

        At the Board meeting on March 23, 2015, following extensive discussion, the board unanimously determined that the transactions contemplated by the merger agreement and certain support agreements were advisable and in the best interests of the Company and its stockholders, approved the merger agreement and authorized management to execute the agreement, and recommended that the Company's stockholders approve the adoption of the merger agreement, subject to satisfactory resolution of the remaining issues.

        Following the board meeting, from March 23, 2015 through April 13, 2015, the Company and Webster Capital continued to negotiate the merger and ancillary agreements.

        Between March 23, 2015 through March 30, 2015 and prior to signing a final merger agreement and support agreement with Webster, the Company renewed contact with Party 5 and another private equity fund that provided a bid in connection with the July 2014 sale process ("Party 6"), who had both been active bidders for the Company during the final stages of the July 2014 sale process, and the Company solicited from each a new bid to exceed the $8.50 price bid by Webster. After consideration, Party 6 declined to submit a higher bid or key terms for management retention. Following further discussion with the Company, Party 5 raised their prior bid but did not exceed Webster's price: Party 5's revised letter of intent contained a matching $8.50 bid, but conditioned the matching bid on an exclusive thirty-day period for due diligence and negotiation of a definitive agreement. Party 5's matching bid price also failed to include key terms for management retention. After consulting with the Co-Advisors and the special committee, management determined that Party 5's revised bid had less certainty of value and less likelihood of completion than the merger agreement with Webster. Moreover, management and the special committee concluded that granting exclusivity to Party 5 would impair the probability of completing a deal with Webster, which proposal did not have the same conditions as Party 5's bid. Therefore, the Company declined to accept Party 5's revised bid.

        On March 29, 2015, Bartlit Beck provided Webster and Goodwin Proctor a list of the remaining issues to be negotiated to finalize the terms of the merger and ancillary agreements.

        On April 8, 2015, Webster Capital and management met for an in-person, all-day meeting at the Company's headquarters in Littleton, Massachusetts to discuss the list of remaining issues and to negotiate terms satisfactory to both parties.

        On April 9, 2015, management briefed special committee Chair John Mitchell on proposed resolution of outstanding items. Mr. Mitchell then polled his colleagues on the special committee on the morning of April 10, 2015 to update them on the proposed final terms and confirm their approval. The special committee confirmed its approval for the merger agreement.

        From April 10, 2015 through April 13, 2015, Webster, management, Goodwin Proctor, Bartlit Beck and Preti Flaherty drafted, reviewed and finalized the merger agreement, the support agreement, the ancillary agreements and the press release to announce the transaction. Negotiations regarding the management team's employment and post-merger ownership in Buyer continued until April 13, with regular oversight by the special committee. The negotiations resulted in Webster and the management team agreeing to leave the management team's current employment and noncompete agreements in place. In addition, Webster agreed to permit the management team to invest cash in Buyer on the same terms and conditions as Webster and to rollover certain amounts of Dover stock into equity of Buyer. If the management team agreed to invest at least $500,000 in Buyer, Webster agreed that the management team would split a bonus of up to $100,000 (in the aggregate), with a pro rata reduction in the bonus amount for an aggregate investment of less than $500,000. Webster also agreed to permit the management team to purchase, for fair market value at the time of purchase, up to 200,000 shares of preferred stock in Buyer (approximately 3% of Buyer's preferred stock) for a period of up to one year after the closing. Stock of Buyer acquired by management will be subject to customary restrictions on transfer, tag-along rights in favor of management, drag-along rights in favor of Webster, preemptive rights, and information rights. Webster agreed to appoint Messrs. Day and Cullen to the Company's board following the merger. The management team and Webster agreed that, from Buyer's new incentive plan following the merger, executive employees of the Company could acquire, for fair market value, equity in Buyer constituting up to 10% of Buyer's equity, half of which would be granted immediately following the closing. Vesting of awards under the new plan would occur over a four year term, subject to early vesting upon a change of control of Buyer. In approving the merger agreement and these ancillary agreements, the special committee determined that their terms and conditions: (i) were fair and customary for a transaction of this type; and (ii) did not offer to any director or officer of the Company, in exchange for their agreement to vote their shares of Company stock in favor of the merger agreement, separate or additional consideration from that offered to all the Company's other stockholders pursuant to the merger agreement.

        On April 13, 2015, the parties executed the merger agreement and related transaction agreements and issued a press release.

Reasons for the Merger

        On March 23, 2015, the board unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Dover and its stockholders. Accordingly, the board unanimously recommends that Dover stockholders vote "FOR" the merger proposal.

        In the course of making the unanimous decision to approve and recommend the merger agreement and the merger, the board consulted with outside financial advisors and Dover's management team, and considered a number of factors that it believed supported its decision, including the following:

        Attractive Value.    The board considered the current and historical market prices of the common stock, including the market performance of the common stock relative to those of other participants in the Company's industry and general market indices, and the fact that the merger consideration of $8.50 per share in cash represents an attractive premium of approximately 70% to the Company's stock price of $5.00 on April 13, 2015, and a premium of 113% to the Company's stock price of $3.99 on September 23, 2013, the date the Company announced that it was initiating the process of identifying and considering a range of operational, financial and strategic alternatives.

        Best Alternative for Maximizing Stockholder Value; Thorough and Well Publicized Sale Process.    The board considered that the merger consideration of $8.50 in cash per share was more favorable to the Company's stockholders than the potential value that might result from other alternatives reasonably available to the Company, including, but not limited to, recapitalizing the Company through debt and equity private placements, acquisitions of businesses complementary to the Company's business, other forms of sale transactions, and organic growth achieved from the continued operation of the Company on a stand-alone basis in light of a number of factors, including the following:

  •
  The board considered that the Company had conducted a lengthy, exhaustive and thorough process, directed by the board and the special committee, which consisted solely of independent directors, during which representatives of the Company contacted or were contacted by more than 250 potential participants, entered into non-disclosure agreements with and engaged in due diligence or provided management presentation to 10 potential bidders, received first round indications of interest from 13 bidder groups, and ultimately negotiated with Webster as well as 3 other bidding groups towards the end 2014, none of which was willing to make a definitive offer at a superior price. The board also noted that, based on conversations and the course of negotiations with, Webster, $8.50 per share appeared to be the highest price Webster could offer. Among other things, Webster informed representatives of the Company that after increasing its offer to $8.50 per share, it was unwilling or unable to offer additional consideration. In addition, prior to signing a final merger agreement and stockholder agreement with Webster, the Company and its Co-Advisors received notice from two parties who had expressed some interest in the Company during the sale process; however, neither of the parties provided a superior bid.

  •
  The board determined that a sale of the Company was a better alternative than continuing to operate the Company as currently structured on a stand-alone basis. While the Company's growth strategy of opening new retail stores was showing early positive financial results, the ultimate success of this strategy was uncertain due to significant limitations under the Company's debt facilities and the Company's inability to secure other equity or debt financing on favorable terms. That meant that the Company would find it very challenging to finance the ongoing capital expenditures necessary to pursue this strategy and increase earnings, share price and shareholder value. Furthermore, the merger consideration to be paid by Buyer demonstrates, in the board's view, that a sale of the Company is most likely to recognize the Company's strategic growth opportunities and reward the stockholders for forward-looking value than if the Company stays independent. This view is also supported by the fact that the merger consideration of $8.50 per share in cash represents an attractive premium of approximately 70% to the Company's stock price of $5.00 on April 13, 2015, and a premium of 113% to the Company's stock price of $3.99 on September 23, 2013, the date the Company announced that it was initiating the process, despite the Company's profitable growth and successful opening of new stores during the same time interval.

  •
  The board noted that the Company's receptiveness to a sale transaction was well publicized, including as a result of (1) the Company's public announcement on September 23, 2013 of its intent to explore strategic alternatives including a possible sale of the Company, and (2) the Company engaging two sophisticated and well positioned financial advisors that collectively ran a comprehensive search for potential strategic and financial buyers.

  •
  On several occasions in 2014, the board evaluated carefully, with the assistance of financial advisors, the risks and potential benefits associated with other strategic or financial alternatives and the potential for stockholder value creation associated with those alternatives, including the alternative of raising debt financing to fund store expansion, as well as the alternative of not engaging in a strategic or financial transaction and executing on the Company's business plans. As part of these evaluations, the board considered:

  •
  the risks associated with executing on the Company's business plans, including that the Company's business plans are based, in part, on projections that are dependent on a number of variables, including economic growth, same-store-sales growth, ability to execute on store expansion plans, and overall business performance that are difficult to project and are subject to a high level of uncertainty and volatility; and

    •
    general macroeconomic challenges and economic weaknesses that could result in reduced consumer spending.

        Greater Certainty of Value.    The board considered that the proposed merger consideration is all cash, so that the transaction provides stockholders certainty of value and liquidity for their shares, especially when viewed against the risks and uncertainties inherent in the Company's stand-alone strategy, with or without a financial transaction such as a leveraged recapitalization or highly dilutive private placement of equity.

        Likelihood of Completion.    The board considered the likelihood of completion of the merger in light of the terms of the merger agreement and the closing conditions, including:

  •
  The conditions to closing contained in the merger agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Company's representations and warranties, are generally subject to a number of "material adverse effect" or other materiality qualifications;

  •
  the fact that Buyer and Merger Sub have obtained committed equity financing and the limited number and nature of the conditions to the equity financing; and

  •
  the requirement that, in the event of a failure of the merger to be consummated under specified circumstances, particularly circumstances relating to the failure of equity financing at closing, Parent will pay the Company a termination fee of $2,072,400, and the obligation to pay such amounts by Buyer, pursuant to the terms of the termination fee commitment letters, as more fully described under "—The Merger Agreement— Termination Fees."

        Opportunity to Receive Alternative Proposals and to Terminate the Transaction in Order to Accept a Superior Proposal.    The board considered the terms of the merger agreement permitting the Company to receive unsolicited alternative proposals, and the other terms and conditions of the merger agreement, including:

  •
  the Company's right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals made prior to the time the Company's stockholders approve the proposal to adopt the merger agreement;

  •
  the provision of the merger agreement allowing the board to terminate the merger agreement, in specified circumstances relating to a superior proposal, subject, in specified cases, to payment of a termination fee of $2,072,400; and

  •
  the fact that as of May 4, 2015, the date of this proxy statement, no person has made an unsolicited offer or proposal to acquire the Company.

        Other Factors.    The board also considered the availability of appraisal rights under Delaware law to holders of shares of common stock who do not vote in favor of the proposal to adopt the merger agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement.

        In the course of reaching the determinations and decisions and making the recommendation described above, the board considered the following risks and potentially negative factors relating to the merger agreement, the merger and the other transactions contemplated thereby:

  •
  That the Company's stockholders generally will have no ongoing equity participation in the Company following the merger, and that such stockholders will cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of the common stock, and will not participate in any potential future sale of the surviving corporation to a third party.

  •
  The risk of incurring substantial expenses related to the merger.

  •
  The risk that there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if the merger agreement is adopted by the Company's stockholders.

  •
  Other risks to closing of the merger, including the risk that the merger will not be consummated within the expected time period, which may lead to termination of the merger agreement pursuant to the termination rights granted to both the Company and the Buyer

  •
  The risk that the equity financing contemplated by the equity commitment letter will not be obtained, resulting in Buyer not having sufficient funds to complete the merger.

  •
  The merger agreement's restrictions on the conduct of the Company's business prior to the completion of the merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger.

  •
  The risks and costs to the Company if the merger does not close, including uncertainty about the effect of the proposed merger on the Company's employees, customers and other parties, which may impair the Company's ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with the Company.

  •
  That the receipt of cash by stockholders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

  •
  The possibility that, under certain circumstances under the merger agreement, the Company may be required to pay a termination fee of $2,072,400 as more fully described under "—The Merger Agreement—Termination Fees."

  •
  The fact that Buyer and Merger Sub are newly formed corporations with essentially no assets and that the Company's remedy in the event of breach of the merger agreement by Buyer and Merger Sub may be limited to a receipt of a $2,072,400 termination fee payable by Buyer and that, under certain circumstances, the Company may not be entitled to receive such a fee.

  •
  The fact that the board of directors did not obtain a fairness opinion, report, appraisal or other independent assessment.

  •
  The risks of the type and nature described under "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 20.

        The foregoing discussion of the information and factors considered by the board includes the material factors considered by the board. In view of the variety of factors considered in connection with its evaluation of the merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors.

The board recommended the merger agreement and the merger based upon the totality of the information it considered.

Recommendation of the Company's Board of Directors

        After careful consideration, the board has unanimously (i) determined that the merger agreement and the merger are advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) recommended the adoption of the merger agreement by the stockholders of the Company and directed that such matter be submitted for consideration of the stockholders of the Company at the annual meeting.

        The board unanimously recommends that the stockholders of the Company vote "FOR" the merger proposal.

Fairness of the Transaction

        The board of directors has analyzed the merger and its anticipated effects on the Company's stockholders, and has deemed the merger to be substantively and procedurally fair to, and in the best interests of, the Company's stockholders. In particular, the board of directors believes that these factors support its determinations and recommendations and provide assurance of the procedural fairness of the merger to the Company and its stockholders:

  •
  the extensive negotiations and process the Company engaged in to obtain the highest bid from Webster, including a higher price than originally submitted by Webster and significantly better contractual terms than those initially proposed by Webster;

  •
  the fact that Webster's per share purchase price is a substantial premium to the per share price quoted on Nasdaq at the time the process was announced and the time the merger agreement was executed, and the other described in the section above titled "—Reasons For the Merger";

  •
  the process by which the merger must be approved and adopted by the affirmative vote of the stockholders is fair to the Company's stockholders;

  •
  the Company's ability to receive and evaluate unsolicited alternative proposals including:

  •
  the Company's right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals made prior to the time the Company's stockholders approve the proposal to adopt the merger agreement; and

  •
  the provision of the merger agreement allowing the board to terminate the merger agreement, in specified circumstances relating to a superior proposal, subject, in specified cases, to payment of a termination fee of $2,072,400; and

  •
  the availability of appraisal rights under Section 262 of the DGCL to holders of shares of Company common stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.

        The board did not obtain a formal fairness opinion from a financial advisor in connection with the merger. In deciding not to obtain a fairness opinion the board of directors considered the following factors: (i) that a formal fairness opinion is not required under applicable law; (ii) the cost to the Company associated with obtaining a fairness opinion; and (iii) the Company's consultations with its Co-Advisors regarding the terms of the merger. Although the Company did not obtain a formal, written opinion, its board's determination that the terms of the proposed merger are fair to the Company's stockholders was made in consultation with its Co-Advisors.

Projected Financial Information

Projections

        The Company does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However in February 2014, in connection with the review of strategic alternatives, management, at the request of the board, prepared financial projections for fiscal years 2014, 2015, 2016, 2017, 2018. Throughout the strategic alternatives process, these projections were not updated to reflect actual performance and were ultimately discarded as they did not represent management's view for the business.

        In connection with Webster's consideration of a possible transaction with Dover, on March 3, 2015, the Company made available to Webster and certain of its affiliates, as well as Duff & Phelps, in its capacity as financial advisor to the Company, certain prospective financial information concerning the Company, including projected revenues, EBITDA, net income and free cash flow (the "Early March Projections") for fiscal year 2015. On March 27, 2015, the Company provided Webster and certain of its affiliates, as well as Duff & Phelps certain updated prospective financial information concerning the Company, including projected revenues, EBITDA, net income and free cash flow, which reflected certain changes from the Early March Projections based on actual 2015 results to date, and the terms then contemplated with respect to a transaction with Webster, as well as adjustments to reflect certain non-operational changes to the Early March Projections including a lower gross margin forecast and small increases to marketing costs (the "Late March Projections" and, together with the Early March Projections, the "Projections").

        The Projections do not take into account any circumstances or events occurring after the date they were prepared. Further, the Projections do not take into account the effect of any failure of the Merger to occur and should not be viewed as accurate or continuing in that context.

        The Projections and the underlying assumptions upon which the Projections were based are subjective in many respects. The Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to the business, financial condition or results of operations of the Company and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties, are beyond the Company's control and may cause the Projections or the underlying assumptions to be inaccurate. The Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. The Projections were prepared for internal use and provided to our board, Duff & Phelps and Webster and certain of its affiliates, and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Projections are non-GAAP measures, and the Projections do not include footnote disclosures as may be required by GAAP. Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

        Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Projections below. No one has made or makes any representation to any stockholder regarding the information included in the Projections.

        For the foregoing reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, the Company does not intend to update, or otherwise revise the Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

        The following is a summary of the Projections that were provided to the board and Duff & Phelps and that were later made available to Webster and certain of its affiliates in connection with its consideration of the merger:

Summary of the Projections
Early March Projections
(dollars in millions)

	Month End
	Jan 2015E	Feb 2015E	Mar 2015E	Apr 2015E	May 2015E	Jun 2015E
Net Sales	$8,011	$6,845	$8,106	$9,002	$9,322	$9,689
Gross Profit	3,443	3,096	3,433	3,905	4,027	4,187
EBITDA(1)	99	140	(152)	538	677	476
Net Income	(75)	(53)	(225)	149	241	160

	Month End
	Jul 2015E	Aug 2015E	Sept 2015E	Oct 2015E	Nov 2015E	Dec 2015E	FY 2015
Net Sales	$9,638	$8,669	$9,173	$9,892	$11,370	$15,920	$115,636
Gross Profit	4,212	3,947	3,893	4,602	4,846	7,109	50,699
EBITDA(1)	837	531	430	963	736	2,265	7,541
Net Income	318	157	97	382	264	1,092	2,508

Summary of the Projections
Late March Projections
(dollars in millions)

	Month End
	Jan 2015E	Feb 2015E	Mar 2015E	Apr 2015E	May 2015E	Jun 2015E
Net Sales	$8,496	$6,847	$8,107	$9,002	$9,322	$9,689
Gross Profit	3,443	3,010	3,340	3,806	3,927	4,085
EBITDA(1)	(91)	(27)	281	393	508	487
Net Income	(173)	(147)	17	68	146	166

	Month End
	Jul 2015E	Aug 2015E	Sept 2015E	Oct 2015E	Nov 2015E	Dec 2015E	FY 2015
Net Sales	$9,638	$8,669	$9,173	$9,892	$11,370	$15,920	$116,125
Gross Profit	4,111	3,856	3,787	4,485	4,702	6,900	49,453
EBITDA(1)	648	519	421	726	610	2,054	6,528
Net Income	211	150	92	250	192	974	1,947

(1)
EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude charges related to stock based compensation and other income.

Financing

        The merger is not conditioned on Buyer or Merger Sub obtaining the proceeds of any financing. Buyer and the Company anticipate that the total amount of funds necessary to complete the merger and the other transactions contemplated by the merger agreement—including the funds needed to (i) pay the Company's stockholders (including holders of Company options and warrants) the amount due under the merger agreement, and (ii) pay customary fees and expenses of the Company in connection with the transactions contemplated by the merger agreement—will be approximately $54,348,000.

        On April 13, 2015, Webster Capital III, L.P., a Delaware partnership and an affiliate of Buyer ("sponsor") entered into an equity commitment letter with Buyer, pursuant to which sponsor agreed to provide (or cause one or more of its affiliated funds to provide) financing to consummate the merger ("equity commitment letter"). Sponsor's obligation to provide Buyer the full amount of financing to consummate the merger under the equity commitment letter is subject to the fulfillment of the conditions to Buyer's obligation to close under the merger agreement described in more detail above in the section titled "—The Merger Agreement—Conditions to the Merger."

        The obligations of sponsor to fund its obligations under the equity commitment letter will terminate upon the earliest to occur of (i) closing of the merger, (ii) termination of the merger agreement in accordance with its terms or (iii) the date sponsor or its assigns funds an amount equal to sponsor's equity commitment under the equity commitment letter.

        The Company has the right to specific performance under the merger agreement to enforce Buyer's and Merger Sub's obligations to pay the Company the parent termination fee, as defined in the section below titled "—The Merger Agreement—Termination Fees." Other than in the case of fraud or willful and material breach of the merger agreement, the Company, its subsidiaries (and their equityholders, officers, directors, employees, agents, controlling persons, assignees and affiliates) have no right to money damages or expense reimbursement under the merger agreement from sponsor, Buyer, Merger Sub, (or their respective equityholders, officers, directors, employees, agents, controlling persons, assignees and affiliates), other than the right of the Company to payment of the parent termination fee, if and when payable.

        Buyer has represented to the Company that the proceeds of the equity financing, when funded at the closing under the merger agreement, will be sufficient for Buyer to pay all amounts required to be paid to the Company's stockholders and the holders of Company options and warrants pursuant to the merger agreement. Buyer has also represented to the Company that the only condition to sponsor's obligations to make the full amount of the equity financing available to Buyer under the equity commitment letter is the fulfillment of the conditions to Buyer and Merger Sub's obligation to close under the merger agreement. Finally, Buyer has represented to the Company that the equity commitment letter will provide amounts necessary to pay the parent termination fee if that fee becomes due and payable under the merger agreement.

Support Agreements

        On April 13, 2015, Buyer entered into support agreements with each of the Company's Chairman and CEO Stephen Day, Chief Strategy Officer and director Jonathan Grylls, and directors David Powers and James Powers, each of whom beneficially owns outstanding shares of the Company. These stockholders collectively beneficially own 1,382,414 outstanding shares of the Company's common stock, which represents approximately 25.6% of the total outstanding shares of common stock as of the record date. Under each support agreement, each such stockholder agreed, among other things, to vote, or cause to be voted, outstanding shares of common stock beneficially owned by such stockholder (i) in favor of the merger and adoption and approval of the merger agreement, (ii) against any action or agreement that would reasonably be expected to result in a breach of a representation or covenant of the Company in the merger agreement or the stockholder under the support agreement, and (iii) against any acquisition proposal (other than the merger or a superior proposal with respect to which the board has made an adverse recommendation change), amendment to the Company's certificate of incorporation or bylaws, any changes in the Company's capitalization or structure and any other action which could reasonably be expected to impede or interfere with the merger or the other transactions under the merger agreement or the support agreement. Each such stockholder also waived appraisal rights under Section 262 of the DGCL, and agreed not to: solicit or initiate the submission or procurement of any acquisition proposal; except in connection with fulfilling his fiduciary duties as a director or officer of the Company, furnish any information regarding the Company in connection with an acquisition proposal; engage in discussions or negotiations with respect to any acquisition proposal; approve, endorse or recommend any acquisition proposal; approve, endorse or enter into any agreement in principle relating to an acquisition proposal; or agree to do any of the foregoing. During the term of the support agreement, no such stockholder may transfer any of the shares beneficially owned or after acquired, other than limited transfers to his immediate family or trust, or upon death. The support agreement will terminate upon the earliest of (i) the valid termination of the merger agreement in accordance with its terms or (ii) the date on which the merger becomes effective.

Interests of the Company's Directors and Executive Officers in the Merger

        In considering the recommendation of the board that you vote to approve the merger proposal, you should be aware that aside from their interests as stockholders of the Company, the Company's directors and executive officers have interests in the merger that are different from, or in addition to, those of other stockholders of the Company generally. Members of the board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the transaction, and in unanimously recommending to the stockholders of the Company that the merger agreement be adopted. See the section entitled "—Background of the Merger" and the section entitled "—Reasons for the Merger." The Company's stockholders should take these interests into account in deciding whether to vote "FOR" the merger proposal. These interests are described in more detail below, and certain of them are quantified in the tables in the section entitled "Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 4)" beginning on page 102. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Treatment of Company Options and Warrants

        Under the merger agreement, Company stock options and warrants that are held by the Company's directors and executive officers as of the effective time of the merger will be treated at the effective time of the merger as follows:

        Company Options.    Each Company option to purchase shares of the Company's common stock will be cancelled by the Company. In consideration for cancellation, each such holder of a Company option that is vested and exercisable immediately prior to the effective time of the merger, and that has an exercise price less than the merger consideration will be entitled to receive a cash payment in an amount equal to the number of shares of Company common stock subject to the Company option times the excess of the merger consideration over the exercise price per share subject to the option. The board approved the acceleration of the vesting of all outstanding options in accordance with the terms of the existing equity incentive plan in connection with the change of control contemplated by the merger. The amounts payable to holders of Company options will be reduced by all applicable tax withholdings.

        Company Warrants.    Each Company warrant to purchase shares of the Company's common stock, whether or not then exercisable, will be cancelled by the Company. In consideration for cancellation, each holder of a Company warrant that is exercisable immediately prior to the effective time of the merger and has a purchase price less than the merger consideration will be entitled to receive a cash payment in an amount (if any) equal to the number of shares of Company common stock subject to the Company warrant times the excess of the merger consideration over the purchase price per share subject to the warrant. The amounts payable to holders of Company warrants will be reduced by all applicable tax withholdings.

        The following table sets forth, for each of our directors and the named executive officers holding options or warrants to purchase shares of the Company's common stock as of May 1, 2015 the aggregate number of shares of Company common stock subject to vested and unvested Company options as of such date.

Name	Vested options	Unvested options (all of which accelerate in connection with the merger)
Stephen L. Day	44,890	38,450
David J. Powers	13,440	7,000
James F. Powers	13,440	7,000
Jonathan A.R. Grylls	73,835	38,450
Kevin K. Albert	12,600	8,400
William G. Schmidt	49,819	31,450
David R. Pearce	61,370	36,305
Gregory F. Mulligan	16,940	7,000
John W. Mitchell	23,940	7,000
James H. Cullen	10,000	150,000

        For an estimate of the amounts that would be payable to each of the Company's named executive officers on settlement of their Company options and warrants, see the tables in the section entitled "Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 4)" below. The estimated aggregate amount that would be payable to the Company's executive officers who are not named executive officers in settlement of Company options and warrants if the merger were completed on May 1, 2015 is $640,422. We estimate that the aggregate amount that would be payable to the Company's five non-employee directors for their Company options and warrants if the merger were completed on May 1, 2015 is $2,193,250.

Severance Arrangements

        The Company is a party to employment agreements with several of its executive officers, pursuant to which the Company will pay enhanced severance benefits to these executive officers in the event of the termination of the executive officer's employment by the Company without cause, or by the executive officer for good reason, in each case, within two years following a change in control (a "qualifying termination"). The merger would constitute a change in control under these employment agreements.

        The employment agreements provide that in the event of a qualifying termination, the executive officer would be entitled to:

  •
  an amount equal to 2 times (in the case of Stephen L. Day, Jonathan A.R. Grylls, and William G. Schmidt), and 1 times (in the case of David R. Pearce), the executive's annual base salary at the time of termination, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive;

  •
  in the case of Mr. Cullen, a lump sum equal to 1 times his annual base salary at the time of any such termination, provided that, if at the time of termination he is serving as President of the

    Company, or if another person had succeeded to the office of President of the Company, Mr. Cullen would receive a lump sum equal to 2 times his annual base salary in connection with any such termination; and

  •
  the immediate vesting in full of all outstanding stock options held by such executive to purchase shares of the Company's common stock.

        For an estimate of the value of the payments and benefits described above that would be payable to each of the Company's named executive officers, see the tables in the section entitled "Advisory Vote on Named Executive Officer Merger-Related Compensation (Proposal 4)" below.

Management Co-Investment Opportunities and Incentive Equity Pool

        On April 13, 2015, Buyer entered into a letter agreement with Messrs. Day, Grylls, Cullen and Pearce (the "management investors"). Pursuant to the letter agreement, Buyer and each such management investor agreed to negotiate in good faith and enter into certain definitive agreements that would permit each of the management investors to co-invest in the equity of Buyer by contributing a portion of his Company common stock to Buyer in exchange for equity in Buyer or cash. The letter agreement also provides for the proposed terms of an incentive equity pool, pursuant to which Buyer would issue incentive equity awards to certain individuals which may include the management investors.

        Co-Investment.    Pursuant to the letter agreement and an attached term sheet, Webster Capital III, L.P. and certain institutional investors will contribute cash to Buyer in exchange for shares of Buyer's Series A Preferred Stock. The management investors were granted the right to contribute cash, shares of the Company's common stock or cash received in connection with the cancellation of outstanding options under the terms of the merger, to Buyer in exchange for shares of Buyer's Series A Preferred Stock. The management investors were not required to contribute any minimum amount of stock or cash in connection with this rollover investment; however no such management investor was permitted to rollover more than 25% of the shares of the Company's common stock. Series A Preferred Stock acquired by the management investors pursuant to this rollover investment will be fully vested.

        The following members of the Company's management have informed Buyer that they will invest proceeds from the cancellation of their options in Buyer's Series A Preferred Stock:

Company Officer	Amount of Cash Invested from Option Cancellation
David R. Pierce	$127,000
Stephen L. Day	200,000
Jonathan A.R. Grylls	100,000
James H. Cullen	73,000

        In connection with this rollover investment, because management investors agreed to contribute in the aggregate at least $500,000 of cash they will receive from the cancellation of options in connection with the merger, Buyer agreed to pay to the management investors an aggregate cash bonus of $100,000, paid in proportion to each such management investor's respective investment.

        In addition, Buyer has agreed to implement an employee/management stock purchase plan at Buyer's first board meeting after the consummation of the merger. Pursuant to the plan, Buyer will authorize 200,000 shares of Buyer's Series A Preferred Stock for purchase by employees and management at an initial purchase price of $8.50 per share, and subject to periodic adjustment based on the then fair market value of the shares.

        In connection with the acquisition of this equity in Buyer, Webster Capital III, L.P., certain other institutional investors and any management investor owning Buyer shares will enter into a stockholder agreement. The stockholder agreement will include certain restrictions on the holders' right to transfer shares of Buyer's capital stock, co-sale and forced sale provisions, preemptive rights to participate in certain issuances of Buyer's capital stock, and information rights, among other terms. In addition, the stockholders agreement provides that Buyer initially will have a seven person board and that Messrs. Day and Cullen will serve on Buyer's board of directors for so long as each is an employee.

        Incentive Equity Pool.    Pursuant to the letter agreement and an attached term sheet, Buyer intends to establish an equity incentive plan pursuant to which employees of Buyer and its subsidiaries will be eligible to receive incentive equity awards exercisable for shares of Buyer's common stock. Pursuant to the equity incentive plan, Buyer will reserve shares representing 10% of the fully diluted ownership of Buyer for issuance under such plan. At the first meeting of Buyer's board after consummation of the merger, Buyer's board intends to grant options to purchase shares of Buyer's common stock or other awards in an aggregate amount not less than 50% of the total shares reserved for issuance under the equity incentive plan. As of the date of this proxy statement, Buyer has not determined whether any awards will be issued to the management investors or other directors or officers of the Company, nor the terms of any such award.

Employee Benefits

        The merger agreement requires Buyer to take all necessary action so that, for the 12 months following consummation of the merger, the Company and its subsidiaries will maintain employee benefits for their employees substantially comparable to the benefits provided under the Company's existing benefit plans. The merger agreement also requires Buyer to take certain other actions to credit vacation, sick leave and other eligibility matters with respect to the benefits provided to the Company's employees, including its executive officers. For a more detailed description of these requirements, please see "—The Merger Agreement—Employee Matters."

Indemnification Insurance

        The Company is party to indemnification agreements with each of its directors and executive officers that require the Company, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers for events occurring prior to the effective time. In addition, pursuant to the terms of the merger agreement, the Company's directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies from the surviving corporation. Such indemnification and insurance coverage is further described in the section entitled "—The Merger Agreement—Indemnification; Directors and Officers Insurance."

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) and non-U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service ("IRS"), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and differing interpretations. Any change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the alternative minimum tax, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the

U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of common stock that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of common stock, that is for U.S. federal income tax purposes:

  •
  a non-resident alien individual;

  •
  a foreign corporation or any other organization taxable as a corporation for U.S. federal income tax purposes or

  •
  a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

        This discussion applies only to holders of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, real estate investment trusts, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships, holders who hold shares of common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders that own, or have owned at any time within the five-year period ending on the date of the merger, more than five percent of the common stock, and holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements).

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of common stock, you should consult your tax advisor.

        Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.

Consequences to U.S. Holders

        The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize capital gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in exchange for shares of common stock pursuant to the merger less (2) the U.S. holder's adjusted tax basis in such shares of common stock.

        If a U.S. holder's holding period in the shares of common stock surrendered in the merger is longer than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss from the exchange is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.

Consequences to Non-U.S. Holders

        A non-U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger generally will not be subject to U.S. federal income taxation unless:

  •
  the gain, if any, on such shares resulting from the merger is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the individual's taxable year in which the merger occurs and certain other conditions are satisfied.

        Gain recognized by a non-U.S. holder described in the first bullet above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a "United States person" as defined under the Code. A non-U.S. holder that is a corporation may also be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits, subject to certain adjustments.

        Gain recognized by a non-U.S holder described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified under an applicable income tax treaty), but such gain may be offset by certain United States source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

        Payments made to U.S. holders in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption from such withholding should complete and return IRS Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

        Payments made to non-U.S. holders in exchange for shares of common stock pursuant to the merger that are effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at a rate of 28%) unless such non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS

Form W-8) certifying such non-U.S. holder's non-U.S. status or such non-U.S. holder otherwise establishes an exemption. Payments made to non-U.S. holders that are effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) certifying such non-U.S. holder's non-U.S. status or such non-U.S. holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

        This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock should consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.

Appraisal Rights

        The following discussion summarizes appraisal rights under the DGCL. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262 of the DGCL, referred to as "Section 262," which is attached to this proxy statement as Annex B. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Under Section 262, holders of shares of common stock who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

        Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex B.

        ANY HOLDER OF COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER'S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMMON STOCK, THE COMPANY BELIEVES THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

  Filing Written Demand

        Any holder of common stock wishing to exercise appraisal rights must, before the stockholder vote on the adoption of the merger agreement at the annual meeting is taken, deliver to The Company a written demand for the appraisal of the stockholder's shares, and not vote in favor of the adoption of the merger agreement. A holder of common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger. The holder must not vote in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will effectively constitute a waiver of the stockholder's right of appraisal and will effectively nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to approve and adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. The demand must reasonably inform The Company of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the annual meeting of stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of common stock is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record. The demand should set forth the registered holder's name as it appears on the holder's stock certificates. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner. If a stockholder holds shares of common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        All written demands for appraisal pursuant to Section 262 should be sent or delivered to the Company at:

        Dover Saddlery, Inc.

  Attn: Secretary
  525 Great Road
  Littleton, Massachusetts 01460

        At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to the Company, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the Company, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If the Company, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.

  Notice by the Surviving Corporation

        Within ten days after the effective date of the merger, the Company, as the surviving corporation, must notify each holder of common stock who has complied with Section 262, and who has not voted in favor of the adoption of the merger agreement, of the date on which the merger became effective.

  Filing a Petition for Appraisal

        Within 120 days after the effective date of the merger, but not thereafter, the Company, as the surviving corporation, or any holder of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all such holders. The Company, as the surviving corporation, is under no obligation to and has no present intention to file a petition and holders should not assume that The Company as the surviving corporation will file a petition. Accordingly, any holders of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. Within 120 days after the effective date of the merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon written request, to receive from The Company as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by The Company as the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. The foregoing notwithstanding, a person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from The Company as the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

        If a petition for an appraisal is timely filed by a holder of shares of common stock and a copy thereof is served upon The Company as the surviving corporation, The Company as the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders, the Delaware Court of Chancery will conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

  Determination of Fair Value

        After the Delaware Court of Chancery determines the holders of common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. The Delaware Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

        In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Buyer, Merger Sub nor the Company anticipate offering more than the applicable merger consideration to any stockholder of the Company exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock is less than the applicable merger consideration.

        The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each stockholder is responsible for his or her attorneys' fees or the fees and expenses of experts, but, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of the Company's common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective time of the merger.

        If any stockholder who demands appraisal of shares of common stock under Section 262 fails to perfect, successfully withdraws or loses such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the merger agreement. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A, and is incorporated by reference into this proxy statement. This summary may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement, and the copy of the merger agreement attached hereto as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. Factual disclosures about the Company contained in this Proxy Statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement and described in this summary. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The merger agreement contains representations and warranties by the Company, Buyer and Merger Sub which were made only for purposes of that agreement and as of specified dates. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures that were made by each party to the merger agreement to the other but which disclosures are not reflected in the merger agreement. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures. Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

        Additional information about the Company may be found elsewhere in this proxy statement and the Company's other public filings. See "Where You Can Find More Information" on page 109.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

        At the effective time of the merger, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the merger. The amended and restated certificate of incorporation of the Company will be amended to read in its entirety in the form attached to the merger agreement, and, as so amended, will be the amended and restated certificate of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. The bylaws of the surviving corporation will be amended and restated so as to read in its entirety in the form attached as Exhibit D to the merger agreement, and, as so amended and restated, will be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. The directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of the Company at the effective time of the merger will be the officers of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

When the Merger Becomes Effective

        The closing of the merger will take place at 10:00 a.m., Eastern time, no later than the third business day following the day on which the last of the closing conditions stated in the merger agreement have been fulfilled or waived (if permissible)(other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at closing) or at such other time and place as Buyer and the Company mutually agree.

        The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of Merger Sub and the Company, the certificate of merger may provide for a later date of effectiveness not more than thirty days after the date the certificate of merger is filed.

Effect of the Merger on the Common Stock

        As of the effective time of the merger, each share of the Company's common stock issued and outstanding immediately prior to the effective time of the merger (each, a "share"), other than "cancelled shares" or "dissenting shares" (each as described below) will be converted automatically into the right to receive $8.50 in cash, without interest (this per share amount is referred to in this proxy statement as the "merger consideration". All such shares shall no longer be outstanding and shall automatically be cancelled, and each holder of a certificate representing any such shares or uncertificated shares which, immediately prior to the effective time of the merger were registered to such holder on the stock transfer books of the Company (so long as such shares are not dissenting shares) will, in either case, cease to have any rights with respect to such shares, other than the right to receive the merger consideration in respect of each such share.

        Each share that is held in the treasury of the Company or by Buyer or Merger Sub, in each case immediately prior to the effective time of the merger (the "cancelled shares"), will be cancelled and no consideration will be delivered in exchange for such shares.

        Shares issued and outstanding immediately prior to the effective time of the merger held of record by holders who have not voted in favor of the merger and who have demanded properly in writing appraisal of their shares in accordance with Section 262 of the DGCL (such shares being the "dissenting shares") will not be converted into the right to receive the merger consideration, and holders of such dissenting shares will be entitled to receive payment of the fair value of such dissenting shares in accordance with the provisions of Section 262 of the DGCL, unless and until any such holder fails to demand appraisal properly, delivers an effective withdrawal of such demand, fails to establish entitlement to appraisal rights or otherwise loses the right to appraisal and payment under the DGCL.

        As of the effective time of the merger, each issued and outstanding share of common stock of Merger Sub will be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation and will constitute the only outstanding shares of capital stock of the surviving corporation.

Treatment of Company Stock Options and Warrants

        As of the effective time, each option and warrant to purchase shares of the Company's common stock which is outstanding immediately prior to the effective time, whether or not then exercisable, will be cancelled by the Company. In consideration for cancellation, each holder of a Company option or Company warrant that is vested and exercisable immediately prior to the effective time of the merger and has an exercise or purchase price less than the merger consideration will be entitled to receive promptly (but in no event later than 5 days) after the effective time, a cash payment from the surviving corporation (for Company options) or the exchange agent (for Company warrants) in an amount (if any) equal to the number of shares of Company common stock subject to the Company option or Company warrant multiplied by the excess of the merger consideration over the exercise or purchase price per share subject to the Company option or Company warrant. The board approved the acceleration of the vesting of all outstanding options in accordance with the terms of the existing equity incentive plan in connection with the change of control contemplated by the merger. The amounts payable to holders of Company options and warrants will be reduced by all applicable tax withholdings. Each Company option or Company warrant that is not vested and exercisable immediately prior to the effective time of the merger (taking into account vesting in connection with the change of control contemplated by the merger) or that has an exercise or purchase price equal to or greater than the merger consideration will be forfeited and cancelled for no consideration at the effective time.

Payment for the Shares in the Merger

        Prior to or as of the effective time of the merger, Buyer will deposit with a commercial bank or trust company appointed by Buyer (and acceptable to the Company), as exchange agent, cash sufficient to make all payments to holders of the Company's common stock and all payments to holders of Company warrants. In addition, prior to or as of the effective time of the merger, Buyer will deposit with the Company cash as required to make all payments to holders of the Company options. The exchange agent will make payments to holders of Company stock and Company warrants out of the funds deposited with exchange agent.

        As soon as practicable after the effective time of the merger, Buyer or the exchange agent will mail to each record holder of shares of common stock a letter of transmittal, which will specify that delivery will be effected only upon actual delivery of the certificate or certificates (which immediately prior to the effective time represented outstanding shares of common stock converted in the merger ("certificates")) or transfer of uncertificated shares of common stock (which immediately prior to the effective time were registered to such holder on the stock transfer books of the Company ("uncertificated shares")), to the exchange agent. The letter of transmittal will also include instructions to use to surrender the certificates, or transfer uncertificated shares, in exchange for cash, and will be reasonably satisfactory to the Company.

        Upon surrender of certificates evidencing shares of common stock, together with a properly completed letter of transmittal, or receipt of an "agent's message" by the exchange agent or other evidence of transfer the exchange agent may reasonably request in the case of a book-entry transfer of uncertificated shares, a holder will be entitled to receive the merger consideration with respect to each share of common stock represented by such certificate(s) or uncertificated share(s). Until surrendered or transferred, each such certificate or uncertificated share will represent after the effective time for all purposes only the right to receive the merger consideration.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

        If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by the exchange agent, sign a customary indemnity agreement against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by the Company, on the one hand, and Buyer and Merger Sub, on the other hand. These representations and warranties were made by the parties to each other as of specific dates. The representations and warranties do not survive the effective time of the merger. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to specified exceptions and qualifications contained in the merger agreement in connection with negotiating the terms of the merger agreement (including the confidential disclosure schedule delivered by the Company in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts. The merger agreement contains representations and warranties of each of the Company and of Buyer and Merger Sub as to, among other things:

  •
  corporate organization, existence, good standing and authority to carry on its business as presently conducted, including, as to the Company, with respect to its subsidiaries;

  •
  corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement (which, in the case of the Company, is subject to approval and adoption by its stockholders);

  •
  required regulatory filings and authorizations, consents or approvals of governmental entities;

  •
  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the merger agreement;

  •
  matters relating to information to be included in this proxy statement in connection with the merger;

  •
  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Buyer and Merger Sub or the Company, as applicable; and

  •
  the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement.

        The merger agreement also contains representations and warranties of the Company as to, among other things:

  •
  the capitalization of the Company, including the Company's equity awards, and the absence of certain other rights to purchase or acquire equity securities of the Company of any of its subsidiaries, and the absence of any bonds or other obligations allowing holders the right to vote with stockholders of the Company;

  •
  the accuracy of the Company's filings with the SEC and of financial statements included in the SEC filings;

  •
  the establishment and maintenance of disclosure controls and internal controls over financial reporting and the effectiveness and sufficiency of such controls;

  •
  the bona fide nature of the Company's accounts receivable and the quality and quantity of the Company's inventory;

  •
  conduct of the Company's and its subsidiaries' business and the absence of a Company material adverse effect (as defined below) since December 31, 2014;

  •
  compliance with laws and possession of necessary permits and authorizations by the Company and its subsidiaries;

  •
  the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;

  •
  the Company's and its subsidiaries' employee benefit plans and other agreements with its employees;

  •
  labor matters related to the Company and its subsidiaries;

  •
  insurance policies of the Company and its subsidiaries;

  •
  the required vote of stockholders required to approve and adopt the merger agreement;

  •
  ownership of or rights with respect to the intellectual property of the Company and its subsidiaries and other matters related to third party intellectual property rights;

  •
  environmental matters and compliance with environmental laws by the Company and its subsidiaries;

  •
  material contracts of the Company and its subsidiaries;

  •
  real and personal property owned or leased by the Company and its subsidiaries;

  •
  the inapplicability of restrictions on business combinations set forth in Section 203 of the DGCL;

  •
  the absence of certain interested party transactions; and

  •
  the absence of certain undisclosed liabilities and indebtedness of the Company and its subsidiaries.

        The merger agreement also contains representations and warranties of Buyer and Merger Sub as to, among other things:

  •
  the absence of any required vote by Buyer's stockholders to approve the merger agreement;

  •
  Buyer's ownership of Merger Sub and the absence of any previous conduct of business by Merger Sub other than in connection with the transactions contemplated by the merger agreement; and

  •
  The sufficiency of Buyer's funding to make its payments pursuant to the merger agreement.

        Certain of the representations and warranties in the merger agreement are qualified by materiality qualifications or a "material adverse effect" standard. For purposes of the merger agreement, a "material adverse effect" means:

  •
  Any event, change, or effect that (1) would prevent a party to the merger agreement from consummating the merger or (2) individually or when taken together with all other such events, changes or effects is materially adverse to the business, financial condition, assets or results of operations of the party and its subsidiaries, taken as a whole, except to the extent resulting from:

  •
  any changes or events generally affecting the United States economy or the industry in which such party and its subsidiaries operate; provided that such change or event:

  •
  does not specifically relate to such party and its subsidiaries; and

  •
  is not disproportionately adverse to such party and its subsidiaries compared to other companies operating in the industry which such party and its subsidiaries operate; and

    •
    the execution or announcement or compliance with the terms of the merger agreement.

Conduct of Business Pending the Merger

        The merger agreement provides that, except as required by the merger agreement, during the period from the signing of the merger agreement to the effective time of the merger, the Company, among other things, will conduct the business of the Company and its subsidiaries in the ordinary course of business consistent with past practice and in compliance with all applicable laws and all material governmental authorizations, and use reasonable best efforts to preserve its present business organization, and will not, and will not permit any of its subsidiaries to, take the following actions without the prior written consent of Buyer:

  •
  declare, set aside or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other securities;

  •
  split, subdivide, combine or reclassify any capital stock, adjust or amend the terms of its capital stock, or issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of its capital stock;

  •
  purchase, redeem or otherwise acquire shares of capital stock or other securities thereof;

  •
  issue, deliver, sell, pledge, grant, accelerate, dispose of or encumber, or authorize any such action, with respect to securities of the Company, other than the issuance of shares of common stock upon the exercise of outstanding Company options or Company warrants in accordance with their terms;

  •
  amend its certificate of incorporation or bylaws or organizational documents;

  •
  acquire or agree to acquire any interest in any business, entity, division or any material amount of assets from any other person (other than purchases of inventory in the ordinary course of business or capital expenditures in accordance with the merger agreement);

  •
  merge or consolidate with any other person;

  •
  adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

  •
  sell, lease, license, mortgage, hypothecate or otherwise dispose or encumber any subsidiary or any securities, properties or assets, other than the sale of inventory or obsolete equipment in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments or properties or assets with a fair value of less than $100,000;

  •
  create, incur, assume, or otherwise be liable with respect to any indebtedness or enter any "keep well" or other contract to maintain any financial or similar condition of another person, other than inter-company borrowings between the Company and its subsidiaries and revolving credit borrowings under the Company's credit facility;

  •
  make any loan, advance, investment or capital contribution to, or other investment in, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person, other than loans, advances, investments and capital contributions to or in its wholly-owned subsidiaries made in the ordinary course of business consistent with past practices and other than advances of reasonable travel or other business expenses to employees and consultants in the ordinary course of business;

  •
  repurchase or repay any indebtedness, other than ordinary course payments of interest or other amounts under a contract relating to indebtedness;

  •
  terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, any benefit plans or employment agreements

  •
  enter into any collective bargaining agreement with any labor organization or union,

  •
  increase compensation (including severance) of any directors or any employees or contractors of the Company or any of its subsidiaries receiving more than $150,000 in yearly compensation, except to the extent required by applicable law, Company benefit plans or employment agreements;

  •
  incur any obligations related to a change of control;

  •
  hire officers or employees with an annual base salary of more than $100,000 or terminate any such officer or employee;

  •
  incur any capital expenditures or any obligations or liabilities in respect thereof, other than certain scheduled expenditures;

  •
  create or incur any material lien on any asset other than certain specified permitted liens;

  •
  make any change in any method of accounting or accounting principles or practice, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Exchange Act, as approved by the Company's independent public accountants;

  •
  settle, waive or compromise, or offer or propose to settle, waive or compromise any litigation, investigation, arbitration, proceeding or other claim involving or against the Company or any of its subsidiaries, including litigation related to the transactions contemplated by the merger agreement;

  •
  pay, discharge or satisfy any liabilities, other than the satisfaction, in the ordinary course of business and consistent with past practice, of liabilities and obligations reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

  •
  other than in the ordinary course, amend or terminate a material contract or enter into any contract that would be material if entered into prior to the date of the merger agreement, or waive or assign any rights under such a contract;

  •
  enter into an agreement that limits the Company's or its subsidiaries' ability to compete or conduct any business, including geographic limitations;

  •
  communicate with employees of the Company or its subsidiaries regarding future compensation, benefits or other treatment that they will receive following the merger, unless mutually agreed by the Company and Buyer, related to employee's right to receive the merger consideration or amounts in exchange for his or her Company options, or related to an employee's capacity as a stockholder of the Company;

  •
  enter into any new line of business;

  •
  engage in promotional sales or discount activity outside the ordinary course of business;

  •
  except as required by law, take any action which the Company would reasonably expect to result in any conditions to the merger not being satisfied or that would reasonably be expected to prevent, delay or impair the ability of the Company to consummate the merger;

  •
  implement any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act of 1988, or any similar law;

  •
  grant material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, other than in the ordinary course of business consistent with past practice;

  •
  make any material tax elections or take any position on any material tax return or adopt any accounting method that is inconsistent with elections made, positions taken or methods used in preparing or filing similar tax returns in prior periods;

  •
  settle or resolve any tax controversy, file an amended tax return, enter into an agreement with respect to taxes, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitations period applicable to any tax claim, make or request any tax ruling, enter into any tax sharing or similar agreement, enter into any transactions giving rise to a deferred gain or loss, or settle any tax claim; or

  •
  agree, resolve or commit to do any of the foregoing.

Other Covenants and Agreements

No Solicitation

        The Company agreed that neither it nor any subsidiary nor any of its or their respective affiliates or representatives will, directly or indirectly:

  •
  solicit, initiate or take any action to facilitate or encourage the submission of any acquisition proposal (as defined below);

  •
  enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar agreement constituting or relating to any acquisition proposal; or

  •
  enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, any effort by any third party that is seeking to make, or has made, an acquisition proposal.

        The Company and its subsidiaries and representatives will cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any acquisition proposal.

        Neither the board nor any committee with authority to approve an acquisition proposal may adopt, approve or recommend an acquisition proposal, fail to publicly recommend against any acquisition proposal to the extent it has been made public, or fail to recommend against any acquisition proposal subject to Regulation 14D under the Exchange Act within ten days after the commencement of any tender offer in connection with such acquisition proposal.

        Notwithstanding the foregoing, at any time prior to the adoption of merger agreement by the Company's stockholders, the board, directly or indirectly through advisors, agents or other intermediaries, may (subject to compliance with certain provisions summarized below):

  •
  engage in negotiations or discussions with any third party that (so long as the Company complies with the restrictions summarized above), has made after the date of the merger agreement a superior proposal (as defined below) or an unsolicited bona fide acquisition proposal that the board reasonably believes (after considering the advice of its financial advisors and outside legal counsel) will lead to a superior proposal;

  •
  thereafter furnish to the third party nonpublic information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the confidentiality agreement with Buyer; and

  •
  make an adverse recommendation change with respect to that acquisition proposal (such action, an "adverse recommendation change").

        However, in each such case listed above, the board may take these actions only if the board determines in good faith by a majority vote, after considering advice from outside legal counsel to the Company, that such action is necessary in order for the board to comply with its fiduciary duties to the Company's stockholders under applicable law.

        Nothing in the merger agreement will prevent the board from complying with the requirements of Rule 14e-2(a) under the Exchange Act with regard to an acquisition proposal, provided that the Company may not effect or disclose an adverse recommendation change unless specifically permitted by the above provisions.

        The Company must notify Buyer promptly after receipt by the Company (or any of its representatives) of any acquisition proposal. Any such notice must identify the third party making, and the material terms and conditions of, the acquisition proposal. The Company will keep Buyer reasonably informed of any material developments, discussions or negotiations regarding the acquisition proposal, and will provide Buyer with copies of all written proposals or offers, including proposed agreements.

        The board may not make an adverse recommendation change in response to any acquisition proposal or terminate the merger agreement to enter into an alternative acquisition agreement, unless the Company has complied with the above requirements with respect to such acquisition proposal, and the Company promptly notifies Buyer in writing, at least four business days prior to taking such action, of the determination of the board that such acquisition proposal constitutes a superior proposal and of its intention to take such action. During such four business day period, the Company will negotiate with Buyer in good faith and use reasonable best efforts (to the extent Buyer desires to negotiate) to make adjustments to the merger agreement, so that such acquisition proposal would no longer constitute a superior proposal.

        As used in the merger agreement:

  •
  "acquisition proposal" means, other than the transactions contemplated by the merger agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in:

  •
  any acquisition or purchase, direct or indirect, of 30% or more of the consolidated assets of the Company and its subsidiaries (or to which 30% or more of the Company's revenues are attributable) or over 30% of the voting securities of the Company;

  •
  any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party's beneficially owning 30% or more of the voting securities of the Company;

  •
  a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company; or

  •
  any other transaction which would reasonably be expected to prevent consummation of the merger.

  •
  "superior proposal" means any bona fide, unsolicited written acquisition proposal for at least a majority of the outstanding shares of common stock on terms that the board determines in good faith by a majority vote, after considering the advice of its financial advisors and outside legal counsel and taking into account all the terms and conditions of the acquisition proposal would result in a transaction:

    •
    that, if consummated, is more favorable to Company's stockholders from a financial point of view than the merger or, if applicable, any proposal by Buyer to amend the terms of the merger agreement taking into account all the terms and conditions of such proposal and the merger agreement (including the expected timing and likelihood of consummation, taking into account any governmental and other approval requirements);

    •
    that is reasonably capable of being completed on the terms proposed, taking into account the identity of the Person making the proposal, any approval requirements and all other financial, legal and other aspects of such proposal; and

    •
    for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the board.

Stockholder Meeting

        The Company will duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of this proxy statement for the purpose of voting on the approval and adoption of the merger agreement and the merger. Subject to a change of recommendation being made in accordance with the provisions of the merger agreement, the board will recommend approval and adoption of the merger agreement and approval of the merger by the Company's stockholders and will not withdraw or modify, or propose to withdraw or modify in a manner adverse to Buyer, such recommendation.

Fees and Expenses

        Except as provided below in the section titled "—Termination Fees", whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such costs and expenses. All printing expenses will be paid by the Company. Costs and expenses incurred in connection with the merger and the transactions contemplated thereby will not reduce the merger consideration.

Indemnification; Directors and Officers Insurance

        From and after the effective time of the merger, Buyer and the surviving corporation will indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) ("indemnified parties"), against costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to matters existing or occurring at or prior to the effective time of the merger to the fullest extent permitted under applicable law. The surviving corporation will also advance expenses the fullest extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that he or she is not entitled to indemnification. Buyer and the surviving corporation have no obligation under the merger agreement to an indemnified party if and when a court of competent jurisdiction finally determines that the indemnification is prohibited by applicable law.

        In the event of any such proceeding, the surviving corporation has the right to assume the defense and it will not be liable to the indemnified parties for legal expenses of other counsel or other expenses subsequently incurred by the indemnified parties unless the surviving corporation elects not to assume the defense or counsel for the indemnified parties reasonably advises there are issues which raise conflicts of interest. In that case, the indemnified parties may retain counsel and the surviving corporation will pay such counsel's reasonable fees and expenses, the indemnified parties will cooperate in the defense, and the surviving corporation will not be liable for any settlement effected without its prior written consent.

        The surviving corporation will maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the effective time of the merger (with coverage in amount and scope at least as favorable as the Company's directors' and officers' liability insurance coverage at the time of the merger) for a period of six years after the effective time of the merger. In lieu of such coverage, Buyer may substitute a prepaid "tail" policy, which the Company will obtain prior to the effective time of the merger upon request of Buyer. The Company will not modify, increase, or extend its existing directors' and officers' insurance for any period beyond the current policy period (and, if the current period would lapse prior to the effective time of the merger, one year beyond the current period), obtain any "tail" policy or obtain new directors' and officers' insurance or prepay any such insurance, without Buyer's prior consent. Buyer is not required to procure coverage for an annual premium of 200% of the current annual premium paid by the Company for its existing coverage.

        If Buyer or any of its successors or assigns consolidates with or merges into another entity and is not the surviving entity, or if Buyer or any successor or assign transfers all or substantially all of its properties and assets to any individual or entity, then the successors and assigns of Buyer must assume all of the obligations set forth above related to indemnification and directors' and officers' insurance.

Employee Matters

        Buyer will take all necessary action so that, throughout the 12-month period beginning at the effective time of the merger, the Company, the surviving corporation and their subsidiaries maintain for each person who is an employee of the Company or any of its subsidiaries employee benefits that are substantially comparable in the aggregate as the benefits provided to those retained employee under the Company's existing benefit plans. Buyer will take all necessary action so that after the effective time of the merger each such retained employee will continue to be credited with the unused vacation and sick leave credited to such employee through the effective time under the applicable policies of the Company and its subsidiaries. Buyer, the surviving corporation and their subsidiaries will permit such employees to use such vacation and sick leave on substantially the same basis as it was usable prior to the effective time of the merger. Buyer will take all necessary action so that, for purposes (other than benefit accrual and eligibility for early retirement under any defined benefit plan) of Buyer's and its subsidiaries' employee benefit plan in which employees or former employees of the Company and its subsidiaries become eligible to participate upon or after the effective time of the merger, each such person will be given credit for all service or credited services with the Company and its subsidiaries (for purposes of eligibility and vesting, but not benefit accrual) to the same extent as if rendered to Buyer or any of its Subsidiaries, except where credit result in duplication of benefits.

Additional Covenants

        The merger agreement contains additional agreements between the Company, Buyer and Merger Sub relating to, among other matters:

  •
  the filing of this proxy statement with the SEC (and cooperation in response to any comments from the SEC with respect to this proxy statement);

  •
  the notification of stockholder litigation in connection with the merger agreement and participation in any defense or settlement thereof;

  •
  the Company and its subsidiaries providing Buyer and its representatives reasonable access to records and information as reasonably requested;

  •
  the reasonable efforts of the parties to take all action necessary, proper or advisable to consummate the merger and related transactions under the merger agreement;

  •
  the coordination of press releases and other public announcements relating to the transactions contemplated by the merger agreement;

  •
  the de-listing of the common stock from Nasdaq and the deregistration under the Exchange Act;

  •
  notifying each other of communications from third parties regarding the merger and other transactions, certain legal proceedings, certain inaccuracies of any representations or warranties in the merger agreement or failures to comply with covenants under the merger agreement; and

  •
  delivery by the Company of a certificate under applicable tax rules.

Conditions to the Merger

        The obligations of the Company, Buyer and Merger Sub to effect the merger are subject to the fulfillment (or waiver, if permissible), of the following conditions:

  •
  the approval of the merger and the merger agreement by the required vote of the stockholders;

  •
  the receipt of all required authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, if failure to obtain would have the effect of making the merger or any of the related transactions illegal;

  •
  no order issued by a court is in effect preventing the consummation of the merger and related transaction; and

  •
  no litigation challenging or seeking damages or other relief as a result of the merger, merger agreement or other contemplated transactions is pending.

        The obligation of the Company to effect the merger is subject to the fulfillment (or waiver by the Company, if permissible) of the following additional conditions:

  •
  Buyer and Merger Sub have performed in all material respects each of its material agreements contained in the merger agreement required to be performed at or prior to the effective time of the merger; and

  •
  the representations and warranties of Buyer and Merger Sub are true and correct in all material respects at the effective time of the merger as if made as of such date (except to the extent any such representation and warranty address matters only as of a certain date, in which case as of such certain date).

        The obligation of Buyer and Merger Sub to consummate the merger is subject to the fulfillment (or waiver by Buyer and Merger Sub, if permissible) of the following conditions:

  •
  the Company has performed in all material respects each of its material agreements contained in the merger agreement required to be performed at or prior to the effective time of the merger;

  •
  the representations and warranties of the Company are true and correct in all material respects at the effective time of the merger as if made as of such date (except to the extent any such representation and warranty address matters only as of a certain date, in which case as of such certain date), provided that certain representations and warranties of the Company with respect to capital stock are true in all respects (except for only de minimis errors or errors having no adverse effect on Buyer);

  •
  there has not occurred, and there is not continuing as of the effective time of the merger, any event which would reasonably be expected to have a material adverse effect on the Company;

  •
  the Company has filed all filings required to be filed with the SEC prior to the effective time of the merger; and

  •
  the Company has received consent to the transaction under its loan agreement with Citizens Bank, N.A.

        None of the Company, Buyer or Merger Sub may rely, either as a basis for not consummating the merger or terminating the merger agreement and abandoning the merger, on the failure of any condition set forth above to be satisfied if such failure was primarily caused by such party's breach of any provision of the merger agreement.

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger:

  •
  by mutual written consent of Buyer and the Company;

  •
  by Buyer if:

  •
  the Company has failed to perform a covenant or agreement in the merger agreement, and that failure means that a condition to closing (that the Company has materially performed all material agreements in the merger agreement at or prior to the effective time of the merger) is not satisfied or is incapable of being satisfied by August 13, 2015;

  •
  the Company has breached a representation or warranty, and that breach means that a condition to closing (that the Company's representations and warranties are true and correct in all respects, or true and correct in all material respects, as the case may be) is not satisfied or is incapable of being satisfied by August 13, 2015;

  •
  there has been an adverse recommendation change, the Buyer has provided the Company at least two business days' notice of Buyer's intent to terminate and the Company has not publicly recommended against the acquisition proposal prior to the end of the two business day period;

  •
  the Company has knowingly and willfully breached in any material respect its obligations described in the section titled "—Other Covenants and Agreements—No Solicitation"; or

  •
  the board has publicly withdrawn its approval of the merger agreement or the merger.

  •
  by the Company if:

  •
  if Buyer or Merger Sub has failed to perform a covenant or agreement in the merger agreement, and that failure means that a condition to closing (that the Buyer and Merger Sub have materially performed all material agreements in the merger agreement at or prior to the effective time of the merger) is not satisfied or is incapable of being satisfied by August 13, 2015;

  •
  the Buyer or Merger Sub has breached a representation or warranty, and that breach means that a condition to closing (that the Buyer and Merger Sub's representations and warranties are true and correct in all material respects) is not satisfied or is incapable of being satisfied by August 13, 2015; or

  •
  the board authorizes the Company, subject to complying with the terms of the merger agreement, to enter into a written agreement concerning a written superior proposal, provided that the Company has paid the company termination fee (as defined below) in accordance with the merger agreement.

  •
  by either the Company or Buyer, if:

  •
  the effective time of the merger has not occurred on or prior to August 13, 2015 and the party seeking to terminate the merger agreement pursuant to this provision has not breached any provision of the merger agreement which breach has been the cause of, or resulted in, the failure of the merger to have been consummated by such date;

  •
  there is an applicable law that makes consummation of the merger illegal or otherwise prohibited or that enjoins the Company or Buyer from consummating the merger (which enjoinment has become final and nonappealable); or

  •
  the Company's stockholders do not approve and adopt the merger agreement at the Company's annual stockholder meeting or at any reconvened meeting after adjournment or postponement of such annual stockholder meeting.

        If the merger agreement is terminated, no party to the merger agreement will have any liability to the other parties except (i) those liabilities described below in the section titled "—Termination Fees", (ii) the remedies described below in the section titled "—Specific Performance", and (iii) for fraud, willful and material breach of the merger agreement. The provisions described in (i), (ii) and (iii) in the prior sentence, certain general provisions of the merger agreement and a confidentiality agreement between the parties will survive the termination of the merger agreement.

Termination Fees

        If Buyer terminates the merger agreement because the Company (i) has failed to perform a covenant or agreement in the merger agreement, and that failure means that a condition to closing (that the Company has materially performed all material agreements in the merger agreement at or prior to the effective time of the merger) is not satisfied or is incapable of being satisfied by August 13, 2015, (ii) has breached a representation or warranty, and that breach means that a condition to closing (that the Company's representations and warranties are true and correct in all respects, or true and correct in all material respects, as the case may be) is not satisfied or capable of being satisfied by August 13, 2015, or (iii) terminates the merger agreement in connection with a superior proposal, then the Company will promptly pay Buyer a fee of $2,072,400 (the "company termination fee").

        If Buyer terminates the merger agreement because (i) the merger has not been effected on or prior to August 13, 2015 (so long as the failure is not the fault of Buyer ), (ii) a law has made the merger illegal or enjoined the parties from consummating the merger; (iii) the Company's stockholders do not adopt the merger agreement at the Company's stockholder meeting; (iv) there has been an adverse recommendation change (provided Buyer has otherwise complied with its notice obligations and the Company has not publicly recommended against the acquisition proposal), (v) the Company has knowingly and willfully breached in any material respect any obligations described under the section titled "—Other Covenants and Agreements—No Solicitation", or (vi) the board has publicly withdrawn its approval of the merger agreement and the merger, then, in any such circumstance, if an acquisition proposal for the Company is made publicly and within twelve months after termination of the merger agreement the Company has consummated any acquisition proposal for the Company, then the Company will promptly pay Buyer the company termination fee upon consummation of such acquisition proposal.

        If the Company terminates the merger agreement because the Buyer or Merger Sub (i) has failed to perform a covenant or agreement in the merger agreement, and that failure means that a condition to closing (that Buyer or Merger Sub has materially performed all material agreements in the merger agreement at or prior to the effective time of the merger) is not satisfied or is incapable of being satisfied by August 13, 2015 or (ii) has breached a representation or warranty, and that breach means that a condition to closing (that Buyer's and Merger Sub's representations and warranties are true and correct in all material respects) is not satisfied or capable of being satisfied by August 13, 2015, then Buyer will promptly pay the Company a fee of $2,072,400 (the "parent termination fee").

Specific Performance

        Prior to valid termination of merger agreement (i) Buyer and Sub are entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this merger agreement by the Company and to enforce specifically its terms and provisions, including the Company's obligation to consummate the merger and (ii) the Company is entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement by Buyer and Sub and to enforce specifically its terms and provisions hereof (including, but not limited to, demanding Buyer and Sub pay the parent termination fee). However, the Company has no right to cause Buyer and Sub to consummate the merger through any such injunction, action for specific performance or other equitable relief.

Amendment and Waiver

        The merger agreement may be amended by the parties at any time before or after approval of the merger agreement and the merger by the Company's stockholders. However, after any approval by the Company's stockholders, no amendment may be made which by law requires further approval by such stockholders without such further approval.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION
(PROPOSAL 4)

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to the Company's stockholders for a non-binding, advisory vote to approve the payment by the Company of certain compensation to the named executive officers of the Company that is based on or otherwise relates to the merger. This proposal, which we refer to as the merger-related compensation proposal, gives the Company's stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may be entitled to receive from the Company that is based on or otherwise relates to the merger. This compensation is summarized in the table under "The Merger (Proposal 3)—Interests of the Company's Directors and Executive Officers in the Merger," including the footnotes to the table.

        The board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

        The board unanimously recommends that the Company's stockholders approve the following resolution:

    "RESOLVED, that the stockholders of Dover Saddlery, Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by the Company to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled "Merger Related Compensation" and the footnotes to that table, and including the associated narrative discussion and the agreements or understandings pursuant to which such compensation may be paid or become payable."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either the Company or Buyer. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company's stockholders.

        The information set forth in the table below describes the compensation the Company has contracted to pay and may vary considerably from the compensation that actually will be paid to the Company's named executive officers. For example, several of the Company's named executive officers may continue their employment with the Company following the merger, such that the severance payments described in the table below are not expected to be paid at all. Only a termination of the employment of a named executive officer of the Company will qualify the named executive officer for severance benefits.

Description of Merger-Related Compensation

        The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the Company's named executive officers, that is based on or otherwise relates to the transactions contemplated under the merger agreement. The Company's named executive officers are Stephen L. Day, Jonathan A.R. Grylls, William G. Schmidt, James H. Cullen and David R. Pearce.

        Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, the Company has assumed:

  •
  A closing date for the merger of May 1, 2015, the latest practicable date prior to the filing of this Proxy Statement;

  •
  a termination of employment by the Company or Parent without "cause" or as a result of the executive's resignation for "good reason" immediately after the closing of the merger; and

  •
  A price per share of Company common stock of $8.38, which equals the average closing price of Company common stock over the first five business days following the public announcement of the transaction on April 14, 2015.

        Company Options.    Each Company option to purchase shares of the Company's common stock will be cancelled by the Company. In consideration for cancellation, each such holder of a Company option that is vested and exercisable immediately prior to the effective time of the merger, and that has an exercise price less than the merger consideration will be entitled to receive a cash payment in an amount equal to the number of shares of Company common stock subject to the Company option times the excess of the merger consideration over the exercise price per share subject to the option. The board approved the acceleration of the vesting of all outstanding options in connection with the change of control contemplated by the merger. The amounts payable to holders of Company options will be reduced by all applicable tax withholdings.

        Company Warrants.    Each Company warrant to purchase shares of the Company's common stock, whether or not then exercisable, will be cancelled by the Company. In consideration for cancellation, each holder of a Company warrant that is vested and exercisable immediately prior to the effective time of the merger and has a purchase price less than the merger consideration will be entitled to receive a cash payment in an amount (if any) equal to the number of shares of Company common stock subject to the Company warrant times the excess of the merger consideration over the purchase price per share subject to the warrant. The amounts payable to holders of Company warrants will be reduced by all applicable tax withholdings.

        Severance.    The Company has entered into employment agreements with several of its executive officers, pursuant to which the Company will pay enhanced severance benefits to these executive officers in the event of the termination of the executive officer's employment by the Company without cause, or by the executive officer for good reason, in each case, within two years following a change in control (a "qualifying termination"). The merger would constitute a change in control under these employment agreements.

        The employment agreements provide that in the event of a qualifying termination, the executive officer would be entitled to:

  •
  an amount equal to 2 times (in the case of Stephen L. Day, Jonathan A.R. Grylls, and William G. Schmidt James H. Cullen), and 1 times (in the case of David R. Pearce), the executive's annual base salary at the time of termination, such lump sum to supersede any other post-termination compensation and benefits payable to the executive under any other agreements with the executive;

  •
  in the case of Mr. Cullen, a lump sum equal to 1 times his annual base salary at the time of any such termination, provided that, if at the time of termination he is serving as President of the Company, or if another person had succeeded to the office of President of the Company, Mr. Cullen would receive a lump sum equal to 2 times his annual base salary in connection with any such termination; and

  •
  the immediate vesting in full of all outstanding stock options held by such executive to purchase shares of the Company's common stock.

Merger-Related Compensation

Named Executive Officer	Cash ($)(1)	Equity($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Stephen L. Day	$755,420	$159,991	$0	$915,411
Jonathan A.R. Grylls	468,360	172,602	0	640,962
William G. Schmidt	474,982	141,179	0	616,161
James H. Cullen	279,125	712,500	0	991,625
David R. Pearce	242,034	167,396	0	409,430

(1)
Represents the value of any cash severance that each such named executive officer would become entitled to receive pursuant to his respective employment agreement upon a termination without cause or for good reason during the two year period following the completion of the merger. The cash severance is comprised of: (i) a lump sum payment in cash equal to 2 times (in the case of Messrs. Day, Grylls, and Schmidt) and 1 times (in the case of Mr. Pearce), the named executive officer's annual base salary. In the case of Mr. Cullen, he would receive a lump sum equal to 1 times his annual base salary at the time of any such termination, provided that, if at the time of termination he is serving as President of the Company, or if another person had succeeded to the office of President of the Company, Mr. Cullen would receive a lump sum equal to 2 times his annual base salary in connection with any such termination. Mr. Cullen's cash amount also includes a cash bonus of $26,671.

(2)
All unvested Company options accelerate and become vested if the named executive officer is terminated by the Company without cause or by the executive for good reason within two years following a change in control. The following table quantifies the value, based on the assumptions above, of the unvested Company options, held by the named executive officers that will be accelerated pursuant to the merger:

Named Executive Officer	Number of Unvested Company Options	Value of Unvested Company Options ($)	Total Equity Value ($)
Stephen L. Day	38,450	$159,991	$159,991
Jonathan A.R. Grylls	38,450	117,234	117,234
William G. Schmidt	31,450	141,179	141,179
David R. Pearce	36,305	141,179	141,179
James H. Cullen	150,000	1,021,075	1,021,075

Narrative Disclosure to Merger-Related Compensation Table.

        Historically, the Company has not entered into severance or change in control agreements with its employees providing for a cash payment in the event of a change in control or an executive's termination of employment, whether such termination was voluntary, for cause or otherwise. However, the Company has entered into employment agreements described above with several of its executive officers, pursuant to which the Company will pay enhanced severance benefits to these executive officers in the event of the termination of the executive officer's employment by the Company without cause, or by the executive officer for good reason, in each case, within two years following a qualifying termination. This severance would equal an amount equal to 2 times (in the case of Stephen L. Day, Jonathan A.R. Grylls, and William G. Schmidt), and 1 times (in the case of David R. Pearce), the executive's annual base salary at the time of termination. In the case of Mr. Cullen, he would receive a lump sum equal to 1 times his annual base salary at the time of any such termination, provided that, if at the time of termination he is serving as President of the Company, or if another person had succeeded to the office of President of the Company, Mr. Cullen would receive a lump sum equal to 2 times his annual base salary in connection with any such termination.

        In addition, in connection with the merger, all unvested Company options will accelerate and become vested. Each such award will be cancelled immediately prior to the effective time of the merger in exchange for a cash payment.

        For a more detailed description of these arrangements, please see the section entitled "Election of Directors (Proposal 1)—Other Compensation Arrangements" and "The Merger (Proposal 3)—Interests of the Company's Directors and Executive Officers in the Merger" on page 76.

Vote Required and the Board's Recommendation

        The approval of the non-binding, advisory proposal to approve the compensation that may be paid or become payable to the Company's named executive officers in connection with the closing of the merger requires the affirmative vote of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote at the annual meeting (provided a quorum is present).

        The advisory vote regarding this proposal on merger-related compensation is a vote separate and apart from the vote on the proposal to approve and adopt the merger and the other transactions contemplated by the merger agreement. Because the vote regarding merger-related compensation is advisory only, it will not be binding on either the Company or Buyer regardless of whether the merger is completed. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger agreement is approved and adopted by the stockholders and completed, the merger-related compensation may become payable to our named executive officers in connection with the merger.

        The board unanimously recommends a vote "FOR" the merger-related compensation proposal.

VOTE ON ADJOURNMENT
(PROPOSAL 5)

        The Company's stockholders are being asked to approve a proposal that will give us authority to adjourn the annual meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the annual meeting to approve and adopt the merger agreement. If this adjournment proposal is approved, the annual meeting could be adjourned by the board to any date for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the annual meeting. If there is not a quorum present at the annual meeting, under our bylaws the annual meeting may be adjourned by the chairman of the meeting or by vote of the holders of a majority of the voting power of the shares represented at the meeting. In addition, the board could postpone the annual meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the annual meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger proposal has been approved at the annual meeting.

        Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the annual meeting and entitled to vote thereon.

        The board unanimously recommends a vote "FOR" the adjournment proposal.

 OTHER MATTERS (PROPOSAL 6)

        As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

Vote Required

        If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares "represented and voting" will be required to approve this Proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the results of the vote on this Proposal 6.

The board unanimously recommends a vote "FOR" Proposal 6.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2013 and 2014, and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2013, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

SOLICITATION

        This proxy is solicited on behalf of the Board of the Company. You are requested to sign and return your proxy card promptly.

        The expenses connected with soliciting proxies will be borne by the Company. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, certain directors, officers, and employees may solicit proxies in person or by use of other communications media.

STOCKHOLDER PROPOSALS; DIRECTOR NOMINATIONS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any future stockholder meetings. We intend to hold the 2016 annual meeting only if the merger is not consummated.

        If the 2016 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.

        Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2016 annual meeting of stockholders (if one is held) may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by the Company's Secretary no later than 120 days prior to the anniversary date of mailing of this Proxy Statement. This

Proxy Statement was mailed on or about May 4, 2015, so the date by which proposals are required to be received under Rule 14a-8 will be January 5, 2016.

        For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to our Secretary, and such business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder's notice must be delivered to our Secretary at our principal executive offices not less than 120 days before the date of the annual meeting, nor more than 150 days prior to the anniversary date of first mailing our proxy materials for the prior year's annual meeting of stockholders. For a stockholder nomination for election to our board or a proposal of business to be considered at the 2016 annual meeting of stockholders, it should be properly submitted to our Secretary no earlier than December 4, 2015 and no later than January 7, 2016. However, if the date of the 2016 Annual Meeting of stockholders is more than 30 days before or more than 60 days after the anniversary of the 2015 Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Company.

        If a stockholder provides notice for either event described above, such notice must include the following information:

  •
  the name and address of the stockholder delivering the notice;

  •
  a statement with respect to the amount of the Company's stock beneficially and/or legally owned by such stockholder;

  •
  the nature of any such beneficial ownership of such stock;

  •
  the beneficial ownership of any such stock legally held by such stockholder but beneficially owned by one or more others;

  •
  the length of time for which all such stock has been beneficially and/or legally owned by such stockholder, and;

  •
  information about each nominee for election as a director substantially equivalent to that which would be required in a proxy statement pursuant to the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and/or a description of the proposed business to be brought before the meeting, as the case may be.

Such notice shall be sent to our Secretary at Dover Saddlery, Inc., 525 Great Road, Littleton, Massachusetts 01460.

HOUSEHOLDING

        The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. Some banks, brokers and other nominees may also participate in this practice. This means that only one notice or one set of proxy materials may have been sent to multiple stockholders in your household. Please contact your bank, broker or other nominee directly if you have any questions or require additional copies of this proxy statement. We will also promptly deliver a separate copy of the notice or proxy materials to you if you contact the Company's Secretary in writing at Dover Saddlery, Inc., Attn: Secretary, 525 Great Road, Littleton, Massachusetts 01460, or by calling the Company's Secretary at: 978-952-8062. If you would like to receive separate copies of the notice or proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee.

 WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        The Company will make available a copy of its public reports, without charge, upon written request to Dover Saddlery, Inc., Attn: Secretary, 525 Great Road, Littleton, Massachusetts 01460. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the annual meeting. In order to ensure timely delivery of such documents prior to the annual meeting, any such request should be made promptly to the Company and in no event later than five business days prior to the date of the annual meeting, or no later than May 21, 2015. A copy of any exhibit may be obtained upon written request by a stockholder (for a fee limited to the Company's reasonable expenses in furnishing such exhibit) to Dover Saddlery, Inc., Attn: Secretary, 525 Great Road, Littleton, Massachusetts 01460.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the annual meeting:

  •
  Annual Report on Form 10-K for the Fiscal Year December 31, 2014, filed with the SEC on March 31, 2015, as amended by the Company's Form 10-K/A, filed with the SEC on April 29, 2015;

  •
  Current Reports on Form 8-K (only to the extent "filed" and not "furnished"), filed with the SEC on April 14, 2015

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated May 4, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

        The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction.

 AVAILABLE INFORMATION

        Stockholders of record on April 16, 2015 will receive a Proxy Statement and the Company's 2014 Annual Report, which contains detailed financial information concerning the Company. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to David R. Pearce, Chief Financial Officer, Dover Saddlery, Inc., P.O. Box 1100, Littleton, Massachusetts 01460.

        The Company's Proxy Statement, Annual Report to Stockholders and other proxy materials are available at http://investor.shareholder.com/DOVR/investor_materials.cfm.

MISCELLANEOUS

        The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

        You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Proxy Statement does not extend to you. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement, unless the information specifically indicates that another date applies. The mailing of this Proxy Statement to our stockholders does not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AMONG

DOVER SADDLERY HOLDINGS, INC.,

DOVER SADDLERY MERGER SUB,  INC.,

AND

DOVER SADDLERY, INC.

DATED AS OF APRIL 13, 2015

AGREEMENT AND PLAN OF MERGER

A-i

A-ii

TABLE OF DEFINED TERMS

Defined Term	Section
Acquisition Proposal	4.2(a)
Adverse Recommendation Change	4.2(a)
Affiliate	3.2(b)
Agreement	Forepart
Alternative Acquisition Agreement	4.2(a)
Certificate of Merger	1.1
Certificates	1.6(b)
Change of Control Obligation	3.17(a)(xiii)
Closing	1.12
Code	1.6(c)
Company	Forepart
Company Board Recommendation	3.3
Company Bylaws	1.4(a)
Company Charter	1.4(a)
Company Disclosure Schedule	3.2
Company Material Contract	3.17(a)
Company Permits	3.8
Company Plans	3.11(c)
Company Proxy Statement	2.4
Company SEC Documents	3.5(a)
Company Securities	3.2(c)
Company Stock	Recitals
Company Stock Options	3.2(a)
Company Stock Plans	3.2(a)
Company Stockholders	1.6(c)
Company Stockholder Approval	3.14
Company Stockholder Meeting	5.1
Confidentiality Agreement	5.3
Constituent Corporations	Forepart
Contingent Workers	3.12(b)
Contract	3.17(a)
D&O Insurance	5.9(c)
DGCL	1.1
Dissenting Shares	1.5(e)
Equity Commitment Letter	Recitals
Equity Financing	2.9
Effective Time	1.2
Employment Agreements	Recitals
End Date	7.1(d)
Environmental Law	3.16(a)
Environmental Permits	3.16(a)
ERISA	3.11(a)
ERISA Affiliate	3.11(c)
Exchange Act	2.3
Exchange Agent	1.6(a)
Exchange Fund	1.6(a)
Exchange Amount	1.5(c)
GAAP	3.5(d)

A-iii

Defined Term	Section
Governmental Entity	2.3
Hazardous Substance	3.16(a)
Indebtedness	3.21(b)
Indemnified Parties	5.9(a)
Intellectual Property	3.15(f)
internal controls	3.15(d)
Knowledge of Parent	2.5
Knowledge of the Company	3.5(b)
Latest Balance Sheet	3.21(a)
Law	1.6(c)
Leased Real Property	3.18(c)
Leases	3.18(c)
Liens	3.2(d)
made available	3.2(b)
Material Adverse Effect	2.3
Merger	Recitals
Multiemployer Plan	3.11(c)
Nasdaq	2.3
Parent	Forepart
Parent Disclosure Schedule	2.3
Permitted Liens	3.4
Person	1.6(b)
Registered Intellectual Property	3.15(a)
Representatives	4.2(a)
Retained Employee	5.11(a)
Sarbanes-Oxley Act	3.5(a)
SEC	3.5(a)
Securities Act	3.5(a)
Sub	Forepart
Subsidiary	2.3
Superior Proposal	4.2(b)
Support Agreements	Recitals
Surviving Corporation	1.1
Tax Returns	3.9
Taxes	3.9
Third Party	4.2(a)
Transaction Litigation	5.2
Transactions	1.12
Uncertificated Shares	1.5(d)

A-iv

AGREEMENT AND PLAN OF MERGER

        Agreement and Plan of Merger, dated as of April 13, 2015 (this "Agreement"), among Dover Saddlery Holdings, Inc., a Delaware corporation ("Parent"), Dover Saddlery Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Dover Saddlery, Inc., a Delaware corporation (the "Company") (Sub and the Company being collectively referred to as the "Constituent Corporations").

W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, including the conversion of each issued and outstanding share of common stock, par value $.0001 per share, of the Company ("Company Stock") not owned directly or indirectly by Parent or the Company, into the right to receive the Exchange Amount (as defined below) and the payment to holders of Company Options and Company Warrants (each as defined below) of an amount equal to the value, if any, of such Company Options and Company Warrants, as set forth in Section 5.5 hereof;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter into this Agreement, Parent and each of the stockholders of the Company listed on Exhibit A have entered into an agreement (each, a "Support Agreement" and collectively the "Support Agreements") pursuant to which such stockholders agreed to vote in favor of approval of this Agreement and against any Acquisition Proposal, and to take certain other actions in furtherance of the consummation of the Merger upon the terms and subject to the conditions set forth in the Support Agreements;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition to the Company's willingness to enter into this Agreement, Webster Capital Fund III, L.P., a Delaware limited partnership ("Sponsor") is entering into an equity commitment letter with Parent (the "Equity Commitment Letter"); and

        WHEREAS, the Board of Directors of the Company has determined that the Merger is in the best interests of the Company's stockholders.

        NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Upon the Closing, the Constituent Corporations shall file a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

        Section 1.2    Effective Time.     The Merger shall become effective when the Certificate of Merger, executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the Constituent Corporations, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is filed or such later time set forth in the Certificate of Merger.

        Section 1.3    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in the DGCL, including Section 259 thereof.

        Section 1.4    Charter and Bylaws; Directors and Officers.

          (a)   At the Effective Time, the Amended and Restated Certificate of Incorporation, as amended, of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit C. As so amended, the Company Charter shall be the Amended and Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the Bylaws of the Company, as amended (the "Company Bylaws"), as in effect immediately prior to the Effective Time shall be amended and restated as set forth in Exhibit D. As so amended and restated, the Company Bylaws shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          (b)   The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        Section 1.5    Conversion of Securities.     As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

          (a)   Each issued and outstanding share of common stock, par value $.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (b)   All shares of Company Stock that, immediately prior to the Effective Time, are held in the treasury of the Company or by Parent or Sub shall be canceled and no consideration shall be delivered in exchange for such shares.

          (c)   Each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares to be canceled in accordance with Section 1.5(b)) shall be converted into the right to receive $8.50 in cash, without interest (such per-share amount being the "Exchange Amount").

          (d)   At the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled, and each holder of a certificate representing any such shares or of uncertificated shares of Company Stock, which immediately prior to the Effective Time were registered to such holder on the stock transfer books of the Company (the "Uncertificated Shares"), so long as such shares are not Dissenting Shares, shall in either case cease to have any rights with respect to such shares, except the right to receive the Exchange Amount in respect of each such share of Company Stock.

          (e)   Notwithstanding anything in this Agreement to the contrary, shares of Company Stock issued and outstanding immediately prior to the Effective Time which are held of record by stockholders who shall not have voted such shares in favor of the Merger and who shall have demanded properly in writing appraisal of such shares in accordance with Section 262 of the

  DGCL ("Dissenting Shares") shall not be converted into the right to receive the Exchange Amount as set forth in Section 1.5(c), but the holders of such shares instead shall be entitled to, and the Dissenting Shares shall only represent the right to receive, payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if such a holder fails to demand properly in writing from the Surviving Corporation the appraisal of his or its shares in accordance with Section 262(d) of the DGCL or, after making such demand, subsequently delivers an effective written withdrawal of such demand, or fails to establish his or its entitlement to appraisal rights as provided in Section 262 of the DGCL, if so required, or (ii) if the applicable court shall determine that such holder is not entitled to receive payment for such holder's shares or such holder shall otherwise lose such holder's appraisal rights, then, in any such case, each share of Company Stock held of record by such holder or holders shall be treated as if they had been converted as of the Effective Time into the right to receive the Exchange Amount.

          (f)    If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, the Exchange Amount and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Exchange Amount or any such other amounts payable pursuant to this Agreement.

        Section 1.6    Parent to Make Cash Available.

          (a)    Exchange of Certificates.     Prior to the Effective Time, Parent shall authorize a commercial bank or trust company or such other Person or Persons as shall be reasonably acceptable to the Company to act as Exchange Agent for the Merger (the "Exchange Agent"). Prior to or as of the Effective Time, Parent shall deposit (i) with the Exchange Agent cash as required to make all payments to the holders of the Company Stock contemplated by Section 1.5(c), and all payments to the holders of Company Warrants contemplated by Section 5.5(a), (such amounts collectively, the "Exchange Fund") and (ii) with the Company cash as required to make all payments to holders of the Company Stock Options contemplated by Section 5.5(a). The Exchange Agent shall make payments to holders of Company Stock and Company Warrants out of the Exchange Fund.

          (b)    Exchange Procedures.     Parent shall mail, or instruct the Exchange Agent, as soon as practicable after the Effective Time, to mail, to each record holder of a share or shares of Company Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon actual delivery of the certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock converted in the Merger (the "Certificates") or transfer of the Uncertificated Shares to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates, or the transfer of Uncertificated Shares, in exchange for cash, and which shall be reasonably satisfactory to the Company). Upon (i) surrender for cancellation to the Exchange Agent of one or more Certificates evidencing shares of Company Stock, together with a properly completed letter of transmittal by, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares from or on behalf of, a holder of shares of Company Stock, such holder shall be entitled to receive in cash in exchange therefor, in accordance with the terms of this Agreement, the Exchange Amount with respect to each share of Company Stock represented by such Certificate(s) or Uncertificated Share(s). Until so surrendered or transferred, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Exchange Amount. If any portion of the

  Exchange Amount is to be paid to an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (each, a "Person"), other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (x) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (y) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (c)    Withholding.     Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock at the Effective Time (collectively, the "Company Stockholders") such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or under any provision of any Law, including any state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Stockholders in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent. For purposes of this Agreement, "Law" means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated, enforced or applied by a Governmental Entity, as the same may be amended from time to time.

        Section 1.7    Return of Exchange Fund.     Any portion of the Exchange Fund which remains undistributed to the Company Stockholders for two years after the Effective Time shall be delivered to Parent or to the Company, upon demand of Parent or the Company, and any Company Stockholders who have not exchanged shares of Company Stock for the Exchange Amount in accordance with this Article I prior to such date shall thereafter look only to Parent for payment of their claim for the Exchange Amount. Neither Parent nor the Surviving Corporation shall be liable to any Company Stockholder for any such cash which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

        Section 1.8    No Further Ownership Rights in Company Stock.     All cash paid upon the surrender for exchange of Certificates or Uncertificated Shares in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Stock (including the rights to any related dividends) represented by such Certificates or Uncertificated Shares.

        Section 1.9    Closing of Company Transfer Books.     At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates or Uncertificated Shares shall be canceled and exchanged as provided in this Article I.

        Section 1.10    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the consideration to which the holder of such Certificate is entitled pursuant to this Article I.

        Section 1.11    Further Assurances.     If at any time at or after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

        Section 1.12    Closing.     The closing (the "Closing") of the transactions contemplated by this Agreement (the "Transactions") and all actions specified in this Agreement to occur at the Closing shall take place by telephone and email at 10:00 a.m., Eastern time, no later than the third business day following the day on which the last of the conditions set forth in Article VI shall have been fulfilled or waived (if permissible) (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) or at such other time and place as Parent and the Company shall mutually agree.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

        Section 2.1    Organization, Standing and Power.     Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted.

        Section 2.2    Authority.     Each of Parent and Sub has all requisite corporate power to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company and its validity and binding effect on the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally and general principles of equity).

        Section 2.3    Consents and Approvals; No Violation.     Assuming that all consents, approvals, authorizations and other actions described in this Section 2.3 have been obtained and all filings and obligations described in this Section 2.3 have been made, and except as set forth in Section 2.3 of the disclosure schedule and delivered to the Company on the date of this Agreement, which relates to this Agreement and is designated the Parent Disclosure Schedule (the "Parent Disclosure Schedule"), the execution and delivery of this Agreement does not, and the consummation by Parent and Sub of the Transactions and compliance with the provisions of this Agreement will not, result in any violation of, or default (with or without notice or lapse of time, or both) under any provision of, or the acceleration of any obligation under, or the termination or material alteration of (a) the Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (b) any loan or credit agreement, note, lease, license, permit or other agreement applicable to Parent or any of its Subsidiaries or (c) any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b) or (c), any such violations, defaults, rights, liens, security interests, charges or encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent, prohibit Parent or Sub from performing their respective obligations under this Agreement or prevent the consummation of any of the Transactions. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the Transactions require no action by or in respect of, or filing with, any domestic (federal or state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity"), except for (i) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements, if any, of the Nasdaq Stock Market ("Nasdaq"), and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, Material Adverse Effect on Parent, prohibit Parent or Sub from performing its obligations under this Agreement or prevent the consummation of any of the Transactions. For purposes of this Agreement (A) "Material Adverse Effect" with respect to a party means any event, change or effect that (1) would prevent such party from consummating the Merger or (2) individually or when taken together with all other such events, changes or effects is materially adverse to the business, financial condition, assets or results of operations of such party and its Subsidiaries, taken as a whole, except to the extent resulting from (x) any changes or events generally affecting the United States economy or the industry in which such party and its Subsidiaries operate; provided that such change or event (I) does not specifically relate to such party and its Subsidiaries, and (II) is not disproportionately adverse to such party and its Subsidiaries compared to other companies operating in the industry in which such party and its Subsidiaries operate, and (y) the execution or announcement or compliance with the terms of this Agreement; and (B) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

        Section 2.4    Company Proxy Statement.     None of the information to be supplied in writing by Parent or Sub for inclusion or incorporation by reference in the proxy statement relating to the Company Stockholder Meeting (the "Company Proxy Statement") or any amendment or supplement thereto will, at the time of the mailing of the Company Proxy Statement or any amendment or supplement thereto and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives on its behalf which is contained or incorporated by reference in the Company Proxy Statement.

        Section 2.5    Actions and Proceedings.     There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, or any of its or their properties, assets or business, that, individually or in the aggregate, would prohibit Parent or Sub from consummating the Merger. There are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or its or their properties, assets or business that, individually or in the aggregate, would prohibit the Company from consummating the Merger. As of the date of this Agreement, there are no actions, suits, or other litigation, legal or administrative proceedings or governmental investigations relating to the Transactions that are pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of its or their properties, assets or business. For purposes of this Agreement, "Knowledge of Parent" means the knowledge of the individuals identified in Section 2.5 of the Parent Disclosure Schedule upon due inquiry.

        Section 2.6    No Required Vote of Parent Shareholders.     No vote of the shareholders of Parent is required by Law, the Certificate of Incorporation of Parent, the Bylaws of Parent or otherwise in order for Parent to consummate the Merger and the other Transactions.

        Section 2.7    Brokers.     No broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent.

        Section 2.8    Operations of Sub.     Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        Section 2.9    Sufficient Funding.     Parent has delivered to the Company complete and correct copies of the executed Equity Commitment Letter from Sponsor to provide, subject only to the terms and conditions expressly set forth therein, financing in the aggregate amount set forth therein (the "Equity Financing"). The Equity Commitment Letter has not been amended or modified, no such amendment or modification is presently contemplated, and the respective obligations and commitments contained in such letters have not been withdrawn or rescinded in any respect. The Equity Commitment Letter is in full force and effect and represents the valid, binding and enforceable obligation of Parent, Sub and Sponsor (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally and general principles of equity). There are no side letters or other Contracts or arrangements relating to the Equity Financing. The proceeds of the Equity Financing, when funded at the Closing, will be sufficient for Parent to pay all amounts required to be paid pursuant to Sections 1.5 and 5.5, and the proceeds of the Equity Financing or additional debt capacity arranged by the Parent will be sufficient to pay all expenses related to the Merger and provide sufficient debt financing for the Company's 2015 growth plan. Subject to Section 8.11(b), the only condition precedent to the obligations of Sponsor to make the full amount of the Equity Financing available to Parent under the Equity Commitment Letter is the fulfillment of the conditions to Parent and Sub's obligation to close pursuant to this Agreement, and the Equity Commitment Letter will provide amounts necessary to pay the Parent Termination Fee if such fee becomes due and payable under this Agreement.

 ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub as follows:

        Section 3.1    Organization, Standing and Power.     The Company is a corporation duly organized, validly existing and in good standing under the DGCL and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate or company power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where such qualification is necessary, except where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has made available to Parent true, complete and correct copies of the Company Charter and Company Bylaws as in effect on the date of this Agreement.

        Section 3.2    Capital Structure.

          (a)   The authorized capital stock of the Company consists of 16,000,000 shares of capital stock of which 10,000,000 are shares of Company Stock, and 1,000,000 are preferred stock, par value $.0001 per share. At the close of business on April 10, 2015, (A) 5,409,492 shares of Company Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, (B) no shares of preferred stock were issued or outstanding, and (C) 1,088,191 shares of Company Stock were reserved for issuance pursuant to options to purchase shares of Company Stock ("Company Stock Options") issued and outstanding pursuant to the Company Stock Plans and 118,170 shares of Company Stock were reserved for issuance pursuant to warrants to purchase shares of Company Stock ("Company Warrants"), each of which will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.

          (b)   No Subsidiary of the Company owns any shares of capital stock of the Company. Section 3.2(b) of the disclosure schedule dated and delivered to Parent on the date of this Agreement by the Company, which relates to this Agreement and is designated the Company Disclosure Schedule (the "Company Disclosure Schedule"), contains a complete and correct list of each outstanding Company Stock Option, including with respect to each such option the holder, date of grant, exercise price, and number of shares of Company Stock subject thereto. For purposes of this Agreement, (1) "Company Stock Plans" means the Company's 1999 Stock Option Plan and Amended and Restated 2005 Equity Incentive Plan, (2) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person and (3) "made available" means that the information referred to (x) was delivered to Parent prior to 9:00 a.m. Eastern Time on the date prior to the date of this Agreement or (y) was posted prior to 9:00 a.m. Eastern Time on the date prior to the date of this Agreement on the Company's electronic data site.

          (c)   There are no outstanding bonds, debentures, notes or other obligations or indebtedness the holders of which have the right to vote (or convert into or be exercised for securities having the right to vote) with the holders of the Company Stock on any matter. As of the date of this Agreement, except as set forth in Section 3.2(a) and for the issuance of shares of Company Stock since April 10, 2015 pursuant to Company Stock Options or Company Warrants outstanding on such date, there are no issued, reserved for issuance or outstanding (A) shares of capital stock or other voting securities of or other ownership interest in the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or other ownership interest in the Company, (C) options, warrants, calls, rights, puts or agreements to acquire from the Company, or other obligations of the Company to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any shares of capital stock, other voting securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interest in the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, put or agreement, or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, the Company (the items in clauses (A) though (D) being referred to collectively as the "Company Securities").

          (d)   Each outstanding share of capital stock (or other voting security, equity equivalent or ownership interest) of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable, and each such share (or other voting security, equity equivalent or ownership interest) is owned by the Company or another Subsidiary of the Company, free and clear of all mortgages, security interests, liens, encumbrances, claims, pledges, charges, options, rights of first refusal and adverse claims of any kind (collectively, "Liens") and free and clear of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests) other than Liens arising by operation of Law and Liens set forth on Section 3.2(d) of the Company Disclosure Schedule. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities of or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities of or ownership interests in, any Subsidiary of the Company (other than to the extent that the value of the Company Stock is derivative of and provides economic benefits based on the value of the voting securities of or ownership interests in the Subsidiaries of the Company). Except as set forth in Section 3.2 of the Company Disclosure Schedule and except for the capital stock or other equity or voting interests of its Subsidiaries and publicly traded securities held for investment which do not exceed 5% of the outstanding securities of any entity, the Company does not own, directly or indirectly, any capital stock or other equity or voting interests in any Person. Section 3.2(d) of the Company Disclosure Schedule lists all of the Subsidiaries of the Company.

        Section 3.3    Authority.     On or prior to the date of this Agreement, at a meeting duly called and held, the Board of Directors of the Company declared this Agreement and the Merger advisable and in the best interest of the Company and its stockholders and approved and adopted this Agreement in accordance with the DGCL (including taking all action necessary to exempt this Agreement, the Merger and the transactions contemplated by this Agreement from the prohibitions on "business combinations" under Section 203 of the DGCL), resolved to recommend the approval and adoption of this Agreement by the Company's stockholders (the "Company Board Recommendation"), and directed that this Agreement be submitted to the Company's stockholders for approval and adoption. The Company has all requisite corporate power to enter into this Agreement and, subject to approval and adoption of this Agreement by the stockholders of the Company, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to approval and adoption of this Agreement by the stockholders of the Company.

This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of this Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally and general principles of equity). The filing of the Company Proxy Statement with the SEC will be duly authorized by the Company's Board of Directors.

        Section 3.4    Consents and Approvals; No Violation.     Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 and in Section 3.14 have been obtained and all filings and obligations described in this Section 3.4 and in Section 3.14 have been made, except as set forth in Section 3.4 of the Company Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under any provision of, or the acceleration of any obligation under, or the termination or material alteration of (i) the Company Charter or the Company Bylaws, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (b) result in any material violation of, or material default (with or without notice or lapse of time, or both) under any provision of, or the acceleration of any material obligation under, or the termination or material alteration of (i) any material loan or credit agreement, note, lease, license, permit or other material agreement applicable to the Company or any of its Subsidiaries, (ii) any Law applicable to the Company or any of its Subsidiaries or any of their respective material properties or assets, or (c) result in the creation or imposition of any material Lien on any asset of the Company or any of its Subsidiaries, other than: (w) Liens that are disclosed in the Company Disclosure Schedule, (x) liens for Taxes, fees, levies, duties or other governmental charges of any kind which are not yet due and payable, (y) liens for mechanics, materialmen, laborers, employees, suppliers or similar liens arising by operation of Law for amounts which are owed, but not yet delinquent, and (z) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey of the property would reveal ((w), (x), (y) and (z) collectively, "Permitted Liens"). The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Entity except for (A) compliance with the provisions of the Exchange Act, (B) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (C) applicable requirements, if any, of Nasdaq, and (D) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained is not reasonably likely to be materially adverse to the Company or any of its Subsidiaries, prohibit the Company from performing its obligations under this Agreement or prevent the consummation of any of the Transactions.

        Section 3.5    SEC Documents; Financial Statements; and Other Reports.

          (a)   Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, the Company has timely filed all required documents with the Securities and Exchange Commission (the "SEC") since January 1, 2012 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Company SEC Documents"). Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, as of their respective filing dates, the Company SEC Documents complied, and all Company SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Exchange Act, the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and the Sarbanes-Oxley Act of 2002 (together with the rules and regulations promulgated thereunder, the "Sarbanes-Oxley Act"), and, at the respective times they were filed, none of the Company SEC Documents did, and none of the Company SEC Documents filed subsequent to the date of this Agreement will, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   Except as set forth in Section 3.5(b) of the Company Disclosure Schedule, the Company is in compliance in all material respects with and, since January 1, 2012, has complied in all material respects with (and, to the Knowledge of the Company, each of its executive officers and directors are in compliance with and have complied in all material respects with) the applicable listing and corporate governance rules and regulations of Nasdaq. For purposes of this Agreement, "Knowledge of the Company" means the knowledge of the individuals identified on Section 3.5(b) of the Company Disclosure Schedule upon due inquiry.

          (c)   The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.

          (d)   The Company and its Subsidiaries have established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) ("internal controls"). Such internal controls are sufficient (i) to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes in accordance with U.S. generally accepted accounting principles ("GAAP"), (ii) that receipts and expenditures of the Company and its Subsidiaries are being made, in all material respects, only in accordance with the authorization of management and directors of the Company and such Subsidiaries, and (iii) to provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's or its Subsidiaries' assets that would have a material effect on the Company's financial statements. The Company has no Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Except as set forth on Section 3.5(d) of the Company Disclosure Schedule, since January 1, 2012, the Board of Directors of the Company and the Audit Committee of the Board of Directors of the Company have not received any oral or written notification from the Company's auditors or any member of the Company's accounting or legal staff of any "material weakness" in the Company's internal control over financial reporting and there is no outstanding "significant deficiency" or "material weakness" that the Company's independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Release No. 2007-005 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

          (e)   Since January 1, 2012, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are complete and correct in all material respects. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act.

          (f)    The consolidated financial statements (including any notes thereto) of the Company included or incorporated by reference in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as set forth in Section 3.5(f) of the Company Disclosure Schedule or as required by GAAP, the Company has not, between December 31, 2014 and the date of this Agreement, made any material change in the accounting practices or policies applied in the preparation of financial statements.

          (g)   All of the accounts receivable of the Company and its Subsidiaries arose from the bona fide arm's length sale of goods or provision of services in the ordinary course of business, and are not subject to any material, valid right of set-off or counterclaim; provided that accounts receivable are subject to adjustment for trade allowances and similar adjustments consistent with past practices of the Company and its Subsidiaries.

          (h)   The inventory of the Company and its Subsidiaries consists solely of material and goods of a quality and quantity which are usable in the ordinary course of the business, net of any reserve for damage, loss, shrinkage, excessive or obsolete inventories properly reflected on the consolidated financial statements (including any notes thereto) of the Company included or incorporated by reference in the Company SEC Documents or incurred in the ordinary course of business and consistent with past practice since the date of such financial statements. As of the date of such financial statements, such financial statements reflect adequate reserves for inventory write downs in accordance with GAAP, consistently applied.

          (i)    Each Company Stock Option and restricted stock award was granted in compliance in all material respects with all applicable legal requirements and was recorded on the Company's financial statements in accordance with GAAP consistently applied, and to the Knowledge of the Company, the Company has not granted any Company Stock Options at an exercise price that represents a discount from the fair market value of the Company Stock underlying such Company Stock Option on the date of grant.

        Section 3.6    Company Proxy Statement.     At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.6 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Parent specifically for use therein. The Company Proxy Statement will, when filed, comply as to form in all material respects with the provisions of the Exchange Act.

        Section 3.7    Absence of Certain Changes or Events.     Except as set forth in Section 3.7 of the Company Disclosure Schedule, since December 31, 2014, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices, and (a) there has not been any event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (b) there has not been any damage, destruction, or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries whether or not covered by insurance, other than (i) damage, destruction or loss of assets or properties immaterial to the Company and its Subsidiaries in the aggregate, (ii) normal wear and tear on Company facilities, fixtures, properties and assets, and (iii) inventory losses incurred in the ordinary course of business, and (c) neither the Company nor any of its Subsidiaries have taken any action that would, if taken after the date of this Agreement without the prior consent of Parent, constitute a breach of Section 4.1(i), (iii), (iv), (v), (vi), (viii), (xi), (xii), (xiii), (xvi), (xviii), (xxi) or (xxiii).

        Section 3.8    Permits and Compliance.     Each of the Company and its Subsidiaries is in possession of all material authorizations, licenses and permits of any Governmental Entity necessary for the Company or any of its Subsidiaries to own and operate its properties and other assets and to carry on its business as it is now being conducted (the "Company Permits"). The Company and each of its Subsidiaries is and, since January 1, 2012, has been in compliance in all material respects with the terms of the Company Permits. None of the Company and its Subsidiaries is in violation of its charter, by-laws or other organizational documents. None of the Company and its Subsidiaries is in violation in any material respect of (i) any applicable Law, or (ii) any material order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is under investigation with respect to nor has been threatened to be charged with or given notice or other communication alleging or relating to a possible material violation of applicable Laws.

        Section 3.9    Tax Matters.     Except as otherwise set forth in Section 3.9 of the Company Disclosure Schedule:

          (a)   (i) the Company and each of its Subsidiaries have filed all Tax Returns required to have been filed in a timely manner, and such Tax Returns are true, correct and complete in all material respects, and no penalties or charges are due with respect to the late filing of any Tax Return required to have been filed; (ii) all Taxes shown to be due on such Tax Returns and any other material Taxes that the Company or its Subsidiaries are otherwise obligated to pay have been timely paid; (iii) neither the Company nor any of its Subsidiaries is currently the beneficiary of an extension of time within which to file any Tax Return required to be filed, other than customary extensions that are granted automatically; (iv) the Company and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, and the Company and each of its Subsidiaries have timely remitted and reported all withheld Taxes to the proper Governmental Entity in accordance with all applicable Laws; (v) the Company and each of its Subsidiaries do not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters that is in progress, pending or, to the Company's knowledge, threatened; (vi) all deficiencies asserted or assessments made as a result of any examination of Taxes or Tax Returns by any taxing authority have been paid in full; (vii) since January 1, 2012, neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or Tax matters or agreed to any extension of time with respect to a Tax assessment or deficiency; (viii) neither the Company nor any of its Subsidiaries has a request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting, or any other request that is pending with any taxing authority that relates to Taxes or Tax Returns of the Company or its Subsidiaries; (ix) no power of attorney granted by the Company or any of its Subsidiaries with respect to any Taxes is currently in force; (x) since January 1, 2012, no written claim has been delivered to the Company or any of its Subsidiaries by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in such jurisdiction; (xi) there are no Liens for Taxes on any of the assets of the Company or its Subsidiaries, other than Permitted Liens; and (xii) the Company and its

  Subsidiaries have provided adequate reserves, in accordance with GAAP, as reflected in the most recent consolidated financial statements of the Company and its Subsidiaries contained in the Company SEC Documents for any Taxes of the Company or any of its Subsidiaries that have not been paid.

          (b)   Neither the Company nor any of its Subsidiaries is a party to, is otherwise bound by, or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar Contract or arrangement.

          (c)   Neither the Company nor any of its Subsidiaries (i) has ever been a member of a combined, consolidated, affiliated or unitary group for Tax purposes (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

          (d)   The Company has made available to Parent true and correct copies of the income Tax Returns and all other material Tax Returns filed by the Company and its Subsidiaries for the Tax years ending December 31, 2010 through December 31, 2013.

          (e)   There is no Contract, plan or arrangement of the Company or its Subsidiaries covering any Person that, individually or collectively, would reasonably be expected to result in compensation in excess of the deduction limitation set forth in Code Section 162(m). Neither the Company nor its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that would reasonably be expected to obligate it to make any payments that, in whole or in part, will not be deductible under Section 280G of the Code. No payment to be made under any Company Plan is, or to the Knowledge of the Company, will be, subject to the additional taxes and penalties of Section 409A(a)(1) of the Code.

          (f)    Neither the Company nor any of its Subsidiaries has entered into any agreement or arrangement with any Governmental Entity with regard to the Tax liability of the Company or any of its Subsidiaries affecting any Tax period for which the applicable statute of limitations, after giving effect to extensions or waivers, has not expired.

          (g)   Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897 of the Code.

          (h)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount or any other income eligible for deferral under the Code or Treasury Regulations promulgated thereunder (including, without limitation, pursuant to Code Sections 455 or 456, Treasury Regulations Section 1.451-5 and Revenue Procedure 2004-34, 2004-33 I.R.B. 991) received on or prior to the Closing Date, (v) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign Law), or (vi) election made under Code Section 108(i) prior to the Closing.

          (i)    The Company and each of its Subsidiaries is (and always has been) taxed as a C corporation for U.S. federal income Tax purposes. Neither the Company nor any of its Subsidiaries has a permanent establishment or conduct business through any branch other than its country of formation.

          (j)    Neither the Company nor any of its Subsidiaries has ever been either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355 of the Code and the Treasury Regulations promulgated thereunder.

          (k)   Neither the Company nor any of its Subsidiaries has ever been a party to any joint venture, partnership or other arrangement or Contract treated as a partnership for federal income Tax purposes.

          (l)    Neither the Company nor any of its Subsidiaries has participated in any "listed transaction" as defined under Treasury Regulations Section 1.6011-4(b)(2).

          (m)  All related party transactions involving the Company or any of its Subsidiaries are at arm's length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder and any similar provision of state, local or foreign Law. Neither the Company nor any of its Subsidiaries is a party to any cost-sharing agreement or similar arrangement. The Company and each of its Subsidiaries has maintained in all material respects all necessary documentation in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder and any similar provision of state, local or foreign Law.

For purposes of this Agreement, (x) "Taxes" means any federal, state, local, foreign or provincial income, gross receipts, capital gains, property, unclaimed property, environmental, sales, use, license, excise, franchise, employment, payroll, social security, unemployment, disability, withholding, alternative or added minimum, ad valorem, value-added, stamp, registration, occupation, premium, transfer or excise tax, or any fee, duty, levy, custom, tariff, impost, assessment, obligation or charge of the same or similar nature to any of the foregoing or other tax of any kind, together with any interest or penalty imposed by any Governmental Entity, whether disputed or not, and (y) "Tax Return" means any return, report or similar statement (including the attached schedules) filed or required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

        Section 3.10    Orders and Actions.     Except as set forth in Section 3.10 of the Company Disclosure Schedule, there are no outstanding rulings, orders, judgments, injunctions, awards or decrees of any Governmental Entity or, to the Knowledge of the Company, investigations by any Governmental Entity, against or involving the Company or any of its Subsidiaries, or any of its or their properties, assets or business that has or would reasonably be expected to be materially adverse to the Company. Except as set forth in Section 3.10 of the Company Disclosure Schedule, there are no actions, suits or claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries in their respective capacities as such or any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, which would be before) any Governmental Entity that has or would reasonably be expected to be materially adverse to the Company. As of the date of this Agreement, there are no actions, suits, or other litigation, legal or administrative proceedings or governmental investigations relating to the Transactions that are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their properties, assets or business.

        Section 3.11    Employee Benefits.

          (a)   Schedule 3.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of every Company Plan and Multiemployer Plan. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, each Company Plan complies in all relevant respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations. Neither the Company nor any of its ERISA Affiliates has participated in or withdrawn from any Multiemployer Plan or instituted, or is currently considering taking, any action to do so. Neither the Company nor any ERISA Affiliate of the Company sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Company Plan subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA.

          (b)   To the Knowledge of the Company, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate or Company Plan fiduciary would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable Law, other than liabilities for benefits payable in the normal course.

          (c)   As used in this Agreement, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Multiemployer Plan)), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, phantom stock, holiday pay, vacation, employment, executive compensation, change in control, severance, death benefit, sick leave, fringe benefit, insurance or similar plan, program, agreement, policy or arrangement, established or maintained by the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates has contributed or otherwise may have any liability, (ii) "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any Person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder. Copies of such Company Plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto have been made available to Parent together with the most recent summary plan description, annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust.

          (d)   Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter that it is so qualified, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked or not be reissued. The Company has made available to Parent prior to date of this Agreement copies of the most recent Internal Revenue Service determination letters with respect to each such Company Plan. No events have occurred with respect to any Company Plan that would result in payment or assessment by or against the Company of any excise taxes under the Code which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (e)   Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, with respect to each current or former employee or independent contractor of the Company or any of its

  Subsidiaries, the consummation of the Transactions will not, either alone or together with any other event: (i) entitle any such Person to severance pay, bonus amounts, retirement benefits, job security benefits or similar benefits, (ii) trigger or accelerate the time of payment or funding (through a grantor trust or otherwise) of any compensation or benefits payable to any such Person, (iii) accelerate the vesting of any compensation or benefits of any such Person (including any stock options or other equity-based awards, any incentive compensation or any deferred compensation entitlement) or (iv) trigger any other material obligation to any such Person. Section 3.11(e) of the Company Disclosure Schedule lists (A) all the agreements, arrangements and other instruments which give rise to an obligation to make or set aside amounts payable to or on behalf of the officers of the Company and its Subsidiaries as a result of the Transactions and/or any subsequent employment termination (whether by the Company or the officer), copies of which have been made available to Parent prior to the date of this Agreement and (B) the maximum aggregate amounts so payable to each such individual as a result of the Transactions and/or any subsequent employment termination (whether by the Company or the officer).

          (f)    There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Company Plan which would increase materially the expense of maintaining such Company Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2014. No condition exists that would prevent the Company from amending or terminating any Company Plan without liability, other than the obligation for ordinary benefits accrued prior to the termination of such plan.

          (g)   There is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving, any Company Plan before any Governmental Entity which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

        Section 3.12    Labor Matters.

          (a)   Since January 1, 2012: (i) neither the Company nor any of its Subsidiaries is or has been a party to any collective bargaining agreement (ii) neither the Company nor any of its Subsidiaries recognizes or has recognized a trade union, works council or other body representing employees or Contingent Workers; (iii) there has not been any, labor strike or material dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries.

          (b)   The Company has made available to Parent complete and accurate information on all Company employees as of the dates set forth in such information, setting forth for each employee: his or her location, hourly or salary status, pay rate, bonuses, date of hire and position. None of the Company's employees are in a visa or work permit status. Except as set forth on Section 3.12(b) of the Company Disclosure Schedule, no bonus, retention, severance or other amounts are required to be paid at the Closing or otherwise in connection with the transactions contemplated by this Agreement. The Company has also made available to Parent complete and accurate information as of the date set forth in such information of all of the independent contractors, consultants, temporary employees, leased employees or other agents employed or used by the Company and classified by the Company as other than employees, or compensated other than through wages paid by the Company through the Company's payroll department ("Contingent Workers"), showing for each Contingent Worker such individual's role in the business and fee or compensation arrangements.

          (c)   The Company has properly classified its employees as exempt or non-exempt in all material respects for the purposes of the Fair Labor Standards Act and state, local and foreign wage and hour Laws, and is otherwise in compliance with such Laws in all material respects. To the extent that any Contingent Workers are employed or used, the Company has properly classified and treated them in all material respects as Contingent Workers (as opposed to employees) in accordance with applicable Law and for the purpose of all employee benefit plans and perquisites.

          (d)   The Company is, and for the past three years has been, in compliance in all material respects with all applicable Laws and regulations respecting labor and employment matters, including fair employment practices, work place safety and health, work authorization and immigration, unemployment compensation, workers' compensation, affirmative action, terms and conditions of employment, employee leave and wages and hours, including payment of minimum wages and overtime. The Company does not have, and within the three years preceding the date of this Agreement has not had, any formal or informal grievances, complaints, charges, litigation, governmental audits or investigations, court orders, decrees, injunctions, judgments or private settlement contracts with respect to employment or labor matters (including allegations of employment discrimination, retaliation, noncompliance with wage and hour laws or unfair labor practices) pending, threatened or resolved against the Company in any judicial, regulatory or administrative forum, under any private dispute resolution procedure or internally, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has not experienced a "plant closing," "business closing," or "mass layoff" as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or any similar state, local or foreign law or regulation affecting any site of employment of the Company or one or more facilities or operating units within any site of employment or facility of the Company. During the ninety (90) day period preceding the date of this Agreement, no Employee or Contingent Worker has suffered an "employment loss" as defined in the WARN Act with respect to the Company.

        Section 3.13    Insurance.     The Company and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company or its Subsidiaries (taking into account the cost and availability of such insurance).

        Section 3.14    Required Vote of Company Stockholders.     The affirmative vote of the holders of at least a majority of the outstanding shares of Company Stock (the "Company Stockholder Approval") is required to approve the Merger and adopt this Agreement. No other vote of the security holders of the Company is required by Law, the Company Charter or the Company Bylaws or otherwise in order for the Company to consummate the Merger and the Transactions.

        Section 3.15    Intellectual Property.

          (a)   Section 3.15(a) of the Company Disclosure Schedule contains a list of all domain names, patents and patent applications, registered copyrights, registered trademarks, registered service marks and applications for registration of any of the foregoing, owned, in whole or in part, legally or beneficially, by the Company or any of its Subsidiaries or used in the conduct of the business of the Company and its Subsidiaries (collectively, the "Registered Intellectual Property"). All Registered Intellectual Property owned by the Company and its Subsidiaries is subsisting, valid and enforceable in all material respects, and no material item of Registered Intellectual Property has been found to be, nor has the Company or any of its Subsidiaries received any notice alleging that such item is, invalid, expired, cancelled, unenforceable or ineffective for any reason. All material items of Registered Intellectual Property purported to be owned by the Company or one of its Subsidiaries have been assigned to the Company or one of its Subsidiaries, and the Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to each such material item of Registered Intellectual Property, free and clear of all Liens other than Permitted Liens. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, all maintenance, renewal and other fees required to maintain the Registered Intellectual Property have been paid.

          (b)   Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, the Company and its Subsidiaries own or have a valid right to use all Intellectual Property used in or necessary to conduct the business of the Company and its Subsidiaries as it has been conducted, is currently conducted and is reasonably anticipated to be conducted, except where the failure to have such Intellectual Property has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Knowledge of the Company, except as set forth in Section 3.15(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (whether directly, as a contributory infringer, through inducement or otherwise) has infringed, misappropriated or otherwise violated any Intellectual Property of any Person. Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice (including, without limitation, any "cease and desist" or "invitation to license" letter or notice) or otherwise has Knowledge of any pending or threatened claim, action, suit, order or proceeding, or third party allegation, with respect to any material Intellectual Property, or involving an assertion that the Company or any of its Subsidiaries, any services provided, disclosures made, marketing or advertising materials or activities provided or performed, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of any Person or constitutes unfair competition or trade practices.

          (c)   Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, no Person has challenged, infringed, misappropriated or violated any Intellectual Property owned by and/or licensed (or sublicensed) from or to the Company or any of its Subsidiaries, except where such challenge, infringement, misappropriation or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

          (d)   The consummation of the Transactions will not, except as set forth in Section 3.15(d) of the Company Disclosure Schedule: (i) impair or extinguish any material Intellectual Property owned by or licensed to the Company or any of its Subsidiaries; or (ii) by operation of Law, contractual terms, or other means, cause the Company or any of its Subsidiaries to lose or forfeit any material Intellectual Property granted to the Company or any of its Subsidiaries pursuant to license, or to infringe, misappropriate, or otherwise violate the Intellectual Property of any Person in any material way that would not be infringed, misappropriated or otherwise violated, but for the consummation of the Transactions.

          (e)   The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to own or have the right to use all Intellectual Property arising from the conduct of the business of the Company and its Subsidiaries, and to maintain the confidentiality of all of their trade secrets and confidential information and rights to limit the use or disclosure thereof.

          (f)    For purposes of this Agreement, "Intellectual Property" means all intellectual property rights and industrial rights of any type or nature, however denominated, throughout the world, including without limitation rights in: (A) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing, all common law rights thereto, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (B) inventions and discoveries, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations-in-part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (C) trade secrets and know-how; (D) writings and other works of authorship, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (E) moral rights, database rights, design rights, mask works, industrial property rights, publicity rights and privacy rights; (F) shop rights; and (G) choses in action and administrative rights (such as rights to oppose, interfere, and cancel) arising from the foregoing.

          (g)   Section 3.15(g) of the Company Disclosure Letter contains a true, correct and complete list of all social media accounts operated or maintained by the Company and its Subsidiaries, including in connection with marketing or promoting any products. All use of the social media accounts by or on behalf of the Company and its Subsidiaries complies in all material respects with all (i) terms and conditions and other Contracts applicable to such social media accounts to which the Company and its Subsidiaries are a party or are otherwise bound, and (ii) applicable Law.

          (h)   The Company and its Subsidiaries comply in all material respects with their published privacy policies and internal privacy policies, procedures and guidelines, related contractual obligations with customers and all applicable Laws, in each case relating to data privacy, data collection, data protection and data security, including with respect to the collection, storage, transmission, transfer, disclosure and use of Personal Data. Since January 1, 2012, there has been no material loss, damage, unauthorized access, use, unauthorized transmission, modification, or other misuse of any such Personal Data by the Company, its Subsidiaries or, in connection with their performance of services for the Company, any of their employees or contractors. No Person (including any Governmental Entity) has commenced any action, or, to the Knowledge of the Company, made any written claim, with respect to material loss, damage, unauthorized access, use, modification, or other misuse of any such Personal Data by the Company, its Subsidiaries or, in connection with their performance of services for the Company, any of their employees or contractors. To the Knowledge of the Company, since January 1, 2012, the Company and its Subsidiaries have made all material required disclosures to, and obtained any necessary material consents from, users, customers, employees, contractors, Governmental Entities and other applicable Persons required by applicable Laws related to data privacy, data collection, data protection and data security and has filed any required registrations with the applicable data protection authority. "Personal Data" means: (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver's license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers, device or machine identifier, IP address, or any other piece of information that alone or in combination with other information directly or indirectly collected, held, or otherwise processed by or for the Company allows for the identification or contact with, a natural person or a particular computing device; (ii) any information defined as "personal data", "personally identifiable information", "individually identifiable health information", "protected health information", or "personal information" under any Law; and (iii) any information that is associated, directly or indirectly, with any of the foregoing.

          (i)    Since January 1, 2012, the Company and its Subsidiaries have used commercially reasonable efforts to monitor their information systems, networks, devices, physical infrastructure and facilities, and have implemented reasonable operational, managerial, physical and technical safeguards and controls designed to protect the Intellectual Property of the Company and any Personal Data under their control, where applicable, against loss, damage, and unauthorized and unlawful access, use, modification or other misuse. To the Knowledge of the Company, since January 1, 2012, neither the Company nor its Subsidiaries have suffered a security breach which has compromised in any material respects either the security, confidentiality or integrity of Personal Data under their control or the physical, technical, administrative or organizational safeguards put in place by the Company to protect the security, confidentiality or integrity of Personal Data under their control.

        Section 3.16    Environmental.

          (a)   Except as set forth in Section 3.16 of the Company Disclosure Schedule, the Company and its Subsidiaries are and have been in compliance in all material respects with all Environmental Laws and all Environmental Permits. For purposes of this Agreement, (i) "Environmental Law" shall mean any Law, or any agreement with any Governmental Entity or other Person, relating to (A) the control of any potential pollutant or protection of the air, water or land, (B) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (C) human health and safety, (D) the environment, or (E) Hazardous Substances, (ii) "Environmental Permits" shall mean all permits, licenses and similar authorizations of Governmental Entities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any of its Subsidiaries as conducted as of the date of this Agreement, and (iii) "Hazardous Substance" shall mean any pollutant, contaminant, waste or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying the foregoing characteristics, including any hazardous substance, waste or material regulated under any Environmental Law.

          (b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the Knowledge of the Company, threatened by any Governmental Entity or other Person relating to the Company or any Subsidiary or their respective facilities and relating to or arising out of any Environmental Law or regarding any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations. There are no liabilities or environmental investigatory, remedial or corrective obligations, or other obligations reasonably likely to require any material increase in the expenditure of money by the Company or any of its Subsidiaries in the future to maintain compliance with Environmental Laws, of the Company or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and there is no condition, situation or set of circumstances that would reasonably be expected to result in or be the basis for any such liability or obligation.

          (c)   There has been no environmental investigation, study, audit, test, review or other analysis of which the Company has Knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility leased or previously owned or leased by the Company or any of its Subsidiaries that has not been made available to Parent.

        Section 3.17    Material Contracts.

          (a)   Section 3.17(a) of the Company Disclosure Schedule lists each of the following contracts, agreements, leases and contractual licenses (each, a "Contract"), whether written or oral, to which the Company or any of its Subsidiaries is a party or by which it is bound as of the date of this Agreement and which has any continuing obligation(s) (each such Contract listed or required to be so listed, a "Company Material Contract"):

              (i)  any Contract or series of related Contracts for the purchase, receipt, lease or use of materials, supplies, goods, services, equipment or other assets involving payments by or to the Company or any of its Subsidiaries of more than $100,000 on an annual basis or $250,000 in the aggregate (other than purchase orders arising in the ordinary course of business);

             (ii)  any Contract to sell products or to provide services to third parties which the Company knows or has reason to believe is at a price based on current cost of goods sold which would result in a net loss to the Company on the sale of such products or provision of such services;

            (iii)  any Contract or series of related Contracts involving payments by or to the Company or any of its Subsidiaries of more than $300,000 in the aggregate that requires consent of or notice to a third party in the event of or with respect to the Merger, including in order to avoid a breach or termination of, a loss of benefit under, or triggering a price adjustment, right of renegotiation or other remedy under, any such agreement;

            (iv)  any Contract relating to Indebtedness, whether as borrower, lender or guarantor (other than intercompany agreements between and among the Company and its Subsidiaries);

             (v)  any Contract relating to any interest rate, currency or commodity hedging, swaps, caps, floors and option agreements and other risk management or derivative arrangements;

            (vi)  any material joint venture, profit sharing, partnership agreements or other similar agreements;

           (vii)  any Contracts or series of related Contracts relating to the acquisition or disposition of the securities of any Person, any business or any assets outside the ordinary course of business (whether by merger, sale of stock, sale of assets or otherwise);

          (viii)  any Contract with a Governmental Entity;

            (ix)  all leases or subleases for personal property involving annual expense in excess of $100,000;

             (x)  any Contract that (A) limits the freedom of the Company or any of its Subsidiaries to engage or compete in any line of business or with any Person, in any territory, or in any field of commercial activity or which would so limit the freedom of Parent, the Company or any of their respective Affiliates after the Effective Time or (B) contains exclusivity, "most favored nation", rights of first refusal, rights of first negotiation or similar obligations or restrictions that are binding on the Company or any of its Subsidiaries or that would be binding on Parent or its Affiliates after the Effective Time;

            (xi)  all agreements by the Company or any of its Subsidiaries not to acquire assets or securities of a third party (including standstill agreements) and all agreements by a third party not to acquire assets or securities of the Company or any of its Subsidiaries (including standstill agreements);

           (xii)  any material Contract under which the Company or any of its Subsidiaries has guaranteed any liabilities or obligations of any other Person (other than guarantees by the Company of obligations of its Subsidiaries and guarantees by the Company's Subsidiaries of obligations of the Company or other Subsidiaries of the Company);

          (xiii)  any Contract having the effect of providing that the consummation of the Merger or the execution, delivery or effectiveness of this Agreement will give rise under such Contract to any increased or accelerated rights (including any change of control payment, special bonus, stay bonus, retention bonus, severance payment, or similar compensation that the Company or any of its Subsidiaries has agreed to pay and that becomes due and payable as a result of the consummation of the Merger or the other transactions contemplated by this Agreement, whether due and payable prior to, at or after the Closing (including obligations that are contingent upon both the consummation of the Merger and the occurrence of another event or the passage of time (each, a "Change of Control Obligation"));

          (xiv)  any Contracts with any (A) director of the Company or any of its Subsidiaries; (B) key employee, management employee or officer of the Company, including without limitation for each employee who is one of the 10 most highly compensated employees of the Company and its Subsidiaries; (C) record or beneficial owner of five percent or more of the voting securities of Company; or (D) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) or "associates" (or members of any of their "immediate family") (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such employee, director or beneficial owner; and

            (xv)  any other Contract required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K of the SEC.

          (b)   The Company has prior to the date of this Agreement made available to Parent complete and accurate copies of each Company Material Contract listed, or required to be listed, in Section 3.17(a) of the Company Disclosure Schedule (including all amendments, modifications, extensions and renewals thereto and waivers thereunder). All of the Company Material Contracts are, and immediately following the consummation of the Transactions will remain, valid and binding and in full force and effect (except as set forth in Section 3.17(b) of the Company Disclosure Schedule and except those which are cancelled, rescinded or terminated after the date of this Agreement in accordance with their terms), except where the failure to be in full force and effect has not, and would not reasonably be expected to be, materially adverse to the Company or any of its Subsidiaries, and no notice to terminate, in whole or part, any of the same has been served (nor, to the Knowledge of the Company, has there been any indication that any such notice of termination will be served).

          (c)   Neither the Company nor any of its Subsidiaries has made any oral or written warranties or guarantees with respect to the quality or absence of defects of the products or services which it has sold or performed which are currently in force, except for those warranties or guarantees which are specifically set forth in writing on Section 3.17(c) of the Company Disclosure Schedule and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There are no material claims or requests pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the worth of, quality of or absence of defects in such products or services (nor are there any facts, circumstances or conditions that would reasonably be expected to result in or give rise to any such claims).

        Section 3.18    Title to Assets and Properties.

          (a)   Neither the Company nor its Subsidiaries owns any real property and has not owned title to any real property since January 1, 2012.

          (b)   The Company and its Subsidiaries have (i) good and marketable title to, or (ii) a valid leasehold interest, license or easement in, the material real and personal properties as reflected in the most recent balance sheet included in the Company SEC Documents, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all Liens of any nature except for Permitted Liens.

          (c)   Section 3.18(c) of the Company Disclosure Schedule sets forth the address of each property in which the Company or its Subsidiaries holds a leasehold or subleasehold estate or similar right to use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property which is used in the Company's business (the "Leased Real Property") and true and complete list of all leases, subleases and material licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property (including all material amendments, extensions, renewals, guaranties and other agreements with respect thereto) (the "Leases") have been made available to Parent. Except as set forth in Section 3.18(c) of the Disclosure Schedule, with respect to each of the Leases that is material to the Company or and of its Subsidiaries: (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the Merger does not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) the Company's or its Subsidiary's, as applicable, possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; (iv) neither the Company nor its Subsidiary, as applicable, nor any other party to the Lease is in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (v) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (vi) neither the Company nor its Subsidiary, as applicable, owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such Lease; (vii) the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in (other than as a holder of less than 5% of the Company Stock), the Company or any Subsidiary of the Company; (viii) neither the Company nor any Subsidiary of the Company has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property.

        Section 3.19    Antitakeover Statutes.     The Company has taken all action necessary to exempt or exclude the Merger, this Agreement and the Transactions contemplated by this Agreement from Section 203 of the DGCL, and, accordingly, the restrictions on "business combinations" set forth in such Section will not apply to the Transactions.

        Section 3.20    Affiliate Transactions.     Except as set forth in Section 3.20 of the Company Disclosure Schedule, as of the date of this Agreement, there are no transactions, arrangements or Contracts between the Company or any of its Subsidiaries, on the one hand, and its Affiliates or other Persons (other than its wholly-owned Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

        Section 3.21    No Undisclosed Material Liabilities; Indebtedness.

          (a)   There are no liabilities of the Company or any of its Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability, other than (i) liabilities disclosed and provided for in the Latest Balance Sheet, (ii) liabilities incurred in the ordinary course of business or in connection with the Transactions since December 31, 2014, (iii) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and (iv) liabilities set forth in Section 3.21(a) of the Company Disclosure Schedule. For purposes of this Agreement, the "Latest Balance Sheet" means the balance sheet of the Company and its Subsidiaries as of December 31, 2014 as set forth in the Company SEC Documents.

          (b)   Except as set forth in Section 3.21(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries have any Indebtedness. The term "Indebtedness" for purposes of this Agreement shall mean, with respect to any Person, (i) any liability of that Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and all other amounts payable in connection therewith): (A) for borrowed money; (B) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities; (C) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (D) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with U.S. GAAP; or (E) arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (ii) any guarantee by that Person of any indebtedness of others described in the preceding clause (i) (other than guarantees by the Company of obligations of its Subsidiaries and guarantees by the Company's Subsidiaries of obligations of the Company or other Subsidiaries of the Company); (iii) the maximum liabilities of such Person under any "Off Balance Sheet Arrangement" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act); and (iv) all liabilities to reimburse any bank or other Person for amounts paid under a letter of credit, surety bond, or bankers' acceptance.

        Section 3.22    Brokers.     Except for Duff & Phelps and Piper Jaffray, copies of whose engagement agreements have been provided to Parent prior to the date of this Agreement and the fees and expenses of which will be paid by the Company, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the Transactions.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

        Section 4.1    Conduct of Business Pending the Merger.     Except as required by this Agreement, during the period from the date of this Agreement through the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of its business consistent with past practice and in compliance in all material respects with all applicable Laws and all material governmental authorizations, and use reasonable best efforts to preserve intact its present business organization, keep available the services of its directors, officers and employees and preserve its relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable Law, from the date of this Agreement until the Effective Time, except as otherwise required by this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

            (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or any combination thereof) in respect of, any shares of its capital stock or other securities, or otherwise make any payments to its stockholders in their capacity as such other than dividends or distributions by Subsidiaries to other Subsidiaries or to the Company, (B) split, subdivide, combine, or reclassify any shares of its capital stock, or adjust or amend the terms of any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than the cancellation of Company Stock Options and Company Warrants in connection with their exercise;

           (ii)  issue, deliver, sell, pledge, grant, accelerate, dispose of or otherwise encumber, or authorize the issuance, delivery, sale, grant, acceleration, pledge, disposal or encumbrance of, any Company Securities, other than the issuance of shares of Company Stock upon the exercise of Company Stock Options and Company Warrants that are outstanding on the date of this Agreement in accordance with the terms of those instruments on the date of this Agreement;

          (iii)  amend its charter or by-laws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise);

          (iv)  (A) acquire or agree to acquire, (including by merger, consolidation or acquisition of stock or assets) any interest in any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or any material amount of assets from any other Person (other than purchases of inventory in the ordinary course of business or capital expenditures in accordance with Section 4.1(x)), (B) merge or consolidate with any other Person or (C) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

           (v)  sell, lease, license, mortgage, hypothecate or otherwise dispose or encumber any Subsidiary or any securities, properties or assets, other than (A) the sale of inventory or obsolete equipment in the ordinary course of business consistent with past practice or pursuant to existing Contracts or commitments or (B) properties or assets with a fair value of less than $100,000;

          (vi)  (A) create, incur, assume, suffer to exist or otherwise be liable with respect to any Indebtedness or enter into any "keep well" or other Contract to maintain any financial or similar condition of another Person (except for inter-company borrowings between or among the Company and its Subsidiaries and except for revolving credit borrowings under the Company's current credit facility), (B) make any loan, advance, investment or capital contribution to, or other investment in, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any Person, other than loans, advances, investments and capital contributions to or in its wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices and other than advances of reasonable travel or other business expenses to employees and consultants in the ordinary course of business consistent with past practice or (C) repurchase or repay any Indebtedness (other than ordinary course payments of interest or other amounts under any Contract relating to Indebtedness in existence as of the date of this Agreement and made available to Parent);

         (vii)  (A) terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify, any Company Stock Plans, Company Plans or employment agreements (or any plan or arrangement that would be a Company Stock Plan, Company Plan or employment agreement if in existence on the date hereof), (B) enter into any collective bargaining agreement with any labor organization or union, or (C) increase the salary, wage, bonus or other compensation (including severance obligations) of any directors or any employees or contractors of the Company or any of its Subsidiaries receiving more than $150,000 in yearly compensation, except to the extent required by applicable Law or by any of the Company Plans, Company Stock Plans or employment agreements existing as of the date of this Agreement and made available to Parent;

        (viii)  incur any Change of Control Obligation;

          (ix)  hire any Person to be an officer or employee of the Company or any of its Subsidiaries with an annual base salary in excess of $100,000, or terminate the employment of any officer or employee of the Company or any of its Subsidiaries with an annual base salary in excess of $100,000;

           (x)  incur any capital expenditures or any obligations or liabilities in respect thereof, other than expenditures set forth on Section 4.1 of the Company Disclosure Schedule;

          (xi)  create or incur any material Lien on any asset other than Permitted Liens;

         (xii)  make any change in any method of accounting or accounting principles or practice, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Exchange Act, as approved by the Company's independent public accountants;

        (xiii)  settle, waive or compromise, or offer or propose to settle, waive or compromise, any litigation, investigation, arbitration, or proceeding or claim in any such matter involving or against the Company or any of its Subsidiaries, including any litigation, arbitration, proceeding or dispute that relates to the Transactions;

        (xiv)  pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities and obligations reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

         (xv)  other than in the ordinary course of business, modify, amend, or terminate any Company Material Contract or enter into any contract that would be a Company Material Contract if entered into prior to the date hereof, or waive or assign any of its rights or claims under a Company Material Contract or contract that would be a Company Material Contract if entered into prior to the date hereof;

        (xvi)  enter into any agreement, understanding, or commitment that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including geographic limitations on the Company's or any of its Subsidiaries' activities;

       (xvii)  communicate with employees of the Company or any of its Subsidiaries regarding the future compensation, benefits or other treatment that they will receive following the Closing of the Merger, unless (i) any such communication is mutually agreed by the Company by Parent, (ii) any such communication addresses any employee's right to receive Exchange Amount pursuant to Section 1.5(c) or any employee's treatment of his or her Company Stock Options under Section 5.5, or (iii) any such communication addresses any employee in their capacity as a stockholder of the Company;

      (xviii)  enter into any new line of business;

        (xix)  engage in any other promotional sales or discount activity outside the ordinary course of business;

         (xx)  except as required by Law, take any action which the Company would reasonably expect to result in any of the conditions to the Merger set forth in this Agreement not being satisfied or that would reasonably be expected to prevent, delay or impair the ability of the Company to consummate the Merger;

        (xxi)  implement any employee layoffs that could implicate the WARN Act or any similar foreign, state, or local law, regulation, or ordinance;

       (xxii)  grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business consistent with past practice;

      (xxiii)  (A) make any material Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any accounting method that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Tax Returns in prior periods, (B) settle or resolve any Tax controversy, (C) file any amended Tax Return, (D) enter into any agreement (including, without limitation, a closing agreement) with respect to Taxes, (E) surrender any right to claim a refund of Taxes, (F) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, (G) make or request any Tax ruling, (H) enter into any Tax sharing or similar agreement or arrangement, (I) enter into any transactions giving rise to a deferred gain or loss, or (J) settle any Tax claim or assessment; or

      (xxiv)  agree, resolve or commit to do any of the foregoing.

        Section 4.2    No Solicitation.

          (a)   From the date of this Agreement until the earlier of the Effective Time or the date on which the Agreement is terminated, the Company shall not, and shall cause its Subsidiaries and Affiliates and its and their officers, directors, employees, investment bankers, attorneys, accountants, consultants and other agents, advisors or representatives (collectively, "Representatives") not to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar instrument constituting or relating to any Acquisition Proposal (an "Alternative Acquisition Agreement"), or (iii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal. The Company shall, and shall cause its Subsidiaries and its Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Acquisition Proposal. Furthermore, neither the Board of Directors of the Company nor any committee of the Board of Directors with authority to approve an Acquisition Proposal shall (A) adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal, (B) fail to publicly recommend against any Acquisition Proposal to the extent the Acquisition Proposal has been made public, or (C) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 under the Exchange Act within ten days after the commencement of any tender offer in connection with such Acquisition Proposal (any action described in the foregoing clauses (A) through (C), an "Adverse Recommendation Change"). For purposes of this Agreement, (A) "Acquisition Proposal" shall mean, other than the Transactions, any offer, proposal or inquiry relating to, or any Third Party indication of interest in, (1) any acquisition or purchase, direct or indirect, of 30% or more of the consolidated assets of the Company and its Subsidiaries (or to which 30% or more of the Company's revenues on a consolidated basis are attributable), or over 30% of the voting securities of the Company, (2) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 30% or more of the voting securities of the Company, (3) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or (4) any other transaction the consummation of which would be reasonably expected to prevent the consummation of the Merger, and (B) "Third Party" shall mean any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates, and the directors, officers, employees, agents and advisors of such Person, acting in such capacity.

          (b)   Notwithstanding Section 4.2(a), at any time prior to the adoption of this Agreement by the Company's stockholders, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may, subject to compliance with Section 4.2(c), (i) engage in negotiations or discussions with any Third Party that, subject to the Company's compliance with this Section 4.2, has made after the date of this Agreement a Superior Proposal or an unsolicited bona fide Acquisition Proposal that the Board of Directors of the Company reasonably believes

  (after considering the advice of its financial advisors and outside legal counsel) will lead to a Superior Proposal, (ii) thereafter furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (a copy of which agreement shall be provided, promptly after its execution, for information purposes only to Parent); and (iii) make an Adverse Recommendation Change with respect to such Acquisition Proposal, but only if the Board of Directors of the Company determines in good faith by a majority vote, after considering advice from outside legal counsel to the Company, that such action is necessary in order for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable Law. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with the requirements of Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal, provided, however, that the Company shall not effect or disclose pursuant to such rules or otherwise a position which constitutes an Adverse Recommendation Change unless specifically permitted by this Section 4.2. For purposes of this Agreement, "Superior Proposal" shall mean any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock on terms that the Board of Directors of the Company determines in good faith by a majority vote, after considering the advice of its financial advisors and outside legal counsel and taking into account all the terms and conditions of the Acquisition Proposal would result in a transaction (A) that, if consummated, is more favorable to Company's stockholders from a financial point of view than the Merger or, if applicable, any proposal by Parent to amend the terms of this Agreement taking into account all the terms and conditions of such proposal and this Agreement (including the expected timing and likelihood of consummation, taking into account any governmental and other approval requirements), (B) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the Person making the proposal, any approval requirements (including stockholder approvals) and all other financial, legal and other aspects of such proposal and (C) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of the Company. The Company shall provide any commercially sensitive non-public information to any competitor in connection with the actions contemplated by this Section 4.2(b) in a manner consistent with the Company's past practice in dealing with the disclosure of such information in the context of competition sensitive Acquisition Proposals.

          (c)   The Company shall notify Parent promptly (and, in any event, within 48 hours) after receipt by the Company (or any of its Representatives) of any Acquisition Proposal, which notice shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal (including, if applicable, copies of any written proposals or offers, including proposed agreements), and the Company shall keep Parent reasonably informed on a prompt basis of any material developments, discussions or negotiations regarding any Acquisition Proposal (including any material amendments thereto and any change in the Company's intentions as previously notified) and shall provide copies of all written proposals or offers, including proposed agreements.

          (d)   The Board of Directors of the Company shall not (i) make an Adverse Recommendation Change in response to any Acquisition Proposal or (ii) terminate this Agreement pursuant to Section 7.1(f) to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, unless (A) the Company has complied with its obligations under this Section 4.2 with respect to such Acquisition Proposal, (B) the Company promptly notifies Parent in writing, at least four business days before taking such action, of the determination of the Board of Directors of the Company that such Acquisition Proposal constitutes a Superior Proposal and of its intention to take such action, attaching the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and the identity of the Third Party making such

  Superior Proposal, and (C) during such four business day period, the Company negotiates with Parent in good faith and uses its reasonable best efforts to cause its Representatives to negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, such that such Acquisition Proposal would cease to constitute a Superior Proposal (it being understood and agreed that any material amendment to the financial terms or other material terms of such Superior Proposal or any new Superior Proposal in response to any amendment to this Agreement shall require a new written notification from the Company; provided that the requirement for a four business day period under this Section 4.2(d) shall be reduced to two business days). Nothing in this Agreement shall limit the Company's ability to provide a Third Party making a Superior Proposal with rights similar to the provisions of this Section 4.2.

ARTICLE V

ADDITIONAL AGREEMENTS

        Section 5.1    Proxy Statement; Stockholder Meeting.

          (a)   As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file the Company Proxy Statement with the SEC. The Company shall provide Parent with a reasonable opportunity to review and comment on the Company Proxy Statement prior to filing. The Company shall use reasonable best efforts as promptly as reasonably practicable (and after consultation with Parent) to respond to any comments made by the SEC with respect to the Company Proxy Statement. The Company shall provide Parent with a reasonable opportunity to review and comment on any responses to comments from the SEC on the Company Proxy Statement or any amendments or supplements to the Company Proxy Statement prior to the filing of such responses, amendments or supplements. The Company shall use reasonable best efforts to cause the Company Proxy Statement (substantially in the form last filed and/or cleared) to be filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and then to be disseminated to the stockholders of the Company pursuant to the SEC's rules as promptly as practicable after the latest of (i) confirmation from the SEC that it has no further comments on the Company Proxy Statement, (ii) confirmation from the SEC that the Company Proxy Statement will not to be reviewed or (iii) expiration of the 10-day period after filing in the event the SEC does not review the Company Proxy Statement.

          (b)   If, at any time prior to the Effective Time, the Company or Parent identifies any information that should be set forth in an amendment or supplement to the Company Proxy Statement so that the Company Proxy Statement does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party discovering this information shall, as promptly as reasonably practicable, notify the other parties to this Agreement and, to the extent required by Law, the Company shall cause an appropriate amendment or supplement describing this information, as promptly as reasonably practicable, to be filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

          (c)   Subject to the requirements of the DGCL and the SEC, as soon as reasonably practicable following the completion of the Company Proxy Statement, the Company will duly call, give notice of, convene and hold a meeting of stockholders (the "Company Stockholder Meeting") for the purpose of voting on the approval and adoption of this Agreement and approving the Merger. Subject to Section 4.2, the Board of Directors of the Company shall recommend approval and adoption of this Agreement and approval of the Merger by the Company's stockholders and, subject to Section 4.2, shall not withdraw or modify, or propose to withdraw or modify in a manner adverse to Parent, such recommendation. In connection with such meeting, the Company shall

  (a) use reasonable best efforts to obtain the Company Stockholder Approval, and (b) otherwise comply with all legal requirements applicable to such meeting.

        Section 5.2    Stockholder Litigation.     In the event that any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief as a result of, the Merger, this Agreement or the other transactions contemplated hereby ("Transaction Litigation") is brought against the Company and/or the members of the Board of Directors of the Company prior to the Effective Time, the Company shall promptly notify Parent thereof and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense or settlement of any Transaction Litigation, and the Company shall not settle, compromise, come to an arrangement regarding or agree to settle, compromise or come to an arrangement regarding any Transaction Litigation, without Parent's prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

        Section 5.3    Access to Information.     Subject to applicable Law, during the period from the date of this Agreement through the Effective Time, (a) the Company shall, and shall cause its Subsidiaries to, give to Parent, its accountants, auditors, counsel, financial advisors and other authorized representatives reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours and upon reasonable notice, all of the Company's offices, properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants), and (b) during such period, the Company shall furnish promptly to Parent, its accountants, auditors, counsel, financial advisors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request. All information obtained pursuant to this Section 5.3 shall be subject to the Confidentiality Agreement between Parent and the Company dated March 24, 2015 (the "Confidentiality Agreement").

        Section 5.4    Fees and Expenses.

          (a)   Except as provided in this Section 5.4, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses. All printing expenses shall be paid by the Company. Costs and expenses incurred in connection with this Agreement and the Transactions will not reduce the Exchange Amount.

          (b)   If Parent terminates this Agreement pursuant to breaches of covenants by the Company as provided in Section 7.1(b), or breaches of representations and warranties by the Company as provided in Section 7.1(c), or the Company terminates this Agreement in connection with a Superior Proposal pursuant to Section 7.1(f), then the parties agree that Parent will have suffered a loss of an incalculable nature and amount, unrecoverable in law, and the Company shall promptly pay Parent (by wire transfer of immediately available funds) a fee of $2,072,400 (the "Company Termination Fee"); provided that, if the Company terminates this Agreement in connection with a Superior Proposal pursuant to Section 7.1(f), then the Company Termination Fee shall be payable at the time of termination.

          (c)   If Parent terminates this Agreement pursuant to Sections 7.1(d), 7.1(e) or 7.1(g), and, in all such cases, after the date hereof, an Acquisition Proposal for the Company had been made publicly and within twelve (12) months after such termination the Company has consummated any Acquisition Proposal for the Company, then the parties agree that Parent will have suffered a loss of an incalculable nature and amount, unrecoverable in law, and the Company shall promptly pay Parent (by wire transfer of immediately available funds) the Company Termination Fee upon consummation of such Acquisition Proposal.

          (d)   If the Company terminates this Agreement pursuant to breaches of covenants by Parent or Sub as provided in Sections 7.1(b), or breaches of representations and warranties by Parent or Sub as provided in Section 7.1(c), then the parties agree that the Company will have suffered a loss of an incalculable nature and amount, unrecoverable in law, and Parent shall promptly pay the Company (by wire transfer of immediately available funds) a fee of $2,072,400 (the "Parent Termination Fee").

          (e)   The parties acknowledge that the agreements contained in this Section 5.4 are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails promptly to pay any amount due to the another party pursuant to this Section 5.4, it shall also pay any costs and expenses incurred by such other party in connection with a legal action to enforce this Agreement that results in a judgment against the nonpaying party for such amount.

        Section 5.5    Company Options and Company Warrants.     As of the Effective Time, each Company Stock Option and each Company Warrant which is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be cancelled by the Company in consideration for which the holder of any such Company Stock Option or Company Warrant that (a) is vested and exercisable as of immediately prior to the Effective Time (taking into account any acceleration upon an acquisition or a change of control), and (b) has an exercise or purchase price per share of Company Stock subject to such Company Stock Option or Company Warrant that is less than the Exchange Amount, shall thereupon be entitled to receive promptly (but in no event later than five days) after the Effective Time, a cash payment from the Surviving Corporation (for Company Stock Options) or the Exchange Agent (for Company Warrants) in respect of such cancellation in an amount (if any) equal to the product of (x) the number of shares of Company Stock subject to such Company Stock Option or Company Warrant and (y) the excess of the Exchange Amount over the exercise or purchase price per share of Company Stock subject to such Company Stock Option or Company Warrant, subject to and reduced by all applicable federal, state and local Taxes required to be withheld by the Company. All Company Stock Options or Company Warrants that are not vested and exercisable as of immediately prior to the Effective Time (taking into account any acceleration upon an acquisition or change of control), or that have an exercise or purchase price per share of Company Stock subject to such Company Stock Option or Company Warrant that is equal to or greater than the Exchange Amount, shall be forfeited and cancelled for no consideration as of the Effective Time. All restrictions on shares of Company Stock granted pursuant to a Company Stock Plan shall lapse immediately prior to the Effective Time. At or prior to the Effective Time, the Company's Board of Directors (or a committee thereof) will adopt amendments to, or make determinations with respect to, the Company Stock Plans, individual agreements evidencing the grant of Company Stock Options or Company Plans, to the extent necessary, and take all other actions, as it may reasonably deem to be necessary, to implement the provisions of this Section 5.5.

        Section 5.6    Reasonable Best Efforts.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective expeditiously the Merger and the other Transactions, including, but not limited to: (i) preparing and filing as promptly as practicable with any Governmental Entity or other third party all documentation to effect all necessary filings, notices, statements, registrations, submissions of information, applications and other documents that are necessary, proper or advisable to consummate the Transactions, (ii) obtaining and maintaining all consents, approvals, registrations, permits, authorizations, confirmations and waivers required to be obtained from any Governmental Entity or other third party that are necessary, proper or advisable to consummate the Transactions, and (iii) cooperating to the extent reasonable with the other parties in their efforts to comply with their obligations under this Agreement.

          (b)   The Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the Transactions, and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

        Section 5.7    Public Announcements.     Neither Parent nor the Company will issue (and will instruct their respective representatives not to issue) any press release, make any other public statement, or schedule any press conference or conference call with investors or analysts with respect to this Agreement or the Transactions without prior consultation with the other party, and, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rule of Nasdaq, neither shall issue (and shall instruct their respective representatives not to issue) any such press release, make any such other public statement or schedule any such press conference or conference call before such consultation.

        Section 5.8    De-Listing and De-Registration.     Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Company Stock from Nasdaq and the deregistration of the Company Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Closing.

        Section 5.9    Indemnification; Directors and Officers Insurance.

          (a)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided, however, that Parent and the Surviving Corporation shall not have any obligation under this Agreement to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable Law.

          (b)   Any Indemnified Party wishing to claim indemnification under Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation thereof, but the failure to so notify shall not relieve Parent and the Surviving Corporation of any liability they may have to such Indemnified Party except to the extent such failure prejudices Parent or the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent.

          (c)   Parent shall cause the Surviving Corporation to and the Surviving Corporation shall maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time ("D&O Insurance") with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage for a period of six years after the Effective Time; provided, however, that in lieu of such coverage, Parent may substitute a prepaid "tail" policy for such coverage, which the Company agrees to obtain prior to the Effective Time upon request of Parent. Prior to the Effective Time, the Company shall assist Parent as requested in determining the manner in which Parent will comply with the obligations of this Section 5.9(c), but the Company shall not modify, increase, or extend its D&O Insurance for any period beyond the current policy period (and, to the extent the current period would lapse prior to the Effective Time, one year beyond the current period), obtain any "tail" policy or obtain new D&O Insurance or prepay any D&O Insurance, without Parent's prior consent, and Parent shall not at any time be required to procure any coverage for an annual premium of 200% of the current annual premium paid by the Company for its existing coverage.

          (d)   If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations set forth in this Section 5.9.

          (e)   The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

        Section 5.10    Notification of Certain Matters.     Each of the Company and Parent shall promptly notify the other of:

          (a)   any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

          (b)   any notice or other communication from any Governmental Entity in connection with the Transactions;

          (c)   any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Transactions;

          (d)   any inaccuracy of any representation or warranty contained in this Agreement at any time during the term of this Agreement that would reasonably be expected to cause the conditions set forth in Sections 6.2 or Section 6.3 not to be satisfied; and

          (e)   any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving that notice.

        Section 5.11    Employee Benefit Plans and Agreements.

          (a)   Parent shall take all necessary action so that, throughout the 12-month period beginning at the Effective Time, the Company, the Surviving Corporation and their Subsidiaries maintain for each person who is an employee of the Company or any of its Subsidiaries as of the Effective Time (including each such person who is on vacation, temporary layoff, approved leave of absence, sick leave or short- or long-term disability) (a "Retained Employee"), employee benefits that are substantially comparable in the aggregate as the benefits provided to the Retained Employee under the Company Plans immediately prior to the Effective Time. Parent shall take all necessary action so that after the Effective Time each Retained Employee shall continue to be credited with the unused vacation and sick leave credited to such employee through the Effective Time under the applicable vacation and sick leave policies of the Company and its Subsidiaries, and Parent shall permit or cause the Surviving Corporation and their Subsidiaries to permit such employees to use such vacation and sick leave on the same basis as such vacation and sick leave was usable prior to the Effective Time. Parent shall take all necessary action so that, for all purposes under each employee benefit plan maintained by Parent or any of its Subsidiaries in which employees or former employees of the Company and its Subsidiaries become eligible to participate upon or after the Effective Time, each such person shall be given credit for all service with the Company and its Subsidiaries (or all service credited by the Company or its Subsidiaries) (for purposes of eligibility and vesting, but not benefit accrual) to the same extent as if rendered to Parent or any of its Subsidiaries, except where credit result in duplication of benefits.

          (b)   Nothing in this Agreement shall confer upon any Retained Employee any right to continue in the employ or service of the Surviving Corporation or any Affiliate of the Surviving Corporation, or shall restrict in any way the rights of the Surviving Corporation, which rights are hereby expressly reserved, to discharge or terminate the services of any Retained Employee at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 5.11 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan or Parent employee benefit plan, or (ii) create any third party rights in any current or former employee, director or other service provider of the Surviving Corporation, Parent or any of their respective Affiliates (or any beneficiaries or dependents thereof).

        Section 5.12    FIRPTA Certificate.     On or prior to the Closing, the Company shall have delivered to Parent, in a form reasonably acceptable to Parent, a properly completed and executed certificate satisfying Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c) certifying that the shares in the Company are not interests in "United States real property interests" within the meaning of Section 897(c) of the Code.

ARTICLE VI

CONDITIONS PRECEDENT TO THE MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or, to the extent permissible, waiver) of the following conditions:

          (a)    Stockholder Approval.     Company Stockholder Approval shall have been duly obtained.

          (b)    Authorizations and Consents.     All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the Transactions illegal, shall have been obtained, shall have been made or shall have occurred.

          (c)    No Order or Transaction Litigation.     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect, and no Transaction Litigation shall be pending.

        Section 6.2    Additional Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger shall be subject to the fulfillment (or, to the extent permissible, waiver by the Company) of the following conditions: (i) each of Parent and Sub shall have performed in all material respects each of its material agreements contained in this Agreement required to be performed at or prior to the Effective Time, and (ii) each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at the Effective Time as if made as of such time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date).

        Section 6.3    Additional Conditions to Obligations of Parent and Sub to Effect the Merger.     (a) The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment (or, to the extent permissible, waiver by Parent) of the following conditions: (i) the Company shall have performed in all material respects each of its material agreements contained in this Agreement required to be performed at or prior to the Effective Time, (ii) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at the Effective Time as if made as of such time (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) except with respect to the representations and warranties set forth in Section 3.2(a), which shall be true in all respects other than de minimis errors or errors which have no adverse effect on Parent, and (iii) there shall not have occurred and be continuing as of the Effective Time any event which has had or would reasonably be expected to have a Material Adverse Effect on the Company.

          (b)   The Company shall have filed all Company filings required to be filed with the SEC prior to the Effective Time.

          (c)   Consent under the Citizens' Loan Agreement (as defined in the Company Disclosure Schedule).

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of this Agreement and the Merger by the stockholders of the Company:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by Parent if the Company has failed to perform any covenant or agreement contained in this Agreement, which failure causes the condition set forth in Section 6.3(i) not to be satisfied and such condition is incapable of being satisfied by the End Date; or by the Company if Parent or Sub has failed to perform any covenant or agreement contained in this Agreement, which failure causes the condition set forth in Section 6.2(i) not to be satisfied and such condition is incapable of being satisfied by the End Date;

          (c)   by Parent if there has been a breach by the Company of any representation or warranty which breach causes the condition set forth in Section 6.3(ii) not to be satisfied and such condition is incapable of being satisfied by the End Date; or by the Company if there has been a breach by

  Parent or Sub of any representation or warranty which breach causes the condition set forth in Section 6.2(ii) not to be satisfied and such condition is incapable of being satisfied by the End Date;

          (d)   by Parent or the Company if: (i) the Merger has not been effected on or prior to the close of business on August 13, 2015 (the "End Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred by such date; or (ii) there shall be any applicable Law that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) enjoins the Company or Parent from consummating the Merger and such enjoinment shall have become final and nonappealable;

          (e)   by Parent or the Company if the stockholders of the Company do not approve and adopt this Agreement at the Company Stockholder Meeting or at any reconvened meeting after adjournment or postponement of the Company Stockholder Meeting;

          (f)    by the Company if the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a written agreement concerning a Superior Proposal; provided, that the Company shall pay any amounts due pursuant to Section 5.4(b) in accordance with the terms, and at the times, specified therein; or

          (g)   by Parent, if (i) there shall have been an Adverse Recommendation Change (provided, however, with respect to clause (B) of the definition of Adverse Recommendation Change, the Parent has provided the Company with at least two business days' notice of Parent's intent to terminate this Agreement and the Company has not publicly recommended against the subject Acquisition Proposal prior to the end of such two business day period), or (ii) the Company shall have knowingly and willfully breached any of its obligations under Section 4.2 in any material respect, or (iii) the Board of Directors of the Company shall have publicly withdrawn its approval of this Agreement or the Merger.

        The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party.

        Section 7.2    Effect of Termination.     If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party (except as provided in Section 5.4(b), and Section 8.11 and except with respect to any fraud, or any willful and material breach of this Agreement by any party). The provisions of Section 5.4(b), this Section 7.2, Article VIII and the Confidentiality Agreement shall survive any termination pursuant to Section 7.1.

        Section 7.3    Amendment.     This Agreement may be amended by the parties to this Agreement at any time before or after approval of this Agreement and the Merger at the Company Stockholder Meeting, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

        Section 7.4    Waiver.     No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

 ARTICLE VIII

GENERAL PROVISIONS

        Section 8.1    Non-Survival of Representations and Warranties.     The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

        Section 8.2    Notices.     All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, (ii) the first business day after being delivered to an overnight courier, (iii) when telecopied or emailed during a business day (with a confirmatory copy sent by overnight courier), or (iv) the next business day after being telecopied or emailed outside of a business day (provided a confirmatory copy is sent by overnight courier). Such notices and communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to Parent or Sub, to

      Dover Saddlery Holdings, Inc.
      c/o Webster Capital Fund III, L.P.
      Attention: Donald Steiner
      Facsimile No.: (781-419-1516
      Email: dsteiner@webstercapital.com

      with a copy to:
      Goodwin Procter LLP

      53 State Street
      Boston, MA 02109-2802
      Attention:  John R. LeClaire
                          Jared G. Jensen
      Facsimile No.: (617) 523-1231
      Email:  jleclaire@goodwinprocter.com
                    jjensen@goodwinprocter.com

  (b)
  if to the Company, to

      Dover Saddlery, Inc.
      525 Great Road
      Littleton, Massachusetts 01460
      Attention: Stephen Day
      Facsimile No.: (978) 952-8063
      Email: sday@doversaddlery.com

      with a copy to:

      Bartlit Beck Herman Palenchar & Scott LLP
      1899 Wynkoop Suite 800
      Denver, Colorado 80202
      Attention: Thomas R. Stephens
      Facsimile No.: (303) 592-3140
      Email: thomas.stephens@bartlit-beck.com

        Section 8.3    Interpretation.     When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, list of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include,"

"includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 8.4    Counterparts.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.5    Entire Agreement; No Third-Party Beneficiaries.     This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, except as provided in the next sentence, is not intended to confer any rights or remedies on any Person other than the parties to this Agreement. The parties to this Agreement expressly intended the provisions of Section 5.9 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third Persons referred to in, or intended to be benefited by such provision.

        Section 8.6    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 8.7    Binding Effect; Assignment.     The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party.

        Section 8.8    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions may be consummated as originally contemplated to the fullest extent possible.

        Section 8.9    Company Disclosure Schedule; Parent Disclosure Schedule.     The parties agree that disclosure of any item, matter or event in a particular Section of the Company Disclosure Schedule or Parent Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement, and (b) any other representation and warranty of such party that is contained in another Section this Agreement, but only to the extent that it would be reasonably apparent to a reader (without independent knowledge and without reference to the text of any documents referenced in such disclosures) that such disclosure would on its face be appropriately responsive to such other Section or subsection.

        Section 8.10    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

        Section 8.11    Remedies.

        (a)    Remedies of Parent and Sub.

            (i)    Specific Performance.     Prior to the valid termination of this Agreement pursuant to Article VII, Parent and Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, including the Company's obligation to consummate the Merger.

            (ii)    Company Termination Fee.     Parent shall be entitled to payment of the Company Termination Fee if and when payable under Section 5.4.

            (iii)    Damages.     Other than in the case of fraud or willful and material breach of this Agreement, in no event shall Parent, Sub or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing have the right to seek or obtain money damages or expense reimbursement under this Agreement (whether at law or in equity, in contract, in tort or otherwise) from the Company or any of its equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates, other than the right of Parent and Sub to payment of the Company Termination Fee if and when payable under Section 5.4.

          (b)    Remedies of the Company.

            (i)    Specific Performance.     Prior to the valid termination of this Agreement pursuant to Article VII, and other than with respect to any right to cause Parent and Sub to consummate the Merger (which shall not be subject to any claim for specific performance by the Company, its officers, directors, employees, stockholders, agents or representatives or any other Person), the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Sub and to enforce specifically the terms and provisions hereof (including, but not limited to, demanding Parent and Sub pay the Parent Termination Fee).

            (ii)    Parent Termination Fee.     The Company shall be entitled to payment of the Parent Termination Fee if and when payable under Section 5.4.

            (iii)    Damages.     Other than in the case of fraud or willful and material breach of this Agreement, in no event shall the Company or any of its Subsidiaries or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates of any of the foregoing have the right to seek or obtain money damages or expense reimbursement under this Agreement (whether at law or in equity, in contract, in tort or otherwise) from Parent, Sub or Sponsor or any of their respective equityholders, officers, directors, employees, agents, controlling persons, assignees or Affiliates, other than the right of the Company to payment of the Parent Termination Fee if and when payable under Section 5.4.

          (c)   The parties agree that irreparable damage would occur in the event that any of the provisions under this Agreement to which the right of specific performance is applicable were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Each party hereby agrees, solely to the extent specific performance is available to it under this Section 8.11, not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 8.11. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction sought in accordance with the terms of this Section 8.11.

          (d)   The parties hereto acknowledge and agree that the remedies provided for in this Section 8.11 shall be the parties' sole and exclusive remedies for any breaches this Agreement or any claims relating to the transactions contemplated hereby. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted by applicable law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against the other party or any of its representatives arising under or based upon any federal, state or local law (including any securities law, common law or otherwise) for any breach of the representations and warranties or covenants contained in this Agreement.

        Section 8.12    Jurisdiction.     The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the United States District Court for the District of Delaware or any Delaware State court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.2 shall be deemed effective service of process on such party.

[Remainder of page intentionally left blank; signature page attached.]

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

Dover Saddlery Holdings, Inc.,
By:	/s/ DONALD STEINER
	Name:	Donald Steiner
	Its:	President

Dover Saddlery Merger Sub, Inc.,
By:	/s/ DONALD STEINER
	Name:	Donald Steiner
	Its:	President

Dover Saddlery, Inc.,
By:	/s/ STEPHEN L. DAY
	Name:	Stephen L. Day
	Its:	President

Signature Page to Agreement and Plan of Merger

Annex B
Section 262 of the General Corporation Law of the State of Delaware

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either

  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease.

Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M85077-P63773 C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 DOVER SADDLERY, INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2015. 3. To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of April 13, 2015, by and among Dover Saddlery, Inc., a Delaware corporation, Dover Saddlery Holdings, Inc., a Delaware corporation (“Buyer”), and Dover Saddlery Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer. 4. To approve, on an advisory non-binding basis, specific compensation that may be paid or become payable to the named executive officers of Dover Saddlery, Inc. in connection with the transactions contemplated by the merger agreement. 5. To approve the adjournment of the annual meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to approve and adopt the merger agreement. 6. To transact such other business as may properly come before the annual meeting or any other adjournments or postponements thereof. For All Withhold All For All Except ! ! ! 01) Gregory F. Mulligan 02) Kevin K. Albert 1. Election of Directors Nominees The Board of Directors recommends you vote FOR the following Class I Directors: The Board of Directors recommends you Vote FOR proposals 2, 3, 4, 5 and 6. ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain ! ! ! ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FuTuRE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

M85078-P63773 Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Please mark the boxes on this proxy card to indicate how the shares will be voted, then sign the card, detach it and return it in the enclosed postage-paid envelope. Your printed Proxy Ballot must be received prior to the Annual Meeting of Stockholders to be held May 29, 2015. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report/10-K are available at www.proxyvote.com. DOVER SADDLERY, INC. Proxy For Annual Meeting Of Stockholders May 29, 2015 This Proxy Is Solicited On Behalf Of The Board Of Directors The undersigned appoints John W. Mitchell and Stephen L. Day, and either of them, with full powers of substitution, attorneys and proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Stockholders of Dover Saddlery, Inc., to be held at the Westford Regency and Conference Center, 219 Littleton Road, Westford, Massachusetts 01886, on Friday, May 29, 2015 at 10:00 a.m., and any adjournments or postponements thereof with all the powers the undersigned would possess if personally present. The shares represented by this proxy will be voted in the manner directed. unless revoked or otherwise instructed, the shares represented by this proxy will be voted "FOR" the proposals. Continued and to be signed on reverse side